As filed with the Securities and Exchange
                                                     Commission on June 26, 2006
                                      An Exhibit List can be found on page II-4.
                                                     Registration No. 333-124325



                 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
--------------------------------------------------------------------------------


                                 AMENDMENT NO. 4
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------


                             CAPE SYSTEMS GROUP, INC.
                  (Name of small business issuer in its charter)

        New Jersey                        7372                   22-2050350
(State or other Jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
    of Incorporation or        Classification Code Number)   Identification No.)
       Organization)

                                3619 Kennedy Road
                       South Plainfield, New Jersey 07080
                                 (908) 756-2000
(Address and telephone number of principal executive offices and principal place of business)

                    Nicholas R. Toms, Chief Executive Officer
                            CAPE SYSTEMS GROUP, INC.
                                3619 Kennedy Road
                       South Plainfield, New Jersey 07080
                                 (908) 756-2000
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. |_|   ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. |_|   ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. |_|   ________

If delivery  of the  prospectus  is expected to be made  pursuant to Rule 434,
please check the following box. |_|   ________

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
    Title of each class of           Amount to be       Proposed         Proposed         Amount
  securities to be registered         registered        maximum          maximum            of
                                          (1)           offering         aggregate     registration
                                                       price per        offering           fee
                                                      per share(2)       price
--------------------------------------------------------------------------------------------------
Common stock, $.005 par value       370,000,000 (3)       $.085        $31,450,000       $3,701.67
issuable upon conversion of
the secured convertible notes (7)
--------------------------------------------------------------------------------------------------
Common stock, $.005 par value        55,400,000 (4)       $.085         $4,709,000         $554.25
issuable upon conversion of
the class C-1 convertible
preferred stock
--------------------------------------------------------------------------------------------------
Common stock, $.005 par value       423,100,000 (4)       $.085        $35,963,500       $4,232.90
issuable upon conversion of
the class D convertible
preferred stock
--------------------------------------------------------------------------------------------------
Common stock, $.005 par value         6,000,000 (5)       $.11            $660,000          $77.68
issuable upon exercise of
warrants
--------------------------------------------------------------------------------------------------
Common stock, $.005 par value         3,700,000 (6)       $.09            $333,000          $39.19
issuable upon exercise of
warrants
--------------------------------------------------------------------------------------------------
                          Total     858,200,000                        $73,115,500       $8,605.69
--------------------------------------------------------------------------------------------------

      (1) Includes shares of our common stock, par value $0.005 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

      (2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on April 22, 2005, which was $.085 per share.

      (3) Includes a good faith estimate of the shares underlying secured convertible notes to account for market fluctuations.

      (4) Includes a good faith estimate of the shares underlying class C-1 and class D convertible preferred stock to account for market fluctuations.

      (5) Includes a good faith estimate of the shares underlying warrants exercisable at $.11 per share to account for antidilution and price protection adjustments.

      (6) Includes a good faith estimate of the shares underlying warrants exercisable at $.09 per share to account for antidilution and price protection adjustments.

      (7) Issuable pursuant to the securities purchase agreements dated April 28, 2004 and January 11, 2005, as amended.

                     -------------------------------------

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 26, 2006


                            CAPE SYSTEMS GROUP, INC.
                              858,200,000 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders of up to 858,200,000 shares of our common stock, including up to 370,000,000 shares of common stock underlying secured convertible notes in a principal amount of $4,387,526, up to 55,400,000 shares of common stock underlying class C-1 convertible preferred stock, up to 423,100,000 shares of common stock underlying class D convertible preferred stock and up to 9,700,000 issuable upon the exercise of common stock purchase warrants. The class C-1 convertible preferred stock and the class D convertible preferred stock are convertible into our common stock at the lower of $0.30 or 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. $2,537,526 of the secured convertible notes are convertible into our common stock at the lower of $0.30 or 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The remaining $1,850,000 of the secured convertible notes are convertible into our common stock at the lower of $0.09 or 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.


      Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "CYSG". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on June 21, 2006, was $.02.


      Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ________, 2006.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Cape Systems Group, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS



Cautionary Note Regarding Forward-Looking Statements                         3
Prospectus Summary                                                           4
Risk Factors                                                                 7
Use Of Proceeds                                                             13
Market For Common Equity And Related Stockholder Matters                    20
Management's Discussion And Analysis Of Financial Condition And Results
  Of Operations                                                             21
Description Of Business                                                     32
Description Of Properties                                                   39
Legal Proceedings                                                           40
Management                                                                  42
Executive Compensation                                                      43
Certain Relationships And Related Transactions                              45
Security Ownership Of Certain Beneficial Owners And Management              46
Description Of Securities                                                   48
Commission's Position On Indemnification For Securities Act Liabilities     50
Plan Of Distribution                                                        51
Selling Stockholders                                                        53
Legal Matters                                                               60
Experts                                                                     60
Available Information                                                       60
Index to Consolidated Financial Statements                                  61

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

      In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

      Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                            CAPE SYSTEMS GROUP, INC.

      We are a provider of supply chain management technologies, including enterprise software systems and applications, and software integration solutions, that enable our customers to manage their order, inventory and warehouse management needs, consultative services, and software and hardware service and maintenance. We serve our clients through two general product and service lines: (1) enterprise solutions; and (2) service and maintenance for our products and services, including service and maintenance of software and hardware we resell for third parties. Our enterprise solutions include a suite of Java-architected software applications, applications devoted to the AS/400 customer base, as well as a portfolio of "light-directed" systems for inventory, warehouse and distribution center management. We provide a full range of software and hardware services and maintenance on a 24-hour, 7-days a week, 365-days a year basis, including the provision of wireless and wired planning and implementation services for our customers' facilities.

      For the years ended September 30, 2005 and 2004, we generated revenues in the amount of approximately $3,779,000 and $2,566,000 and net losses of approximately $6,795,000 and $2,185,000, respectively. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity, our Independent Registered Public Accounting Firm, in their report dated January 13, 2006, have expressed substantial doubt about our ability to continue as going concern. Based upon our current capital resources, we believe we can only continue to operate at our current level of operations until September 2006. We anticipate that we will need an additional $2 million to fund our continued operations for the next 12 months, depending on revenues from our operations. Additionally, as of December 31, 2005, we had current assets of approximately $1.5 million and a working capital deficit of approximately $26 million. Although a significant portion of our current liabilities relate to accruals for potential litigation, European subsidiaries in liquidation and outstanding debt owned by the selling stockholders, the remaining current liabilities still exceed our current assets. As a result, we may not have adaquate funds to pay our liabilities on a timely basis or we may be unable to provide enough capital to grow our operations. In addition, we have granted a first priority security interest in substantially all of our assets in connection with the issuance of secured convertible notes to certain selling stockholders. See "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" herein for more information.


      We are currently in default under the terms of the secured convertible notes outstanding. The investors have waived in writing all default provisions and liquidated damages as of March 31, 2006. The investors have indicated that they do not intend to exercise their rights under the various default provisions in our transaction documents, however, they have not committed that to writing for any period after March 31, 2006 nor have they waived their right to do so.


      Our principal offices are located at 3619 Kennedy Road, South Plainfield, New Jersey 07080, and our telephone number is (908) 756-2000. We are a New Jersey corporation. We maintain a website at www.capesystems.com. The information contained on that website is not deemed to be a part of this prospectus.

The Offering

Common stock offered by selling
stockholders................................  Up to 858,200,000 shares, including up to 370,000,000
                                              shares of common stock
                                              underlying secured convertible
                                              notes in the principal amount
                                              of $4,387,526, up to
                                              55,400,000 shares of common
                                              stock underlying class C-1
                                              convertible preferred stock,
                                              up to 423,100,000 shares of
                                              common stock underlying class
                                              D convertible preferred stock
                                              and up to 9,700,000 shares of
                                              common stock issuable upon the
                                              exercise of common stock
                                              purchase warrants, with
                                              6,000,000 at an exercise price
                                              of $.11 per share and
                                              3,700,000 at an exercise price
                                              of $.09 per share, based on
                                              current market prices and
                                              assuming full conversion of
                                              the secured convertible notes
                                              and the full exercise of the
                                              warrants (includes a good
                                              faith estimate of the shares
                                              underlying secured convertible
                                              notes and shares underlying
                                              warrants to account for market
                                              fluctuations, and antidilution
                                              and price protection
                                              adjustments, respectively).


                                              This number represents 88.35%
                                              of our current outstanding
                                              common stock.

Common stock to be outstanding after the
offering....................................  Up to 971,382,169 shares


Use of proceeds.............................  We will not receive any proceeds from the sale of the
                                              common stock. However, we will
                                              receive the sale price of any
                                              common stock we sell to the
                                              selling stockholders upon
                                              exercise of the warrants. We
                                              expect to use the proceeds
                                              received from the exercise of
                                              the warrants, if any, for
                                              general working capital
                                              purposes. However, the selling
                                              stockholders will be entitled
                                              to exercise the warrants on a
                                              cashless basis if the shares
                                              of common stock underlying the
                                              warrants are not then
                                              registered pursuant to an
                                              effective registration
                                              statement. In the event that
                                              the selling stockholder
                                              exercises the warrants on a
                                              cashless basis, then we will
                                              not receive any proceeds.



Over-The-Counter Bulletin Board Symbol......  CYSG


      The above information regarding common stock to be outstanding after the offering is based on 113,182,169 shares of common stock outstanding as of June 21, 2006 and assumes the subsequent conversion of our issued secured convertible notes, with interest and our series C-1 and D convertible preferred stock and exercise of warrants by our selling stockholders.


April 2004 Securities Purchase Agreement


      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 28, 2004, and amended on December 30, 2004, for the sale of (i) $3,000,000 in secured convertible notes and (ii) warrants to buy 3,000,000 shares of our common stock. Pursuant to a registration statement on Form S-1 (333-116714) declared effective with the SEC on August 9, 2004, we previously registered 10,000,000 shares of common stock underlying the convertible debentures and 3,000,000 shares of common stock underlying the warrants. We are registering 130,000,000 shares in this offering underlying the convertible debentures and we are registering 6,000,000 shares underlying the warrants. As of June 21, 2006, $473,645 of the convertible debentures has been converted and $2,526,355 remains outstanding.


      This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors provided us with an aggregate of $3,000,000 as follows:

      o     $1,500,000 was disbursed on April 28, 2004;

      o     $750,000 was disbursed on May 28, 2004; and

      o     $750,000 was disbursed on August 12, 2004.


      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or (ii) 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of June 22, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.01 and, therefore, the conversion price for the secured convertible notes was $.004. Based on this conversion price, the $2,526,355 remaining of the secured convertible notes, excluding interest, are convertible into 631,588,750 shares of our common stock.


      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

Investment Restructuring Agreement


      On May 26, 2004, we entered into an Investment Restructuring Agreement with six accredited investors, MidMark Capital L.P., MidMark Capital II, L.P., Paine Webber Custodian F/B/O Wayne Clevenger, Joseph Robinson, O'Brien Ltd Partnership and Matthew Finlay and Teresa Finlay JTWROS, who are also our principal stockholders. On September 27, 2004, we completed the terms and conditions of an Investment Restructuring Agreement. On June 25, 2004, as part of the Investment Restructuring Agreement, we exchanged class C preferred stock for class C-1 convertible preferred stock on a 1:1 basis. On September 27, 2004, we issued 7,615 shares of class D convertible preferred stock to MidMark Capital, L.P. in exchange for $7,614,708 of debt owed by our subsidiaries and us to MidMark Capital II, L.P. Each share of the class C-1 convertible preferred stock and class D convertible preferred stock is convertible into $1,000 worth of our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the preferred stock may be converted. As of June 22, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.01 and, therefore, the conversion price for the class C-1 and D convertible preferred stock was $.006. Based on this conversion price, the 997 shares of class C-1 convertible preferred stock were convertible into 166,166,667 shares of our common stock and the 7,615 shares of class D convertible preferred stock were convertible into 1,269,166,667 shares of our common stock.


January 2005 Securities Purchase Agreement

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on January 11, 2005 for the sale of (i) $1,850,000 in secured convertible notes and (ii) warrants to buy 1,850,000 shares of our common stock.

      This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all the secured convertible notes on January 11, 2005.


      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.09 or (ii) 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of June 22, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.01 and, therefore, the conversion price for the secured convertible notes was $.004. Based on this conversion price, the $1,850,000 secured convertible notes, excluding interest, is convertible into 462,500,000 shares of our common stock.


      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have a History Of Losses Which May Continue, and May Negatively Impact Our Ability to Achieve Our Business Objectives.


      We incurred net losses of approximately $6,795,000 and $2,185,000 for the years ended September 30, 2005 and 2004, respectively. For the six months ended March 31, 2006, we incurred a net loss of approximately $1,017,000. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.


If We Are Unable to Obtain Additional Funding, Our Business Operations Will be Harmed and If We Do Obtain Additional Financing, Our Then Existing Shareholders May Suffer Substantial Dilution.

      We will require additional funds to sustain and expand our sales and marketing activities. We anticipate that we will require up to approximately $2,000,000 to fund our continued operations for the next twelve months from the date of this prospectus, depending on revenues from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Registered Public Accounting Firm Has Stated There is Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

      In their report dated January 13, 2006 on our consolidated financial statements as of and for the year ended September 30, 2005, our independent registered public accounting firm stated that our recurring losses and our working capital and stockholders' deficiencies as of September 30, 2005 raised substantial doubt about the Company's ability to continue as a going concern. Since September 30, 2005, we have continued to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses and stockholders' deficiency increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

If We Are Unable to Retain the Services of Messrs. Toms and Biermann or If We Are Unable to Successfully Recruit Qualified Managerial and Sales Personnel Having Experience in Business, We May Not Be Able to Continue Our Operations.

      Our success depends to a significant extent upon the continued service of Mr. Nicholas Toms, our Chief Executive Officer and Chief Financial Officer and Mr. Hugo Biermann, our Executive Chairman of the Board. Loss of the services of Messrs. Toms or Biermann could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Biermann. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Many Of Our Competitors Are Larger and Have Greater Financial and Other Resources Than We Do and Those Advantages Could Make It Difficult For Us to Compete With Them.

      The supply chain management industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease, it could have a materially adverse affect on our operating results.

Our Trademark and Other Intellectual Property Rights May not be Adequately Protected Outside the United States, Resulting in Loss of Revenue.

      We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States.

We Have Identified Material Weaknesses in Our Disclosure Controls and Procedures and Internal Control over Financial Reporting that may Prevent Us from Being Able to Report Accurately Our Financial Results or Prevent Fraud, Which Could Harm Our Business and Operating Results and the Trading Price of Our Stock.

      Effective disclosure controls and procedures and internal controls are necessary for us to provide reliable and accurate financial reports and prevent fraud. If we cannot provide reliable and accurate financial reports and prevent fraud, our business and operating results could be harmed. In connection with our evaluation of our disclosure controls and procedures and internal control over financial reporting, we have identified material weakness in for each period starting with the fiscal year ended September 30, 2004. See "Liquidity and Capital Resources - Internal Controls and Procedures" We may in the future discover additional areas of our disclosure controls or internal control over financial reporting that need improvement. Any remedial measures we take may not succeed in designing, implementing and maintaining adequate controls over our financial processes and reporting in the future and may not be sufficient to address and eliminate the material weakness. Remedying the material weakness that has been identified, or material weaknesses that we or our independent registered public accounting firm may identify in the future, could require us to incur additional costs or divert management resources which could reduce our profitability.

      We have not yet fully remediated the material weaknesses that we have identified. If we do not remedy these material weaknesses, we may be required to report in subsequent reports that we file with the Securities and Exchange Commission that a material weakness in our disclosure controls and procedures and internal controls over financial reporting continues to exist. Any delay or failure to design and implement new or improved controls, or difficulties encountered in their implementation or operation, could harm our operating results, cause us to fail to meet our financial reporting obligations, or prevent us from providing reliable and accurate financial reports or avoiding or detecting fraud. Disclosure of material weaknesses, any failure to remediate such material weaknesses in a timely fashion or having or maintaining ineffective internal controls could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock and our access to capital.

We Have Entered Into a Consent Order and Agreement Related to Overdue Payroll Obligations.

      We have outstanding payroll obligation under a Consent Order and Agreement with the New Jersey Department of Labor of $282,000. We believe, although there can be no assurances, that the payroll obligations including penalties will be satisfied by the calendar year ending December 31, 2006. If, however, sufficient cash is not available to meet this obligation, the New Jersey Department of Labor pursuant to Title 34, Chapter 11, of the New Jersey Statutes Annotated, through the Commissioner of Labor, is authorized to supervise the payment of amounts due employees by requiring that the payments be paid to the Commissioner to be paid over by the Commissioner to the employees. The Consent Order and Agreement provided for precisely that, including administrative fees and penalties, to be paid over a period of time. Under Title 34, each of the individuals named in the Consent Order and Agreement are deemed to be "Employers". Pursuant to the Consent Order and Agreement, the Department of Labor agreed not to pursue the individuals as long as we made the required payments, and agreed not to pursue us further for failure to make the installment payments without providing notice and a 15 day period to cure such failure. We have not received such a notice.

      In the event such notice is received and we fail to cure, the Commissioner can pursue all available remedies under Title 34. This would be further administrative fees of 25% of the unpaid wages and penalties of 5%. Additionally, failure to pay wages due is a disorderly persons offense providing, at a court's discretion, the option of imprisonment for not less than 10 days nor more than 100 days.

Risks Relating to Our Current Financing Arrangement:

There Are a Large Number of Shares Underlying Our Secured Convertible Notes, Class C-1 Convertible Preferred Stock, Class D Convertible Preferred Stock and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.


      As of June 21, 2006, we had 113,182,169 shares of common stock issued and outstanding, secured convertible notes outstanding that may be converted into an estimated 1,094,088,750 shares of common stock at current market prices, class C-1 convertible preferred stock outstanding that may be converted into an estimated 166,166,667 shares of common stock at current market prices, class D convertible preferred stock outstanding that may be converted into an estimated 1,269,166,667 shares of common stock at current market prices and outstanding warrants to purchase 4,850,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes, class C-1 convertible preferred stock and class D convertible preferred stock may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes, class C-1 convertible preferred stock or class D convertible preferred stock and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.


The Continuously Adjustable Conversion Price Feature of Our Secured Convertible Notes, Class C-1 Convertible Preferred Stock and Class D Convertible Preferred Stock Could Require Us to Issue a Substantially Greater Number of Shares, Which Will Cause Dilution to Our Existing Stockholders.


      Our obligation to issue shares upon conversion of our secured convertible notes, class C-1 convertible preferred stock and class D convertible preferred stock is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), class C-1 convertible preferred stock and class D convertible preferred stock, based on market prices 25%, 50% and 75% below the market price as of June 21, 2006 of $0.02 per share.

Secured Convertible Notes


                                                             Number            % of
% Below             Price Per           With Discount      of Shares        Outstanding
Market                Share                at 60%          Issuable            Stock
-------------    ---------------      ---------------   ---------------   ---------------
25%                  $ .015               $ .006            729,392,500        86.57%
50%                  $ .01                $ .004          1,094,088,750        90.62%
75%                  $ .005               $ .002          2,188,177,500        95.08%


Class C-1 Convertible Preferred Stock


                                                             Number            % of
% Below             Price Per           With Discount      of Shares        Outstanding
Market                Share                at 40%          Issuable            Stock
-------------    ---------------      ---------------   ---------------   ---------------
25%                  $ .015               $ .009          110,777,778          49.46%
50%                  $ .01                $ .006          166,166,667          59.48%
75%                  $ .005               $ .003          332,333,334          74.60%


Class D Convertible Preferred Stock


                                                             Number            % of
% Below             Price Per           With Discount      of Shares        Outstanding
Market                Share                at 40%          Issuable            Stock
-------------    ---------------      ---------------   ---------------   ---------------
25%                  $ .015               $ .009           846,111,112         88.20%
50%                  $ .01                $ .006         1,269,166,667         91.81%
75%                  $ .005               $ .003         2,538,333,334         95.73%


      As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes, class C-1 convertible preferred stock and class D convertible preferred stock will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Continuously Adjustable Conversion Price Feature of our Secured Convertible Notes, Class C-1 Convertible Preferred Stock and Class D Convertible Preferred Stock May Encourage Investors to Make Short Sales in Our Common Stock, Which Could Have a Depressive Effect on the Price of Our Common Stock.

      The secured convertible notes are convertible into shares of our common stock at a 60% discount to the trading price of the common stock prior to the conversion. The classes C-1 and D convertible preferred stock are convertible into shares of our common stock at a 40% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholders could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes, class C-1 and class D convertible preferred stock and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance of Shares Upon Conversion of the Secured Convertible Notes, Conversion of the Class C-1 Convertible Preferred Stock, Conversion of the Class D Convertible Preferred Stock and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

      The issuance of shares upon conversion of the secured convertible notes, conversion of the class C-1 convertible preferred stock, conversion of the class D convertible preferred stock and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their secured convertible notes, convert the classes C-1 or D convertible preferred stock and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In The Event That Our Stock Price Declines, The Shares Of Common Stock Allocated For Conversion Of The Secured Convertible Notes, Class C-1 Convertible Preferred Stock and Class D Convertible Preferred Stock and Registered Pursuant To This Prospectus May Not Be Adequate And We May Be Required to File A Subsequent Registration Statement Covering Additional Shares. If The Shares We Have Allocated And Are Registering Herewith Are Not Adequate And We Are Required To File An Additional Registration Statement, We May Incur Substantial Costs In Connection Therewith.

      Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, class C-1 convertible preferred stock and class D convertible preferred stock, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we have allocated and registered 370,000,000 shares to cover the conversion of the secured convertible notes, 55,400,000 shares to cover the conversion of the class C-1 convertible preferred stock and 423,100,000 shares to cover the conversion of the class D convertible preferred stock. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and classes C-1 and D convertible preferred stock and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If We Are Required for any Reason to Repay Our Outstanding Secured Convertible Notes, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.


      In April 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $3,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 10% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In January 2005, we entered into another Securities Purchase Agreement for the sale of an aggregate of $1,850,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 10% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. If we are required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

We are Currently in Default under the Securities Purchase Agreements and Secured Convertible Notes and the Investors Have the Right to Take Possession of all Our Goods, Inventory, Contractual Rights and General Intangibles, Receivables, Documents, Instruments, Chattel Paper, and Intellectual Property.


      In connection with the Securities Purchase Agreements we entered into in April 2004, January 2005 and August 2005, we granted in favor of the investors a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Pursuant to the terms of the Securities Purchase Agreements, an event of default has occurred. We currently owed the investors $4,376,355 in face amount of secured convertible notes, plus interest and default payments. As a result of the events of a default, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements. As of the date of this filing, the Investors have not declared a default by the Company, although there can be no assurance that they will not declare a default in the future. If the investors declare an event of default and take possession of our property, we will lose all of our assets and may have to file for bankruptcy protection.


Risks Relating to Our Common Stock:

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds.

APRIL 2004 SECURITIES PURCHASE AGREEMENT

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 28, 2004, and amended on December 30, 2004, for the sale of (i) $3,000,000 in secured convertible notes and (ii) a warrants to buy 3,000,000 shares of our common stock.

      The investors provided us with the funds as follows:

      o     $1,500,000 was disbursed on April 28, 2004;

      o     $750,000 was disbursed on May 28, 2004; and

      o     $750,000 was disbursed on August 12, 2004.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.30; or
      o 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distributed the final $750,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

      In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

      o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

      o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
      o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and
      o     Any breach of, or default under, the Warrants.

      An event of default under the secured convertible notes occurs if we:

      o     Fail to pay the principal or interest when due;
      o Do not issue shares of common stock upon receipt of a conversion notice;
      o Fail to file a registration statement within 60 days after April 28, 2004 or fail to have the registration statement effective within 115 days after April 28, 2004;
      o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
      o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
      o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;
      o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;
      o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;
      o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or
      o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

      Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

      o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and
      o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated April 28, 2004.

      Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

JANUARY 2005 SECURITIES PURCHASE AGREEMENT

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on January 11, 2005 for the sale of (i) $1,850,000 in secured convertible notes and (ii) a warrants to buy 1,850,000 shares of our common stock. The investors provided us with $1,850,000 on January 11, 2005.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.09; or
      o 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from January 11, 2005. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

      In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

      o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;
      o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
      o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and
      o     Any breach of, or default under, the Warrants.

      An event of default under the secured convertible notes occurs if we:

      o     Fail to pay the principal or interest when due;
      o Do not issue shares of common stock upon receipt of a conversion notice;
      o Fail to file a registration statement within 30 days after January 11, 2005 or fail to have the registration statement effective within 60 days after January 11, 2005;
      o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
      o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
      o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;
      o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;
      o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;
      o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or
      o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

      Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

      o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

      o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated January 11, 2005.

      Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

      A complete copy of the April 2004 and January 2005 Securities Purchase Agreements and related documents are incorporated by reference as exhibits to our amended Form SB-2 registration statement relating to this prospectus.

Sample Conversion Calculation


      The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $4,376,355 of secured convertible notes issued and outstanding on June 21, 2006, at a conversion price of $0.004, the number of shares issuable upon conversion would be:

$4,376,355/$0.004 = 1,094,088,750 shares

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of June 21, 2006 of $0.02.

Secured Convertible Notes


                                                             Number            % of
% Below             Price Per           With Discount      of Shares        Outstanding
Market                Share                at 60%          Issuable            Stock
-------------    ---------------      ---------------   ---------------   ---------------
25%                  $ .015                $ .006           729,392,500        86.57%
50%                  $ .01                 $ .004         1,094,088,750        90.62%
75%                  $ .005                $ .002         2,188,177,500        95.08%


INVESTMENT RESTRUCTURING AGREEMENT

      On May 26, 2004, we entered into an Investment Restructuring Agreement with six accredited investors, MidMark Capital L.P., MidMark Capital II, L.P., Paine Webber Custodian F/B/O Wayne Clevenger, Joseph Robinson, O'Brien Ltd Partnership and Matthew Finlay and Teresa Finlay JTWROS, who are also our principal stockholders. On September 27, 2004, we completed the terms and conditions of an Investment Restructuring Agreement. On June 25, 2004, as part of the Investment Restructuring Agreement, we exchanged class C preferred stock for class C-1 convertible preferred stock on a 1:1 basis. On September 27, 2004, we issued 7,615 shares of class D convertible preferred stock to MidMark Capital, L.P. in exchange for $7,614,708.38 of debt owed by our subsidiaries and us to MidMark Capital II, L.P.

      Each share of the class C-1 and D convertible preferred stock is convertible into $1,000 worth of shares of our common stock, at the selling stockholders' option, at the lower of:

      o     $0.30; or
      o 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The conversion price of the class C-1 and D convertible preferred stock may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      The selling stockholders have contractually agreed to restrict their ability to convert their class C-1 and D convertible preferred stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

      A complete copy of the Investment Restructuring Agreement and related documents are incorporated by reference as exhibits to our amended Form SB-2 registration statement relating to this prospectus.

Sample Conversion Calculation


      The number of shares of common stock issuable upon conversion of the class C-1 and D convertible preferred stock is determined by multiplying the number of class C-1 or D convertible preferred stock to be converted by 1,000 and dividing that number by the conversion price. For example, assuming conversion of 997 shares of class C-1 convertible preferred stock and 7,615 shares of class D convertible preferred stock on June 21, 2006, a conversion price of $0.006 per share, the number of shares issuable upon conversion would be:

(997+7,615) * 1,000/$.006 = 1,435,333,334 shares

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price, as of June 21, 2006 of $0.02.

Class C-1 Convertible Preferred Stock


                                                             Number            % of
% Below             Price Per           With Discount      of Shares        Outstanding
Market                Share                at 40%          Issuable            Stock
-------------    ---------------      ---------------   ---------------   ---------------
25%                  $ .015                $ .009          110,777,778         49.46%
50%                  $ .01                 $ .006          166,166,667         59.48%
75%                  $ .005                $ .003          332,333,334         74.60%


Class D Convertible Preferred Stock


                                                             Number            % of
% Below             Price Per           With Discount      of Shares        Outstanding
Market                Share                at 40%          Issuable            Stock
-------------    ---------------      ---------------   ---------------   ---------------
25%                  $ .015               $ .009           846,111,112         88.20%
50%                  $ .01                $ .006         1,269,166,667         91.81%
75%                  $ .005               $ .003         2,538,333,334         95.73%

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "CYSG". Prior to August 20, 2002, our common stock was quoted on the Nasdaq National Market. From August 21, 2002 until February 17, 2003 our Common Stock was traded on the NASDAQ Bulletin Board. From February 18, 2003 until March 28, 2004 our common stock traded on the Pink Sheets under the symbol VETXE. Prior to April 8, 2005, our common stock traded under the symbol "VETX."

      For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                              High($)    Low ($)
                                             --------   --------
                    Fiscal Year 2004
                    First Quarter              0.09       0.03
                    Second Quarter             0.19       0.04
                    Third Quarter              0.28       0.09
                    Fourth Quarter             0.24       0.07

                    Fiscal Year 2005
                    First Quarter              0.15       0.04
                    Second Quarter             0.14       0.06
                    Third Quarter              0.12       0.05
                    Fourth Quarter             0.09       0.04


                    Fiscal Year 2006
                    First Quarter              0.05       0.03
                    Second Quarter             0.05       0.01
                    Third Quarter (1)          0.03       0.01

(1) As of June 21, 2006


HOLDERS


      As of June 21, 2006, we had approximately 433 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.


      We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;
      o contain projections of our future results of operations or of our financial condition; and
      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

      On January 12, 2005, we acquired Cape Systems, Inc., which was comprised of two operating units of the same company. These operating units were the Dallas, Texas unit and the London, United Kingdom unit. For financial reporting purposes, these units are consolidated into one financial unit. All references to London and Dallas refer to segments of one reporting unit.

Critical Accounting Policies and Estimates

      The preparation of the consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Management continuously evaluates its estimates and judgments, and actual results may differ from these estimates under different assumptions or conditions.

      Those estimates and judgments that were most critical to the preparation of the financial statements involved the allowance for doubtful accounts, inventory reserves, recoverability of intangible assets and the estimation of the remaining net liabilities associated with subsidiaries in liquidation.

      a) We estimate the collectibility of our trade receivables. A considerable amount of judgment is required in assessing the ultimate realization of these receivables including analysis of historical collection rates and the current credit-worthiness of significant customers. Significant changes in required reserves have been recorded in recent periods and may occur in the future due to the current market and economic conditions.

      b) We establish reserves for estimated excess or obsolete inventory equal to the difference between the cost of inventory and the estimated fair value based upon assumptions about future demand and market conditions. Inventory reserves have increased as a result of the decision to discontinue or significantly reduce certain non-core product lines. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

      c) In 2005 and 2004 we have recorded no impairment charges related to the carrying value of goodwill and other intangibles. In assessing the recoverability of our goodwill and other intangibles, we have made assumptions regarding estimated future cash flows and considered various other factors impacting the fair value of these assets. Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the net carrying amount of the assets. The Company has evaluated the value of its long-lived assets for impairment in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." As a result of its review, the Company does not believe that any change has occurred. If such changes in circumstances are present, a loss is recognized to the extent the carrying value of the asset is in excess of the sum of the discounted cash flows expected to result from the use of the asset and amounts expected to be realized upon its eventual disposition.

      d) We regularly evaluate our ability to recover the reported amount of our deferred income taxes considering several factors, including our estimate of the likelihood that we will generate sufficient taxable income in future years in which temporary differences reverse. Due to the uncertainties related to, among other things, the extent and timing of future income and the potential changes in the ownership of the Company, which could subject our net operating loss carry forwards to substantial annual limitations, we offset our net deferred tax assets by an equivalent valuation allowance as of September 30, 2005 and 2004.

      e) As described in Note 3 to the Consolidated Financial Statements, we have sought the protection of the respective courts in three European countries, which have agreed to orderly liquidations of five of our European subsidiaries. During the year ended September 30, 2005, we recognized a non-cash gain of $177,000 from the approval of creditors of the liquidation of the net liabilities of our Ireland subsidiaries. Upon legal resolution of the approximately $7,296,000 of net liabilities of our remaining European entities as of September 30, 2005, we may recognize a gain upon legal resolution of the liquidations. The amount and timing of such gain is totally dependent upon the decisions to be issued by the respective court appointed liquidators. We received notice that the liquidation of the UK companies, which were under liquidation as of September 30, 2003, has been approved and finalized by the UK creditors as of January 5, 2004. Based on such notice, management reduced the Company's net liabilities associated with subsidiaries in liquidation by approximately $1,400,000, reclassed approximately $1,073,000 of translation loss from accumulated other comprehensive loss to the consolidated statement of operations, and recognized a gain of approximately $320,000 in fiscal 2004.

      f) Revenue related to software license sales is recorded at the time of shipment provided that (i) no significant vendor obligations remain outstanding at the time of sale; (ii) the collection of the related receivable is deemed probable by management; and (iii) vendor specific objective evidence ("V.S.O.E.") of fair value exists for all significant elements, including post-contract customer support ("PCS") in multiple element arrangements. Almost all of our revenue related to software license sales is recorded at the time of shipment. We do not offer our customers a right of return.

      g) Where the services relate to arrangements requiring significant production, modification or customization of software, and the service element does not meet the criteria for separate accounting, the entire arrangement, including the software element, revenue is accounted for in conformity with either the percentage-of-completion or completed contract accounting method. Percentage-of-completion generally uses input measures, primarily labor costs, where such measures indicate progress to date and provide a basis to estimate completion. None of our revenue related to software license sales is recorded by percentage-of-completion accounting.

Recent Accounting Pronouncements

      In December 2004, the Financial Accounting Standards Board, (the "FASB") issued SFAS No. 123(R) "Share-Based Payment" ("SFAS 123(R)"), which amends SFAS 123 and will be effective for public companies that are small business issuers for annual periods beginning after December 15, 2005. SFAS 123(R) will require us to expense all employee stock options and other share-based payments over the service period. The FASB believes the use of a binomial lattice model for option valuation is capable of more fully reflecting certain characteristics of employee share options compared to the Black-Scholes options pricing model. SFAS 123(R) may be adopted in one of three ways - the modified prospective transition method, a variation of the modified prospective transition method or the modified retrospective transition method. We are currently evaluating how we will adopt the SFAS 123(R) and evaluating the effect that the adoption will have on our financial position and results of operations. Since we have used the intrinsic value method for employee stock options and, generally, have not recorded any related expense, the adoption of a fair value method for employee stock options is likely to generate additional compensation expense.

      In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of Accounting Research Bulletin No. 43, Chapter 4" ("SFAS 151"). This SFAS 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges ..." SFAS 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this SFAS 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this SFAS 151 was issued. The adoption of SFAS 151 is not expected to have a material impact on our financial position and results of operations.

Results of Operations

Year ended September 30, 2005 compared to year ended September 30, 2004.

Operating Revenues:

      Operating revenues increased by approximately $1,212,000 (or 47.3%) to approximately $3,779,000 in 2005.

Products and Services

      Sales to customers by the two significant product and service line groupings for the years ended September 30, 2005 and 2004 (in thousands) are as follows:

                                                           September 30
                                                       -------------------
                                                         2005       2004
                                                       --------   --------
     Enterprise Solutions                              $  1,279   $     83
     Service, Maintenance and Other                       2,500      2,483
                                                       --------   --------
                                                       $  3,779   $  2,566
                                                       ========   ========

      Enterprise solutions revenues increased to $1,279,000 in 2005 from $83,000 in 2004. The increase was a result of three warehouse expansions in our customer base. Service, maintenance and other revenues have increased approximately $17,000 from 2004. The increase was a result of the acquisition of operations in London ($428,000) and Dallas ($612,000) which were not owned by us in 2004 offset by a decrease in the service and maintenance contracts in our core business.

      We anticipate that our revenues will, at a minimum, stabilize at these levels or improve slightly as we continue to restructure and look for target acquisitions.

Gross Profit:

      Gross profit increased by approximately $652,000 (or 51.0%) to $1,931,000 in 2005. The addition of the London and Dallas operation accounted for virtually the entire increase ($692,000) as the core business remained flat year-to-year. As a percent of operating revenues, gross profit was 51.1% in 2005 as compared to 49.8% in 2004.

Operating Expenses:

      Selling and administrative expenses increased approximately $1,209,000 (or 41.3%) to $4,136,000 in 2005. Approximately $479,000 of the increase is due to the addition of the London and Dallas operations with the balance of $730,000 due primarily to professional fees resulting from numerous regulatory filings and contractual obligations.

      There were no research and development ("R&D") expenses in 2005 or in 2004. As a result of the slow economy and our cost cutting efforts, we suspended R&D, focusing our technical resources on maintenance services, until which time additional financing is received. It is anticipated that R&D spending will recommence in 2006.

      The $241,000 increase in depreciation and amortization to $396,000 in 2005, as compared to $155,000 in 2004, is due primarily to the amortization of the intangible assets in connection with the acquisition of the London and Dallas operations.

      As a result of the aforementioned, our operating loss increased by approximately $798,000 to approximately $2,601,000 for fiscal 2005 as compared to our operating loss of approximately $1,803,000 for fiscal 2004.

      Interest expense increased by approximately $3,036,000 to $5,005,000 in 2005. This increase is due to new financing obtained in 2005, non-cash charges for the beneficial conversion feature for long-term convertible debt as well as penalties, default interest on the convertible notes, and interest of $113,000 in connection delinquent filings of the Company's Form 5500 annual report offset by lower amortization of deferred financing fees.

      During 2005 we settled certain of our liabilities and recognized a gain of $164,000, mainly due to our ability to settle $517,000 in debts and obligations for $353,000 in cash.

      Gain on liquidation of foreign subsidiaries increased due to a $177,000 gain on liquidation of the Ireland operations.

      The income tax provision is negligible in both years due primarily to operating losses.


Six months ended March 31, 2006 ("2006") compared to the six months ended March 31, 2005 ("2005"). With the exception of share-related items, all amounts are in thousands unless otherwise noted.


Operating Revenues:

      Revenues decreased by $203 (or 10.1%) from $2,014 in 2005 to $1,811 in
2006.

Products and Services:

      Sales to customers for the six months ended March 31, 2006 and 2005 are as follows:

                                                            March 31
                                                     -------------------
                                                       2006       2005
                                                     --------   --------

        Enterprise Sales                             $  1,069   $  1,114
        Support, Maintenance and Other                    742        900
                                                     --------   --------
                                                     $  1,811   $  2,014
                                                     ========   ========

      Aggregate enterprise sales revenues declined from $1,114 in 2005 to $1,069 in 2006. This decline resulted predominantly in the NJ WMS division which declined from $890 to $445 while service and support revenues decreased by $365 from $779 to $414 in 2006. The NJ WMS revenue decrease was partially offset by the London and Dallas operations, which were not owned by us for the entire corresponding period in 2005 and which contributed $952 in 2006 versus $345 in 2005.

Gross Profit:

      Gross profit decreased by $11 (or 1.0%) to $1,107 in 2006. As a percent of operating revenues, gross profit was 61.1% in 2006 as compared to 55.5% in 2005. Gross profits were favorably impacted primarily by the addition of the London and Dallas operations which we did not own for the entire corresponding period in 2005 and which contributed $582 in 2006 vs. $237 in 2005. Gross margin improvement was predominantly the result of higher margins in NJ WMS activities.

Operating Expenses:

      Selling and administrative expenses decreased $128 (or 6.5%) from $1,971 in 2005 to $1,843 in 2006 as we continued our various cost control initiatives.

      While we continued to work on and upgrade our various products, there were no specifically designated research and development expenses ("R&D"). As a result of the previously-mentioned cost control efforts, we focused the core of our technical resources on the enhancement of existing products and the maintenance of service quality levels.

      The increase in depreciation and amortization expense to $281 in 2006, as compared to approximately $122 in 2005, is primarily due to the amortization of intangible assets recorded in connection with the Cape Systems purchase.

      Interest expense increased by $2,678 from $3,698 in 2005 to $1,020 in 2006. The charge for the beneficial conversion of convertible debt decreased by $2,689 to $500.

      Gain on settlements increased $1,350 mainly due to our ability to settle certain debts and obligations for less than their book value.

      The current income tax provision in both years was negligible due primarily to the net operating loss carryforwards.

      We realized a tax credit of $402 in 2006 and $457 in 2005 by selling NJ State net operating loss carryforwards during these periods.

      The net loss for the period decreased by approximately $3,924 to $115 from a loss of $4,039 in 2005, mainly due to the factors mentioned above.


Liquidity & Capital Resources


Based upon our substantial working capital deficiency ($25,085,000) and stockholders' deficiency ($23,444,000) at March 31, 2006, our recurring losses, our historic rate of cash consumption, the uncertainty arising from our default on one of our notes payable, the uncertainty of our liquidity-related initiatives described in detail below, and the reasonable possibility of on-going negative impacts on our operations for a further unknown period of time, there is substantial doubt as to our ability to continue as a going concern.

      As of March 31, 2006, our current liabilities exceeded our current assets by approximately $25 million. As described below, a substantial portion of the current liabilities relates to reserves for convertible debt, reserves for pending litigation and reserves for subsidiaries in liquidiation. The current liabilities as of March 31, 2006 were as follows:

--------------------------------------------------------------------------------
                                            Amount as of          % of Total
Current Liabilities                        March 31, 2006    Current Liabilities
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Subsidiaries in liquidiation                   $7.344M            27.63%
--------------------------------------------------------------------------------
Convertible notes to unrelated parties         $5.238M            19.70%
--------------------------------------------------------------------------------
Other accrued expenses and liabilities         $4.096M            15.41%
--------------------------------------------------------------------------------
Accounts payable                               $3.502M            13.17%
--------------------------------------------------------------------------------
Litigation and related accruals                $2.655M             9.99%
--------------------------------------------------------------------------------
Payroll and related benefits accrual           $1.466M             5.51%
--------------------------------------------------------------------------------
Notes payable to related parties               $1.227M             4.62%
--------------------------------------------------------------------------------
Other                                          $1.055M             3.97%
--------------------------------------------------------------------------------

      In the event that we were required to address all of our current liabilities, we would not have adaquate funds to pay our liabilities on a timely basis. Additionally, we would be unable to provide enough capital to grow or continue our operations. In addition, we have granted a first priority security interest in substantially all of our assets in connection with the issuance of secured convertible notes to certain selling stockholders. However, as described below, we believe that we will need to address a significant portion less than our current liabilities in order to continue our operations, however, there can be no assurances that we will not be required to settle our current liabilities for a higher, and potentially substantially higher, amount.

      Based upon the $7.344M of liabilities for our subsididaries in liquidation, we have received notice of claims for approximately $2.5M, which are the subject of settlement discussions. As a result, we believe that we will only need to address, at most, 34% of these current liabilities at this time. The $5.238M in convertible notes to unrelated parties relates to convertible notes issued pursuant to securities purchase agreements entered into in April 2004, January 2005 and September 2005. This registration statement is registering for resale shares of common stock into which the convertible notes issued pursuant to the April 2004 and January 2005 securities purchase agreements. While there is no assurance that this registration statement will be declared effective by the SEC or that the investors will convert such outstanding convertible notes pursuant to the terms thereof, we believe that the investors will convert such outstanding convertible debt into shares of common stock since the investors would earn a larger return on their investment by converting and selling stock rather than being repaid, plus interest.

      With regards to the $4.096M in accrued expenses and liabilities and the $2.655M in litigation and related accruals, we have had experience over the last year in reaching settlements for such claims at a small fraction of the stated liability. For example, during the quarter ended March 31, 2006, we settled claims of approximately $1.1M for $25,000 in cash and the issuance of common stock valued at $8,000. While there are no assurances or commitments from other parties, we believe that we can continue to negotiate settlement of outstanding litigation and other liabilities for a small percentage of the listed liability. Additionally, we have had discussions with the note holder to a related party ($1.227M), who we believe is willing to accept shares of common stock in exchange for the outstanding liability, however, we do not have a firm commitment at this time. At this time, we do not believe that any of the other current liabilities can be settled for a reduction in amounts shown. As a result, we believe that we will only have to address, at most, approximately 34% of our current liabilities in the immediate future, although we may be required to address a significant amount more.

      The successful implementation of our business plan has required, and our ability to continue as a going concern will require on a going forward basis, us to raise substantial funds to finance (i) continuing operations, (ii) the further development of our enterprise software technologies, (iii) the settlement of existing liabilities including past due payroll obligations to our employees, officers and directors, and our obligations under existing or possible litigation settlements, and (iv) possible selective acquisitions to achieve the scale we believe will be necessary to remain competitive in the global SCM industry. There can be no assurance that we will be successful in raising the necessary funds or integrate the recently completed acquisition.


      Due to our working capital deficiency, and if we do not receive adequate financing, we will be unable to pay our vendors, lenders and other creditors if we cease our operations, since the net realizable value of our non-current assets will not generate adequate cash. We currently do not have any commitments for financing. There is no guarantee that we will be successful in raising the funds required.

      Until such time, if at all, as we receive adequate funding, we intend to continue to defer payment of all of our obligations which are capable of being deferred, which actions have resulted in some vendors demanding cash payment for their goods and services in advance, and other vendors refusing to continue to do business with us. In the event that we are successful in obtaining third-party funding, we do not expect to generate a positive cash flow from our operations for at least several years, if at all, due to anticipated expenditures for research and development activities, administrative and marketing activities, and working capital requirements and expect to continue to attempt to raise further capital through one or more further private placements.

      Depending on revenues from operations and our cash on hand of approximately $411,000 as of March 31, 2006, we should be able to continue operations at the current level through September 30, 2006 at a minimum. We will require additional funds of approximately $2,000,000 to sustain and expand our sales and marketing activities and to fund our continued operations for the next twelve months. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.


Outlook


      We had current obligations at March 31, 2006 accumulated during the past several years that substantially exceeded our current assets and, to the extent we cannot settle existing obligations in stock or defer payment of our obligations until we generate sufficient operating cash, we will require significant additional funds to meet accrued non-operating obligations, to fund operating losses, if required, short-term debt and related interest, capital expenditures and expenses related to cost-reduction initiatives, and to pay liabilities that could arise from litigation claims and judgments.


      As reported elsewhere, we have outstanding payroll obligation under a Consent Order and Agreement with the New Jersey Department of Labor of $282,000. We believe, although there can be no assurances, that the payroll obligations including penalties will be satisfied by the calendar year ending December 31, 2006. If, however, sufficient cash is not available to meet this obligation, the New Jersey Department of Labor pursuant to Title 34, Chapter 11, of the New Jersey Statutes Annotated, through the Commissioner of Labor, is authorized to supervise the payment of amounts due employees by requiring that the payments be paid to the Commissioner to be paid over by the Commissioner to the employees. The Consent Order and Agreement provided for precisely that, including administrative fees and penalties, to be paid over a period of time. Under Title 34, each of the individuals named in the Consent Order and Agreement are deemed to be "Employers". Pursuant to the Consent Order and Agreement, the Department of Labor agreed not to pursue the individuals as long as we made the required payments, and agreed not to pursue us further for failure to make the installment payments without providing notice and a 15 day period to cure such failure. We have not received such a notice.

      In the event such notice is received and we fail to cure, the Commissioner can pursue all available remedies under Title 34. This would be further administrative fees of 25% of the unpaid wages and penalties of 5%. Additionally, failure to pay wages due is a disorderly persons offense providing, at a court's discretion, the option of imprisonment for not less than 10 days nor more than 100 days.

      Our sources of ongoing liquidity include the cash flows from our operations, potential new credit facilities and potential additional equity investments. Consequently, we continue to aggressively pursue obtaining additional debt and equity financing, the restructuring of certain existing debt obligations, and the reduction of our operating expenses. In addition, we have structured our overall operations and resources around high margin enterprise products and services. However, in order to remain in business, we must raise additional cash in a timely fashion.

Initiatives Completed or in Process:


      The following initiatives related to raising required funds, settling liabilities and/or iincreasing core revenues have been completed or are in process:

      (i) We have integrated the Cape acquisition and realigned our sales and marketing efforts to focus on high dollar-value software and hardware transactions, are developing a sales strategy with multiple channels of distribution and are pursuing strategic relationships with companies offering complementary products or services. Additionally, within the confines of our current financial condition, we have retained additional engineering and software technical expertise, which functions were formerly partially outsourced, to enhance our product development and R&D activities.

      (ii) After being unsuccessful in attempting to sell our five remaining European operations (Vertex UK, Vertex Service and Maintenance Italy, Vertex Italy, Euronet and Vertex France), and based on the continuing cash drain from these operations, during fiscal 2002 the respective boards of directors determined that in the best interest of their shareholders that they would seek the protection of the respective courts in each country, which have agreed to an orderly liquidation of these companies for the benefit of their respective creditors. During the year ended September 30, 2005, we recognized a noncash gain of $177,000 from the approval by creditors of the liquidation of the net liabilities of our Ireland subsidiaries. Upon legal resolution of the approximately $7,344,000 of estimated remaining liabilities of these remaining European entities as of March 31, 2006, we may recognize a non-cash gain (and no significant cash outlay), however the amount and timing of such gain and cash outlay, if any, is totally dependent upon the decisions to be issued by the respective court appointed liquidators.

      (iii) We are negotiating with vendors to settle old account balances at substantial discounts. In addition, we are negotiating to settle certain notes payable and litigation accruals at a discount or with the issuance of shares of our common stock.

      (iv) During the six months ended March 31, 2006, we realized net gains of approximately $1,517,000 from settlements of liabilities totaling $1,563,000 through the issuance of $10,000 (200,000 shares) in common stock and payments of approximately $35,000 in cash.

      (v) During the six months ended March 31, 2006 convertible notes payable in the principal amount of $28,000 were converted into 1,921,275 shares of common stock.

      (vi) On January 11, 2005, we entered into a Securities Purchase Agreement and sold (i) $1,850,000 in secured convertible notes and (ii) warrants to purchase 1,850,000 shares of our common stock. The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of $0.09 per share or 40% of the average of the three lowest intraday trading prices for the common stock on the NASDAQ bulletin board for the 20 trading days before but not including the conversion date.


      The full principal amount of the secured convertible notes, plus a default interest rate of 15%, is due upon a default under the terms of the secured convertible notes. In addition, we granted the investors a security interest in substantially all of our assets, including the assets of our wholly-owned subsidiaries, and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission which includes the common stock underlying the secured convertible notes and the warrants. If the registration statement is not filed and declared effective within 60 days from the date of closing, we are required to pay liquidated damages to the investors. The Company has filed a registration statement which has not yet been declared effective and, as a result, has recorded interest at the rate of 15% per annum for the period from October 1, 2005 through December 31, 2005. Consequently, interest expense has been increased from $122,000 at the 10% rate to $182,000 at the 15% rate. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares of our common stock or cash, at the election of the investors, in an amount equal to 3% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. The exercise price of the warrants is subject to anti-dilution provisions.


      (vii) On August 10, 2005, we entered into a Securities Purchase Agreement for the sale of (i) $850,000 in secured convertible notes and (ii) warrants to purchase 850,000 shares of our common stock to accredited investors.

      The investors have provided or are obligated to provide us with the funds as follows:


                          Amount     Disbursement Date
                         --------   ------------------
                         $250,000   August 10, 2005
                         $100,000   September 19, 2005
                         $100,000   October 19, 2005
                         $100,000   November 16, 2005
                         $300,000   March 31, 2006


      The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of $0.09 per share or 40% of the average of the three lowest intraday trading prices for the common stock on the NASDAQ bulletin board for the 20 trading days before but not including the conversion date.

      The investors have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock.

      Under a Guaranty and Pledge Agreement, Mr. Nicholas Toms, our Chief Executive Officer agreed to unconditionally guarantee the timely and full satisfaction of all obligations under the notes and has pledged 2,006,418 shares of our common stock he owns as collateral.


      (viii) On January 12, 2005, we entered into a Stock Purchase Agreement with Peter B. Ayling, Elizabeth M. Ayling, Brad L. Leonard, Michael C. Moore, Cape Systems and Consulting Services Ltd. (the "CSCS Ltd.") and Cape Systems, Inc. ("CSI") pursuant to which we purchased on that date all of the issued and outstanding shares of common stock of Cape Systems and Consulting Services Ltd. (collectively "Cape Systems") from Peter B. Ayling and Elizabeth M. Ayling and Cape Systems, Inc. from Brad L. Leonard and Michael C. Moore for an aggregate purchase price of $2,000,000. Pursuant to the Stock Purchase Agreement, the parties executed an escrow agreement pursuant to which $200,000 of the purchase price was placed in escrow for a period of 15 months as a fund for indemnity claims arising out of the transaction. The acquisition was accounted for pursuant to the purchase method in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") effective as of January 12, 2005.


Default under Secured Convertible Notes

      In connection with the securities purchase agreements entered into in April 2004, January 2005 and August 2005, we granted the investors registration rights and security interests in all of our assets. Several events of default have occurred regarding all of the secured convertible notes, including failure to have a sufficient number of shares reserved for issuance upon conversion of the secured convertible notes and warrants and failure to have an effective registration statement for the shares underlying secured convertible the notes and warrants. As a result of these defaults, we are obligated to pay the note holders the principal amount of the notes together with interest and certain other amounts. We do not have the capital resources to pay the amounts required under these agreements. The secured convertible note holders have informed us that they do not intend to take any action at this time due to the default. The investors have waived, as of and through March 31, 2006 all events of default and all liquidated damages under the various securities purchase agreements and convertible notes. However, since April 1, 2006, we are in default again under these securities purchase agreements and secured convertible notes. We do not have any written commitment from the note holders that they will continue to waive events of default and liquidated damages thereunder. These events of default, taken as a whole, are reasonably likely to have a material impact on our short-term and long-term liquidity. The investors have been willing in the past to provide us with capital as needed to sustain our day-to-day operations and to forego enforcing default provisions, however, no assurance can be given that they will provide such capital in the future or continue to forego enforcing default provisions, which they are under no obligation to do so. In the event that we need additional capital in the future for our day-to-day operations, and the investors do not provide such funds, we will have to seek capital from new investors. As a result of these events of default and that all of our assets are secured by the current investors, it is highly unlikely that we would be able to obtain additional capital from other investors. If we are unable to obtain additional capital, we would likely be required to curtail or cease our operations. As all of our assets are secured by our existing lendors, of which we are currently in default, we do not anticipate filing for bankruptcy protection, as all of our assets would be transferred to our lendors pursuant to our existing security agreements.

Internal Controls and Procedures


      Since the quarter ended September 30, 2004, we have had significant deficiencies and/or material weaknesses in our internal controls and procedures. All of the significant deficiencies and material weaknesses identified in the periodic filings made since September 30, 2004, were as follows:


      o Failure to timely consider certain issuances of equity securities and the beneficial conversion features imbedded within the convertible debt instruments and preferred stock;


      o Inadequate staffing in our accounting department and the lack of a full-time senior accounting person;


      o Failure to timely consider the beneficial conversation charges resulting from modification of the terms of convertible debt instruments;

      o Stock options that we had granted to non-employee consultants should have been accounted for under variable accounting;

      o Revenue recognized for a particular contract during one quarter should have been deferred to the next quarter;

      o Revenue recognized for certain contracts during the year ended September 30, 2005 were initially not recognized properly per Statement of Position (SOP) 97-2 "Software Revenue Recognition". Under SOP 97-2, in certain circumstances, all revenues from an entire contract should be deferred until all the elements of the contracts have been delivered. In these cases, all the elements of the contracts were not delivered as of the end of respective quarters and hence, revenue should be deferred until all the elements of the contracts have been delivered;

      o During the financial reporting process including footnote disclosure requirements, our independent registered public accounting firm identified that we were missing some of the required generally accepted accounting principles disclosures; and

      o Our closing process did not identify all the journal entries that needed to be recorded as part of the closing process. As part of the audit, our auditors proposed certain entries that should have been recorded as part of the normal closing process.


      We have implemented the following changes to our internal controls and procedures to correct these significant deficiencies and/or material weaknesses:

      o contracted for a CPA to act as controller after our year end and we have instituted a policy requiring the controller to review all new convertible debt instruments to determine whether there is a beneficial conversion charge and record it in the proper period;

      o instituted a policy requiring the controller, at the end of each quarter, to reconcile the accounting records to the stock issuance report prepared and maintained by the corporate secretary to ensure that all equity issuances have been properly recorded;

      o instituted a policy requiring at least two accounting personnel, one of which must be the Chief Financial Officer, to review all contracts and provide an independent assessment of how revenue should be accounted for. In the event that such personnel have conflicting opinions on the recognition of revenue, we will seek outside, independent advice to determine the method of revenue recognition;

      o revised our policies to require the Controller to review the terms of all outstanding convertible debt instruments upon the issuance of new convertible debt instruments which may result in a beneficial conversion charge to the outstanding convertible debt;

      o modified our accounting software system to automatically classify contract revenue as deferred revenue until all elements of the contract have been delivered; and

      o retained an outside Certified Public Accountant, who reviews the closing procedures, financial statement preparation and identification of all entries and disclosures in order to mitigate any misstatements in our financial statements.

      To date, the costs involved in remediating our controls and procedures issues have been minimal. The changes implemented were effective, as of the quarter ended March 31, 2006, in preventing the material weaknesses from reoccuring. We believe that such material weaknesses have been adequately addressed and will not continue going forward.


      Additionally, we may in the future discover additional areas of our disclosure controls or internal control over financial reporting that need improvement. Any remedial measures we take may not succeed in designing, implementing and maintaining adequate controls over our financial processes and reporting in the future and may not be sufficient to address and eliminate the material weakness. Remedying the material weakness that has been identified, or material weaknesses that we or our independent registered public accounting firm may identify in the future, could require us to incur additional costs or divert management resources which could reduce our profitability.

      Any delay or failure to design and implement new or improved controls, or difficulties encountered in their implementation or operation, could harm our operating results, cause us to fail to meet our financial reporting obligations, or prevent us from providing reliable and accurate financial reports or avoiding or detecting fraud. Disclosure of material weaknesses, any failure to remediate such material weaknesses in a timely fashion or having or maintaining ineffective internal controls could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock and our ability to raise additional capital.

                                    BUSINESS

OVERVIEW

      We are a provider of supply chain management (SCM) technologies, including enterprise software systems and applications, and software integration solutions, that enable our customers to manage their order, inventory and warehouse management needs, consultative services, and software and hardware service and maintenance. We serve our clients through two general product and service lines: (1) enterprise solutions; and (2) service and maintenance for our products and services, including service and maintenance of software and hardware we resell for third parties. Our enterprise solutions include a suite of Java-architected software applications, applications devoted to the AS/400 customer base, as well as a portfolio of "light-directed" systems for inventory, warehouse and distribution center management. We provide a full range of software and hardware services and maintenance on a 24-hour, 7-days a week, 365-days a year basis, including the provision of wireless and wired planning and implementation services for our customers' facilities.

      We are also a provider of palletizing and packaging configuration, and truck/container loading software that improves pallet and truck utilization, and reduces packaging, storage and transportation costs. Our programs optimize pallet patterns, create new case sizes and product packaging, create efficient bundles of corrugated flat packs, build display pallet loads and test the strength of corrugated board. Our customer base, numbering approximately 3,700, includes, among others, some fortune 500 companies such as Wal-Mart, Sam's Club, Nestle, Procter & Gamble, Smurfit-Stone and Coca-Cola.

      We have achieved our current focused product and service portfolio as a result of various acquisitions over the past four years. Our customers use our software to reduce procurement and distribution costs, and manage and control inventory along the supply chain, thereby increasing sales and improving customer satisfaction and loyalty. We also resell third party software and hardware as part of our integrated solutions. We provide service and support for all of our software and systems from established facilities in North America.

      Historically, we have sold our products and services worldwide, but now operate primarily in North America and the United Kingdom, through a direct sales force and through strategic reseller alliances with complementary software vendors and consulting organizations. We target customers with a need to manage high volumes of activity along their supply chains from order intake and fulfillment, through inventory, warehouse and distribution center management to the ultimate delivery of goods to end users.

      In fiscal 2005, we had one customer, Regis Corporation, whose sales were approximately 10% of total revenue. At September 30, 2005 the customer accounted for approximately 14% of total accounts receivable. In fiscal 2004, we had two customers whose sales were approximately 30% of total revenue (IBM China 20% and Rite Aid Corp 10%). At September 30, 2004 the two customers accounted for approximately 30% of total accounts receivable.

      Our principal executive offices are located at 3619 Kennedy Road, South Plainfield, New Jersey and our telephone number is (908) 756-2000. We were organized in the State of New Jersey in November 1974.

Recent Developments

      On January 12, 2005, we entered into a stock purchase agreement with Peter
B. Ayling, Elizabeth M. Ayling, Brad L. Leonard, Michael C. Moore, Cape Systems and Consulting Services Ltd. and Cape Systems, Inc. pursuant to which we purchased all of the issued and outstanding shares of common stock of Cape Systems and Consulting Services Ltd. from Peter B. Ayling and Elizabeth M. Ayling and Cape Systems, Inc. from Brad L. Leonard and Michael C. Moore for an aggregate purchase price of $2,000,000. Pursuant to the stock purchase agreement, the parties executed an escrow agreement pursuant to which $200,000 of the purchase price was placed in escrow for a period of 15 months as a fund for indemnity claims arising out of the transaction.

      Cape Systems and Consulting Services Ltd. together with Cape Systems, Inc. is a provider of palletizing and packaging configuration, and truck/container loading software that improves pallet and truck utilization, and reduces packaging, storage and transportation costs. Its programs optimize pallet patterns, create new case sizes and product packaging, create efficient bundles of corrugated flat packs, build display pallet loads and test the strength of corrugated board. Its customer base, numbering approximately 3,700, includes, among others, such companies as Wal-Mart, Sam's Club, Kraft, Nestle, Procter & Gamble, Smurfit-Stone and Coca-Cola.

      In connection with the acquisition, we changed our name on April 8, 2005 to Cape Systems Group, Inc.

Outlook

      The successful implementation of our business plan has required, and will require on an ongoing basis, substantial funds to finance (i) continuing operations, (ii) the further development of our enterprise software technologies, (iii) expected future operating losses, (iv) the settlement of existing liabilities, including past due payroll obligations to our employees, officers and directors, and (v) from time to time, selective acquisitions. In order to meet future cash flow needs, we are aggressively pursuing additional equity and debt financings including through our enterprise software subsidiary XeQute Solutions, Inc., and continued cost cutting measures. Historically, we have financed these activities through both equity and debt offerings. There can be no assurance that we will continue to be successful in these efforts. As a result there is substantial doubt as to our ability to continue as a going concern.

      By the summer of 2002, it became apparent that the sharp downturn in capital spending in our major markets was likely to continue for the foreseeable future. This factor combined with the continuing working capital shortfall (which had already caused us to focus on our enterprise level software and sell off non-core businesses to raise cash to fund current operations as mentioned above) required us to look anew at our operations with a view to raising additional working capital and to reducing costs further. In light of the depressed price of our common stock and the related shrinking trading volumes, we elected to fund our enterprise software group separately from us in order to achieve better values than could be obtained by funding through us directly. At the same time as mentioned above, we needed to further contain costs and streamline operations.

      Throughout 2005, we experienced continued weakness in our core markets, continued operating losses and a consistent shortfall in working capital. In order to survive in these circumstances, we continued our strategy to focus on our core enterprise level products, while continuing to reduce costs.

The Supply Chain Management Industry

      The term "supply chain management" refers to a wide spectrum of software applications, consulting services, maintenance services and hardware products intended to enable businesses to manage their chains of supply. The primary goals of successful supply chain planning and execution are to reduce the costs of sales, recognize early opportunities and act on them to increase sales and to detect problems as they emerge to address them promptly to reduce their impact on the operations of the business. The SCM industry is evolving toward a more software-driven model as enterprises increasingly seek ways to manage their supply chains in real-time at a lower cost and in a more decentralized environment.

      SCM spending falls within the Information Technology industry. Because SCM technologies and services enable enterprises to manage a critical aspect of their operations, namely the chain of supply of components into products to be manufactured, sold and delivered to end customers, we believe that, despite some cyclicality that may always characterize investment in software, over the long-term, SCM solutions are likely to remain significant factors in corporate IT budgeting. We believe that applications and value-added services such as implementation and consulting will play a more significant role in the overall IT investment of companies in our target market, as enterprises increasingly focus on generating the highest return possible on their asset base-the primary focus of SCM technology.

The Opportunity

      The industry opportunity is being defined by three worldwide trends:

Two Major Catalysts: Global Competition and the Internet

      Many observers point to two fundamental drivers of long-term growth in the SCM industry: (i) the increase in globalization and the competitive pressures that trend is creating for businesses; and (ii) the rise of the Internet as a medium for commerce at virtually every level of the economy.

      As competitive barriers fall around the world, we believe that there is a secular trend toward more open global commerce that has the potential to impact businesses of nearly every size. This may create opportunities for our products in large as well as in small enterprises.

      Coincidental with the increase in the pressures of global competition, has been the arrival of the Internet. Electronic commerce is characterized by more interdependent relationships among companies, their vendors and their customers. Managing the supply chain in an e commerce environment lies at the heart of our suite of products.

An Industry Evolving

      Despite billions of dollars of capital investment in new software systems in the decade of the nineties, the benefits of this investment have been achieved more slowly than corporate buyers had expected. As corporate buyers began to return to their technology needs during 2002 and into 2003, after a slowdown in 2001 and early 2002, their approach is a more modest one, seeking affordable solutions targeted at specific problems and whose projected return on investment can be more rigorously assessed.

      We are focusing the marketing of our product portfolio to meet such buyer expectations and are seeking to offer specific supply chain products, at a predictable total cost of ownership, with predictable time to complete implementation.

Beyond the "Four Walls"

      Traditionally, companies have viewed their supply chains as a series of discrete activities that could be managed largely independently of each other and almost certainly independently of a company's vendors and customers. This approach is changing. Corporate buyers understand the interdependence of each stage and of each participant in the supply chain and are seeking "visibility" into their supply chain.

      This transition to a new operating model poses challenges for corporate managers because few internal IT systems or business practices are yet fully capable of taking advantage of the new opportunity to access and manage enterprise information in a decentralized environment. Increasingly, corporations are taking advantage of opportunities to add value at many more places along the supply chain. This is placing a more complex set of functional needs on legacy supply chain management practices and technologies. These challenges include:

      Implementing and managing more dynamic, customer-driven fulfillment processes;

      Supporting a new array of relationships with partners, vendors, trading partners and customers;

      Enhancing visibility into order, inventory, warehouse and transportation status;

      Improving real-time co-ordination among enterprise facilities;

      Extending supply chain visibility beyond the enterprise;

      Permitting dynamic scalability to address unpredictable increases in transaction volumes;

      Allowing least-cost routing;

      Enabling the application of value-added services along the supply chain;

      Providing means to monitor activity along the supply chain; and

      Managing events in the supply chain in the optimum time to take advantage of revenue opportunities and avoid costs.

      A premium is developing on SCM systems and software that are more integrated, scaleable, offering real-time capabilities and that can support a more complex and dynamic web of business relationships with vendors, partners and customers. We believe that our software and services, coupled with our expertise in the areas of order fulfillment, inventory, warehouse and transportation management offer important value-added in the evolving SCM marketplace.

Our Business and Products

      We are a provider of products designed to meet the emerging opportunity described above. These products principally involve the provision of services and enterprise level software for order fulfillment comprising order management, warehouse and inventory management and distribution management. This market is sometimes referred to as supply chain "execution management" software. The business benefits from an established, revenue-producing suite of proven products which have been sold to a client base consisting of some Fortune 500 clients in the United States, in our target vertical markets. These vertical markets are pharmaceuticals; consumer packaged goods, third party logistics providers; and bulk food distributors.

      The following summary relates to the product lines currently offered by us:

1. Warehouse Management Systems (WMS)

      eWMS is designed to fully automate a warehouse. The system is a fully integrated, scalable product designed to address day-to-day "operational" functions and inventory availability. It operates on platforms such as Linux or Unix utilizing industry standard Relational Database Management Systems (RDBMS). The system includes integral RF support to facilitate product movement processes within the warehouse. Receiving, inventory control, replenishment, and picking are automated. The system includes comprehensive inventory control functions such as receiving, system-directed, automatic replenishment, consolidation and cycle counting. The product includes a number of standard functions that can be custom configured to suit the physical warehouse and inventory control requirements of the customer. It can control and record all material movements including: planned and unplanned receipts, adjustments, and order processing.

2. Light-Directed Picking and Put Away Systems

      The terms "light-directed" or "light-prompted" systems refer to the stock picking (or put away) functions in warehousing management systems whereby a light automatically shines in the sector where stock needs to be picked. Such "light-directed" stock picking systems have a proven track record for making the order fulfillment process dramatically more efficient with a very significant reduction in the error rate in the stock picking function and a measured improvement in productivity.

      Our light-directed family of software picking systems was originally developed by our subsidiary, Data Control Systems. The products offer a design and implementation of state-of-the-art, IT-based solutions that dramatically improve productivity for the order fulfillment and warehouse management functions in manufacturing and distribution companies.

      Our light-directed picking solutions interface with a number of ERP systems and can be modified to work with almost any system. The order control/fulfillment systems represent an important facet of the complete E-commerce system. While E-commerce marketing and order taking engines can generate substantial sales, without an optimized order fulfillment process, the promise of E-commerce will not be fully realized by companies.

      The industry has recognized our products and services and they were awarded the "Modern Materials Handling" Productivity Achievement Award in 1999 and the Vendor of the Year for Merck Pharmaceuticals in 1998. Our product line includes a mobile cart based system that appeals to a broader customer base. This system, CartRite, utilizes light panels and advanced wireless communications in its warehouse management application.

      Typically, after introduction of our light-directed order fulfillment system, clients eliminate a portion of the staff they previously required to fill warehouse orders. This is achieved by automating and optimizing the scheduling, method and the order of picking items without any paper. The system thus, among other things, eliminates the multiple steps associated with paper handling and manual reconciliation.

      The software products automate the process from order receipt to final shipment. We have developed standard communication interfaces with the leading ERP vendors including SAP, JD Edwards, Oracle, Peoplesoft and Microsoft Great Plains Resources, and other enterprise level systems. We are an authorized software provider for all the major shippers in the US which includes UPS/FedEx/RPS/USPS. The software is capable of simultaneous production of shipping bar codes when labels are generated.

      Hundreds of our installations of our WareRite Warehouse Management Systems
(WMS), PicRite, TurnRite, and PutRite light-prompt systems are providing results in a wide range of industries, including: pharmaceuticals, cosmetics, publishing, mail order industries, automotive, electronics, direct selling associations, retail and wholesale distribution. The above product lines along with the CartRite system have the potential to enhance its clients' E-commerce related processes. Customers include Merck Pharmaceutical, Pfizer, Wyeth, Estee Lauder, OfficeMax, Rite Aid, Braun Electronics (a wholly owned subsidiary of Gillette) and Dr. Mann Pharma in Germany.

3. Packaging and Transportation Software

      We also offer a full range of software solutions for all packaging design, palletizing and truck or container loading needs. The CAPE PACK and TRUCKFILL programs can be fully integrated with other systems and offer simple import and export features. Sharing pallet specifications and container load diagrams is easy with the email feature and the Web Page Publisher program. Companies using CAPE PACK, palletizing and packaging design software, can increase profitability without having to sell more products, raise prices or increase market share.

      CAPE PACK palletizing and package design software calculates efficient pallet loads, enables users to design custom packages, evaluate alternative product dimensions, review optional pack arrangements and test package integrity using the compression strength testing feature. CAPE PACK also includes extensive import and exporting capabilities, making integration with other systems, such as SAP, much easier for customers. Product data can be imported into CAPE PACK and stored in product, bundle and case size databases.

      The Pallet Group allows the improvement of pallet utilization and load stability by entering in a product size, basic pallet restrictions and letting the program calculate the most efficient pallet stacking patterns. The program will also allow evaluation of the efficiencies of the product on up to 3 different sets of pallet criteria at one time.

      The Arrange Group takes the design process a step further and helps to design improved case sizes, better product arrangements, or bundles, within the case and get more product on a pallet. Beginning with a fixed product size, the user can set a range of desired product quantities and the program would calculate alternative bundles, secondary packaging sizes and arrangements, while also calculating the most efficient pallet pattern.

      The Design Group is used to evaluate alternative product dimensions so more product will fit in the case, on the store shelf, and on the pallet. This group builds on Pallet and Arrange so beginning with a variable product dimension, the user can specify how much each dimension can vary up or down and in certain increments. The program then calculates alternative product dimensions, bundles, cases and the resulting pallet load.

      CAPE PACK's graphics technology enables users to view true to life representations of solutions and the power to share the results with other people. The program generates three dimensional, color displays of full, quarter and club-store pallet loads.

      CASEFILL, DISPLAY PALLET, AND KDF are utilities which can aid in the consolidation of cases, automatically calculate mixed product pallets for club-stores, and to generate pallet loads using bundles of KDF's/flat glued cases. All of these features are includes with any of the above program groups within CAPE PACK.

      DISPLAY PALLET PROGRAM accesses a customer's product database to help manufacturers and retailers build 3-dimensional displays of single and mixed sized products for club stores. By setting load restrictions and using the very powerful multiple product calculation algorithms, pallet loads that are shoppable as well as efficient.

      TRUCKFILL software specializes in the organization and priority loading of products into trucks and containers. TRUCKFILL helps users reduce shipping costs by planning, creating, editing, printing and maintaining multi-product load plans, while avoiding the shipment of empty space or wasted time manually calculating how many products can be loaded onto containers and trucks. For existing CAPE software users, importing previously saved pallet loads from CAPE PACK can be accomplished quickly and easily.

      The customer can enter the details for the products, pallet loads and truck/container sizes into the appropriate database then the software will calculate the load configurations. Sharing the results is made easy with the email, custom reports and exporting capabilities. Creating export documentation in advance and communicating results via the Internet can improve customer relations, help create shipment quotes and reduce refused shipments.

4. RFID

      Apply and Comply is a simple, low cost, turnkey Radio Frequency Identification (RFID) labeling solution that gives users the capability to be compliant with Wal-Mart, Target, Gillette, Best Buy and Department of Defense mandates, among others. Designed for companies that are facing RFID compliance mandates on low to mid volume products, the Apply and Comply(TM) product offers a complete portable solution containing all of the hardware, software, and equipment necessary to provide an out-of-the-box RFID compliance label tagging solution.

      The RFID Tag Locator uses commercially available RFID tags and readers to measure RFID performance at the case and pallet level under real-world conditions. Results from these measurements are displayed using interactive color-coded 3D models to show RF properties. This unique and intuitive visualization system conveys an immediate understanding of the RF behavior of a product. This in turn leads to optimal tag placement and significantly improved case and pallet reading.

Competition

      The industry today is marked by competition in two industry segments: SCM planning and SCM execution. We compete primarily in the execution segment. In this segment, we face competition from numerous foreign and domestic companies of various sizes, most of which are larger and have greater capital resources. Competition in these areas is further complicated by possible shifts in market share due to technological innovation, changes in product emphasis and applications and new entrants with greater capabilities or better prospects.

Order Management

      The order management market is becoming a center of focus for every business in the world whether or not they run distribution centers. As a result this market segment could become the largest part of our business in the future. The importance of this emerging opportunity is highlighted by the recent entry of JD Edwards, PeopleSoft, i2 and Manugistics into this market. The competition for our eOrder product is believed to be as follows:

      PeopleSoft, an ERP vendor with revenues of approximately $3 billion. We believe that PeopleSoft has a Java-based product offering which is very competitive with that offered by us. PeopleSoft recently acquiredJD Edwards & Co Inc, an ERP vendor with a presence in the order management segment.

      i2 Technologies, the largest planning supply chain vendor in the US based on revenues, with sales of approximately $500 million.

Execution Management

      In the execution management segment in the US there are approximately 275 companies offering a WMS product, of which only a small number have a top tier product (defined as able to handle warehouse space in excess of 250,000 square feet and at least 100 simultaneous users of wireless devices at any one time) and revenues in excess of $10 million. We believe that we are the only supplier with a complete JAVA based cross-platform solution for Supply Chain Management. In this segment of the industry, our major competitors for the warehouse and inventory management components and the transportation and logistics components of our eSuite product are:

      EXE Technologies, a subsidiary of SSA Technologies, with revenues believed to be approximately $70 million, competes most directly with us in warehouse management in our main vertical markets.

      Manhattan Associates, the largest warehouse management software vendor in the world with annual revenues of approximately $170 million. They focus principally on the AS/400 market in retail distribution and fast moving consumer goods.

      Catalyst International, with revenues of $33 million, provides principally UNIX solutions in our vertical markets.

Light-Directed Systems

      In the "Pick-to-light" business, we believe that there are some 25 competitors, of which the largest are Real Time Solutions, Rapistan, Kingsway and Haupt of Austria, all privately held companies. These companies compete with aggressive pricing and turn key solutions. However, our competitive advantage centers on our product's flexibility and software capabilities.

Packaging and Transportation Systems

      Within the packaging industry there are only a few companies that provide packaging design, palletization or container loading software in some format. There is only one major competitor within this market segment. CAPE Systems has been the innovator in bringing new features and functionality to market, based on customer requests and industry demands. The abilities to import / export data and integrate with other systems, are some of the reasons why CAPE Systems has been named a Top 100 IT Logistics Provider for the past two years.

      TOPS Engineering, a privately held company, with revenues believed to be approximately $2 million, competes most directly with us in packaging, palletizing and container loading software, in our main vertical markets.

RFID

      The science of best tag placement has usually been conducted at private labs and certain universities. Only over the last couple of years have companies decided to take this science and commercialize it. We have identified two companies that we feel come closest to provided competitive solutions to our RFID Tag Locator. We also feel that as companies like Wal-Mart start mandating that not only must RFID tags be placed on pallets and individual cases, but that the tags must be readable as well, we will see tremendous interest and need in tag readability and placement software, including our RFID Tag Locator.

      ODIN Technologies, a privately held company, based in Virginia, competes in the RFID tag location business with a product called Trifecta. Our research indicates that the results from ODIN's product are based on simulation models, while our RFID Tag Locator product gathers scientific RFID data and displays results in 3D and most importantly in real-time. We believe the real-time aspects of RFID Tag Locator is an important competitive differentiator.

      Venture Research, a privately held company, based in Texas, provides non-graphical analysis of RFID best tag placement through the use of RFID portal and tunnels. Because of the real-time 3D graphical analysis of our RFID Tag Locator product, we see Venture Research as a competitor and as a potential partner.

      There are many companies that are promoting RFID "slap-and-ship" compliance software, including Manhattan Associates and Venture Research. We feel our differentiator is that we can also bundle in other supply chain functionality at a modular level to enhance and speed up RFID compliance mandates, as well as bundle in best tag placement software. These additional features combined with a quick and easy to setup procedure and a user-friendly touch screen interface provides us with the necessary tools to remain competitive in the RFID compliance space.

Research and Development

      For the years ended September 30, 2005 and 2004, there was no research and development spending as we suspended research and development to focus our resources on customer support.

INTELLECTUAL PROPERTY

      We have 11 trademarks registered with the United States Patent & Trademark Office. The marks that we have filed and received trademark registration for are as follows:

               Application or            Registration or
Trademark      Registration No.          Filing Date
---------      --------------------      ---------------------------------------------
CARTRITE       Reg. No. 2,274,410        August 31, 1999
WARERITE       Reg. No. 2,054,680        April 22, 1997 (renewed Mar, 2003)
TURNRITE       Reg. No. 2,060,888        May 13, 1997 (renewed Mar, 2003)
SHIPRITE       Reg. No. 2,052,389        April 15, 1997 (renewed Mar, 2003)
SCALERITE      Reg. No. 2,050,615        April 8, 1997 (renewed Mar, 2003)
PUTRITE        Reg. No. 2,054,679        April 22, 1997 (renewed Mar, 2003)
PICRITE        Reg. No. 1,659,547        October 8, 1991 (renewed June 4, 2001)
CAPE           Reg. No. 920,742          September 21, 1971 (renewed June 13, 2001)
CAPE PACK      Reg. No. 1,948,709        January 16, 1996 (renewed September 30, 2005)
Truckfill      Reg. No. 2,480,542        August 21, 2001
CAPE           Reg. No. TMA 210,349      October 31, 1975 (renewed October 31, 2005)
                                         (Canada)

EMPLOYEES


      At June 1, 2006, we had approximately 27 employees. 20 of our employees are in North America and seven are in the United Kingdom. Approximately 52% are in Installation and Implementation, 30% in Sales and Marketing (including sales support) and the balance in Executive/Administrative.


      Designing and implementing our software solutions requires substantial technical capabilities in many disparate disciplines, from mechanics and computer science to electronics and mathematics. While we believe that the capability and experience of our technical employees compare favorably with other similar companies, there is no guarantee that we can retain existing employees or attract and hire capable technical employees we may need in the future, or if it is successful, that such personnel can be secured on terms deemed favorable to us.

                            DESCRIPTION OF PROPERTIES

      Our principal executive offices are located at 3619 Kennedy Road, South Plainfield, New Jersey 07080, and our telephone number is (908) 756-2000. We and our subsidiaries occupy approximately 15,000 square feet of office & warehouse space in a building in South Plainfield, New Jersey under a lease expiring in April 2008. The monthly rent is $10,500. Our Dallas office is located at 100 Allentown Parkway, #218, Allen, Texas 75002, and our telephone number is (972) 359-1100. This office occupies approximately 3,000 square feet of office space under a lease that expires April 2006. The monthly rent is $2,963. Our London office are located at The Perfume Factory, 140, Wales Farm Road, London W3 6UG and our telephone number is 020-8752-8610. This office occupies approximately 1,803 square feet of office space under a lease that expires March 2008. The monthly rent is approximately 3,250 GBP (approximately $5,737 based on current exchange rates).

      In addition, we lease approximately 2,000 square feet of office space in Paramus, New Jersey, which has been subleased. The lease expires in May 2008, and we pay and expense $4,100 a month and receive an offset $3,100 per month from the subleasee against rent expense. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us. We maintain a website at www.capesystems.com. The information contained on that website is not deemed to be a part of this prospectus.

                                LEGAL PROCEEDINGS

      From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

      We are party to a number of claims, which have been previously disclosed by us. Since such amounts have already been recorded in accounts payable or accrued liabilities, these claims are not expected to have a material affect on our stockholders' deficiency. However, they could lead to involuntary bankruptcy proceedings. Those are the following.

      a) On April 16, 2003, an action was commenced in the Supreme Court of the State of New York, County of Suffolk, entitled Bautista v. Vertex Interactive, Inc and Renaissance Software, Inc. The action, which demanded $394,000, was brought by a former employee claiming breach of his employment agreement. On March 29, 2004, a judgment was granted against us in the amount of $350,482. As of the date of this filing, the judgment has not been paid.

      b) On October 31, 2001, an action was commenced in the United States District Court, Southern District of New York entitled Edgewater Private Equity Fund II, L.P. et al. v. Renaissance Software, Inc. et al. The action, brought against Renaissance Software, Inc., a subsidiary of ours, and us, alleged the default by Renaissance Software, Inc. in payment of certain promissory notes in the principal aggregate sum of $1,227,500. We guaranteed the notes. The noteholders demanded $1,227,500, together with interest accruing at the rate of 8% per annum from June 30, 2001. On March 12, 2002, the noteholders were successful in obtaining a judgment against Renaissance Software, Inc. in the aggregate amount of $1,271,407 including interest, late charges and attorneys' fees. As of the date of this filing, the judgment has not been paid.

      c) As part of the settlement entered into between us and three former principals of a company we acquired in 2000, consent judgments in the amount of approximately $1,000,000 each were entered against us on July 19, 2002. We are currently negotiating with the former owners to accept forms of payment other than cash. However, there can be no assurance that a non-cash settlement will be concluded. As of the date of this filing, the judgments have not been paid.

      d) On February 9, 2003, in the matter captioned Scansource, Inc. vs. Vertex Interactive, Inc., Superior Court of New Jersey, Essex County, a judgment was granted against the Company in the amount of $142,155. The action alleged non-payment by us for computer hardware. As of the date of this filing, the judgment has not been paid.

      e) In connection with the liquidation of our European operations, specifically VSM Italia s.r.l. ("VSM"), our wholly owned subsidiary, on July 25, 2005 an action was commenced against us, the Board of Directors of VSM, its auditing committee, and its auditors, in the Civil Court of Milan, Italy, captioned Bankrupt V.S.M. Italia s.r.l. in liquidation- n. 559/02. The complaint alleges that at the end of calendar year 2000 and beginning of 2001, VSM lacked liquidity", had incurred large liabilities, and was undercapitalized. As a result, the complaint alleges, among other things, that liquidation proceedings should have started at the end of year 2000, and continuing to run the business until June 30, 2002 damaged VSM in the amount of Euro 2,600,000, such amount has been accrued by us. We have only recently received the complaint and have requested additional information with respect to its contents so that we may respond accordingly.

Recently Settled Litigation


      On or about January 30, 2006, we settled for 200,000 shares of common stock, valued at $10,000, an action previously disclosed and accrued, which was commenced by Sonata Software vs. Vertex Interactive, Inc. et. al. The action had demanded $242,000 to be due Sonata Software, a previously used vendor.

      On or about March 31, 2006, we settled for $25,000 a consent judgment, previously disclosed and accrued, in the amount of approximately $1,000,000 entered against us on July 19, 2002 in the United States District Court, District of New Jersey, in the matter captioned Henley et. al. vs. Vertex Interactive, Inc. et. al.


PAYROLL OBLIGATIONS

      As a result of our severe cash constraints, we had fallen as much as two to three months behind in meeting our payroll obligations to our employees subsequent to September 30, 2002. As a result, we entered into a Consent Order and Agreement with the New Jersey Department of Labor which provides for monthly payments of $30,000 which commenced on June 1, 2004 and payments were made through August 31, 2005 and we have made no subsequent payments. We shall reduce the balance of the payroll obligations, including penalty, as cash becomes available until the total outstanding balance of approximately $282,000 is paid.

      We believe, although there can be no assurances, that the payroll obligations including penalties as of December 31, 2005 will be satisfied by the calendar year ending December 31, 2006. Certain individuals who are owed payroll obligations have agreed in principle to accept shares of our common stock in lieu of cash. We are continuing to negotiate to reduce the total cash obligations due so that a combination of stock and cash will allow us to pay off these obligations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Names:                        Ages       Titles:                                                  Board of Directors
-----------------------      ------      ---------------------------------------------------      -----------------------
Hugo H. Biermann                 56      Executive Chairman                                       Director
Nicholas R. H. Toms              57      Chief Executive Officer and Chief Financial Officer      Director
Otto Leistner                    61                                                               Director
David Sasson                     36      Chief Operating Officer and Chief Technical Officer
Peter Ayling                     61      V.P. - Worldwide Group Marketing;
                                         President, Cape Systems
Brad Leonard                     49      V.P. - Worldwide Group Sales
Barbara H. Martorano             49      Secretary

      Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors.

      Directors serve without cash compensation and without other fixed remuneration. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

      Hugo H. Biermann has served as Executive Chairman of the Board of Directors since July 2001 and served as Joint Chairman and Joint Chief Executive Officer and a Director of ours from September 1999 through June 2001. Mr. Biermann has been a principal in Edwardstone & Company, Incorporated ("Edwardstone"), an investment management company, since 1986 as well as serving as President of Edwardstone since 1989. From 1988 to 1995 Mr. Biermann served as Director and Vice Chairman of Peak Technologies Group, Incorporated ("Peak Technologies"), a company involved in automated data capture technologies.

      Nicholas R. H. Toms has served as Chief Executive Officer and a director since July, 2001 and served as Joint Chairman of the Board of Directors, Joint Chief Executive Officer and a Director of ours from September 1999 through June 2001. Mr. Toms has been a principal of Edwardstone, an investment management company, since 1986 and Chairman and Chief Executive Officer of Edwardstone since 1989. From 1988 to 1997, Mr. Toms served as Chairman, President and Chief Executive Officer of Peak Technologies.

      Otto Leistner has been a Director since April 2000. He has been a Partner since 1995 in Leistner Pokoj Schnedler, a midsize accounting and consulting firm in Frankfurt, Germany with a staff of approximately 100.

      David Sasson has served as our Chief Operating Officer and Chief Technical Officer since October 2005. Mr. Sasson held various positions within the Company primarily as director of software operations for the Pick-to-Light product division of XeQute Solutions, Inc., our wholly-owned subsidiary, from 2002 until 2005. Mr. Sasson previously worked for Data Control Systems, which we acquired in 2000. Mr. Sasson is a member of the board of directors of Open Terra, Inc. Mr. Sasson serves on the board of directors for the Warehousing Education and Research Council for NJ/NY/CT and is a member of the NJ Material Handling Society and the NJ Technology Council. Mr. Sasson has a Bachelor of Science in Business Administration from Ramapo College of New Jersey.

      Peter Ayling has served as our V.P. Worldwide Group Marketing, and Managing Director of Cape Systems and Consulting Services Ltd, in the United Kingdom since January 2005. Prior to that, Mr. Ayling was the Managing Director of Cape Systems and Consulting Services Ltd. in the United Kingdom and the President of Cape Systems, Inc., the U.S. subsidiary.

      Brad Leonard has served as our V.P. - Worldwide Group Sales since January 2005. Prior to the time, Mr. Leonard served as the VP of Business Development with Cape Systems, Inc. since 1984. Prior to joining Cape Systems, Inc. Mr. Leonard was a Packaging Engineering with General Dynamics, Miles Laboratories and Frito-Lay. Mr. Leonard has a BA from the University of Wisconsin and an MBA from Indiana University.

      Barbara H. Martorano joined us in June 1990 and has served in a variety of positions, including Sales Order Processing Coordinator, Office Administrator, Executive Assistant to the President, CEO and Chairman of the Board, as well as Corporate Secretary as of January 17, 1996.

                             EXECUTIVE COMPENSATION

      The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending September 30, 2005, 2004 and 2003 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                              Long-Term Compensation
                                                                       -------------------------------------
                                         Annual Compensation                     Awards              Payouts
                                  ----------------------------------   ---------------------------   -------
                                                           Other                      Securities
                                  Annual       Annual      Annual       Restricted     Underlying      LTIP      All Other
Name and                 Fiscal   Salary        Bonus   Compensation   Stock Awards   Options/SARs   Payouts   Compensation
Principal Position        Year      ($)          ($)         ($)            ($)           (#)          ($)          ($)
----------------------   ------   -------      ------   ------------   ------------   ------------   -------   ------------
Nicholas R. H. Toms,      2005     62,518
CEO and CFO               2004     91,667           0              0              0              0         0              0
                          2003    300,000           0              0              0              0         0              0

Mark A. Flint, CFO        2005          0           0              0              0              0         0              0
                          2004          0           0              0              0              0         0              0
                          2003    218,589(1)        0              0              0              0         0              0

Donald W. Rowley,         2005          0           0              0              0              0         0              0
Executive VP -            2004          0           0              0              0              0         0              0
Strategic Development     2003    101,667(2)        0              0              0              0         0              0

Brad Leonard, Vice        2005    120,312           0              0              0              0         0              0
President, Worldwide      2004          0           0              0              0              0         0              0
Sales                     2003          0           0              0              0              0         0              0

Peter Ayling, Vice        2005    119,700           0              0              0              0         0              0
President, Worldwide      2004          0           0              0              0              0         0              0
Marketing                 2003          0           0              0              0              0         0              0

Robert Schilt, Chief      2005    172,134           0              0              0              0         0              0
Technology Officer        2004    100,000           0              0              0              0         0              0
XeQute Solutions, Inc.    2003    214,475           0              0              0              0         0              0

Timothy Callahan,         2005          0           0              0              0              0         0              0
Vice President Sales      2004     50,000           0              0              0              0         0              0
and Marketing             2003    198,750           0              0              0              0         0              0

(1)   Mr. Flint was laid off in August, 2003.
(2) Mr. Rowley resigned as an officer in February, 2003, and was laid off in June, 2003.

Option/SAR Grants in Last Fiscal Year

      On January 12, 2005, we issued options to acquire 3,420,000 shares of our common stock at an exercise price of $0.10 per share to principals in connection with the acquisition of Cape Systems.

Stock Option Plans

      On October 10, 1985, the board of directors adopted our 1985 Incentive Stock Option Plan which was amended on February 14, 2000. We reserved 8,000,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1985 plan. The 1985 stock option plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of stock options.

      Under the stock compensation plan, we may grant stock options only to employees and consultants. The 1985 stock option plan is administered directly by our board of directors.

      Subject to the provisions of the stock option plan, the board will determine who shall receive stock options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices.


      As of June 1, 2006, there were 4,160,500 stock options granted under the 1985 plan that were outstanding.


Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table describes for the named executive officers, the exercisable and unexercised options held by them as of September 30, 2005. No options were exercised by the named executive officers in fiscal 2005. The "Value of Unexercised In-the-Money Options at Fiscal Year End" is based on a value of $.05 per share, the closing price of Vertex's common stock on The Nasdaq Stock Market's National Market, on September 30, 2005, less the per share exercise price, multiplied by the number of shares to be issued upon exercise of the options.

                    Number of Securities          Value of unexercised
                   Underlying unexercised         in-the-money options
                 Options at fiscal year end        at fiscal year end
                ---------------------------   ---------------------------

Name            Exercisable   Unexercisable   Exercisable   Unexercisable
-------------   -----------   -------------   -----------   -------------

Hugo Biermann       475,000              --       n/a            n/a
Nicholas Toms       475,000              --       n/a            n/a
Brad Leonard        200,000              --       n/a            n/a
Peter Ayling        300,000              --       n/a            n/a

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On June 25, 2004, as part of an Investment Restructuring Agreement with six shareholders, who are also our principal shareholders, we exchanged class C preferred stock for class C-1 convertible preferred stock on a 1:1 basis. Each share of Series C-1 convertible preferred stock is convertible into $1,000 worth of our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      On September 27, 2004, we issued 7,615 shares of class D convertible preferred stock to MidMark Capital, L.P. in exchange for $7,614,708 of debt, including accrued interest, owed by our subsidiaries and us to MidMark Capital II, L.P. In addition, on September 27, 2004, we issued 5,569,980 shares of common stock to MidMark Capital, L.P. upon exercise of warrants by MidMark Capital, L.P. The exercise price for the warrants was exchanged for the retirement of $315,309 in debt owed by us to MidMark Capital, L.P. As well, on September 27, 2004, we issued 240,000 shares of common stock to MidMark Capital II, L.P. upon exercise of warrants by MidMark Capital II, L.P. The exercise price for the warrants was exchanged for the retirement of $2,400 in debt owed by us to MidMark Capital II, L.P. Each share of the class D convertible preferred stock is convertible into $1,000 worth of our common stock, at MidMark Capital's option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      We have no policy regarding entering into transactions with affiliated parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth certain information regarding beneficial ownership of our common stock as of June 21, 2006


      o by each person who is known by us to beneficially own more than 5% of our common stock;
      o     by each of our officers and directors; and
      o     by all of our officers and directors as a group.


                                                                    PERCENTAGE OF      PERCENTAGE OF
                                                                       CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------
Hugo H. Biermann                Common Stock        2,863,010 (4)       2.52%                   *
3619 Kennedy Road
South Plainfield, NJ 07080

Nicholas R. H. Toms             Common Stock        3,986,293 (5)       3.51%                   *
3619 Kennedy Road
South Plainfield, NJ 07080

Otto Leistner                   Common Stock        2,672,875 (6)       2.36%                   *
3619 Kennedy Road
South Plainfield, NJ 07080

Barbara Martorano               Common Stock           27,000 (7)          *                    *
3619 Kennedy Road
South Plainfield, NJ 07080

David Sasson                    Common Stock        1,500,000           1.33%                   *
3619 Kennedy Road
South Plainfield, NJ 07080

Peter Ayling                    Common Stock          675,000 (7)          *                    *
3619 Kennedy Road
South Plainfield, NJ 07080

Brad Leonard                    Common Stock          400,000 (7)          *                    *
3619 Kennedy Road
South Plainfield, NJ 07080

All Officers and Directors      Common Stock       11,701,303 (8)      10.20%                   *
As a Group (7 persons)

----------------------------
American Marketing Complex      Common Stock        9,455,000           8.35%                   *
330 East 33rd Street, Suite 15M
New York, NY 10016

MidMark Capital L.P.            Common Stock       11,594,997 (9)       9.76%                   *
177 Madison Avenue
Morristown, NJ 07960

MidMark Capital II L.P.         Common Stock    1,403,572,834 (10)     92.55%                   *
177 Madison Avenue
Morristown, NJ 07960

=====================================================================================================

Pitney Bowes, Inc.              Preferred A         1,356,852           100%                   100%
One Elmcroft Road
Stamford, CT 06926

=====================================================================================================

Pitney Bowes, Inc.              Preferred B             1,000           100%                   100%
One Elmcroft Road
Stamford, CT 06926

=====================================================================================================

                                                                    PERCENTAGE OF      PERCENTAGE OF
                                                                       CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------
MidMark Capital II L.P.         Preferred C-1             805          80.74%                   0%
177 Madison Avenue
Morristown, NJ 07960

Paine Webber Custodian          Preferred C-1              50           5.02%                   0%
F/B/O Wayne Clevenger
177 Madison Avenue
Morristown, NJ 07960

Joseph Robinson                 Preferred C-1              50           5.02%                   0%
177 Madison Avenue
Morristown, NJ 07960

O'Brien Ltd Partnership         Preferred C-1              50           5.02%                   0%
177 Madison Avenue
Morristown, NJ 07960

=====================================================================================================

MidMark Capital II, L.P.        Preferred D             7,615           100%                   0%
177 Madison Avenue
Morristown, NJ 07960


(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 21, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) For purposes of calculating the percentage beneficially owned, the number of shares of each class of stock deemed outstanding include 113,182,169 common shares; 1,356,852 Preferred "A" Shares; 1,000 Preferred "B" Shares; 997 Preferred "C" Shares and 7,615 Preferred "D" Shares outstanding as of June 21, 2006.

(3) Percentage based on 971,382,169 shares of common stock outstanding.


(4) Includes 475,000 shares issuable pursuant to presently exercisable options and 388,010 shares held in the name of Bunter BVI Limited of which Mr. Biermann may be deemed to be a beneficiary. Mr. Biermann, however, disclaims such beneficial ownership.

(5) Includes 475,000 shares issuable pursuant to presently exercisable options and 82,000 shares held in a trust for the benefit of his daughter, Catherine Toms, of which Mr. Toms is the trustee. Mr. Toms, however, disclaims such beneficial ownership of the shares owned by the trust.

(6) Includes 50,000 shares issuable pursuant to presently exercisable options.


(7) Represents shares issuable pursuant to presently exercisable options.


(8) Includes 1,519,000 shares issuable pursuant to presently exercisable options and 388,010 shares held by a company for which by Mr. Biermann disclaims beneficial ownership.


(9) Includes 5,666,667 shares issuable upon conversion of class C-1 convertible preferred stock.

(10) Includes 1,269,166,667 shares issuable upon conversion of class D convertible preferred stock, and 134,166,667 shares issuable upon conversion of class C-1 convertible preferred stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK


      We are authorized to issue up to 1,000,000,000 shares of common stock, par value $.005. As of May 22, 2006, there were 113,182,169 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.


      We have engaged Continental Stock Transfer & Trust Company, located in New York, New York, as independent transfer agent or registrar.

PREFERRED STOCK


      We are authorized to issue up to 2,000,000 shares of Preferred Stock, par value $.01. As of June 21, 2006, there were 1,356,852 shares of Class A Preferred Stock outstanding, 1,000 shares of Class B Preferred Stock outstanding, 997 shares of Class C-1 Preferred Stock outstanding and 7,615 shares of Class D Preferred Stock outstanding. Each share of Class A Preferred is convertible into 1 share of our common stock. Each share of Class B Preferred is convertible into 1,190 shares of our common stock. Each share of the Class C-1 and Class D Convertible Preferred is convertible into $1,000 worth of our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or
(ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.


OPTIONS

      There are currently outstanding options to purchase 7,434,221 shares of our common stock consisting of the following: (i) 5,172,221 options granted under our non-qualified plan; and (ii) 2,262,000 options granted under our qualified plan.

WARRANTS

      In connection with a Securities Purchase Agreement dated April 28, 2004, we have issued 3,000,000 warrants to purchase shares of common stock exercisable until five years from the date of issuance at a purchase price of $0.11 per share. In connection with a Securities Purchase Agreement dated January 11, 2005, we have issued 1,850,000 warrants to purchase shares of common stock exercisable until five years from the date of issuance at a purchase price of $0.09 per share. In connection with a Securities Purchase Agreement dated August 10, 2005, we have issued 550,000 warrants to purchase shares of common stock and are obligated to issue 300,000 additional warrants. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share.

CONVERTIBLE SECURITIES


      Not including approximately 12,834,221 shares of common stock issuable upon exercise of outstanding options and warrants, approximately 1,094,088,750 shares of common stock are issuable upon conversion of outstanding promissory notes, which includes 631,588,750 shares of common stock issuable upon conversion of the $2,526,355 in outstanding secured convertible notes issued pursuant to the Securities Purchase Agreement dated April 28, 2004 and 462,500,000 shares of common stock issuable upon conversion of the secured convertible notes issued pursuant to the Securities Purchase Agreement dated January 11, 2005.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 28, 2004, and amended on December 30, 2004, for the sale of (i) $3,000,000 in secured convertible notes and (ii) warrants to buy 3,000,000 shares of our common stock. Pursuant to a registration statement on Form S-1 (333-116714) declared effective with the SEC on August 9, 2004, we previously registered 10,000,000 shares of common stock underlying the convertible debentures and 3,000,000 shares of common stock underlying the warrants. We are registering 130,000,000 shares in this offering underlying the convertibles debentures and we are registering 6,000,000 shares underlying the warrants. As of June 21, 2006, $473,645 of the convertible debentures has been converted and $2,526,355 remains outstanding.


      This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors provided us with an aggregate of $3,000,000 as follows:

      o     $1,500,000 was disbursed on April 28, 2004;

      o     $750,000 was disbursed on May 28, 2004; and

      o     $750,000 was disbursed on August 12, 2004.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.30; or
      o 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on January 11, 2005 for the sale of (i) $1,850,000 in secured convertible notes and (ii) warrants to buy 1,850,000 shares of our common stock.

      This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all the secured convertible notes on January 11, 2005.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.09; or
      o 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

      On August 10, 2005, we entered into a Securities Purchase Agreement with AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC for the sale of (i) $850,000 in secured convertible notes and (ii) warrants to purchase 850,000 shares of our common stock.

      The investors provided us with the funds as follows:

      o     $250,000 was disbursed on August 10, 2005;
      o     $100,000 was disbursed on September 19, 2005;

      o     $100,000 was disbursed on October 19, 2005;
      o     $100,000 was disbursed on November 16, 2005; and
      o     $300,000 was disbursed on March 31, 2006.

      The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.09; or
      o 40% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

      The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the investors a security interest in substantially all of our assets, including the assets of our wholly owned subsidiaries, and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 45 days of closing, which will include the common stock underlying the secured convertible notes and the warrants. If the registration statement is not filed within 45 days of closing or if the registration statement is not declared effective within 90 days from the date of closing, we are required to pay liquidated damages to the investors. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at the election of the investors, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      The investors have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

    COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by New Jersey law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o     privately-negotiated transactions;
      o short sales that are not violations of the laws and regulations of any state or the United States;
      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
      o     through the writing of options on the shares
      o     a combination of any such methods of sale; and
      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      We are registering shares of common stock for resale upon conversion of outstanding debt pursuant to securities purchase agreements dated April 28, 2004 and January 11, 2005 among us, AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC We have entered into another securities purchase agreement with AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC in August 2005. Shares of common stock issuable upon conversion of secured convertible debentures issuable upon conversion of the secured convertible debentures issued pursuant to the August 2005 securities purchase agreement are not registered hereunder and the investors may not rely upon this registration statement to make resales of such shares.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sales, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


-------------------    -----------------  -------------  -------------  ------------  --------------  ------------  -------------
                                               Total
                       Total Shares of      Percentage                                                               Percentage
                         Common Stock       of Common       Shares of                                  Beneficial     of Common
                        Issuable Upon         Stock,      Common Stock    Beneficial   Percentage of    Ownership    Stock Owned
                        Conversion of        Assuming      Included in    Ownership    Common Stock     After the       After
        Name           Notes, Preferred        Full        Prospectus     Before the   Owned Before     Offering       Offering
                          Stock and/or      Conversion         (1)        Offering**    Offering**         (3)            (3)
                           Warrants*
-------------------    -----------------  -------------  -------------  ------------  --------------  ------------  -------------
AJW Offshore, Ltd.      433,875,650        79.31%          Up to          5,831,678       4.90%            --             --
(2)                                                        149,749,640
                                                           shares of
                                                           common stock
-------------------    -----------------  -------------  -------------  ------------  --------------  ------------  -------------
AJW Qualified           432,255,100        79.25%          Up to          5,831,678       4.90%            --             --
Partners, LLC (2)                                          149,720,100
                                                           shares of
                                                           common stock
-------------------    -----------------  -------------  -------------  ------------  --------------  ------------  -------------
AJW Partners, LLC       196,570,250        63.46%          Up to          5,831,678       4.90%            --             --
(2)                                                        68,045,000
                                                           shares of
                                                           common stock
-------------------    -----------------  -------------  -------------  ------------  --------------  ------------  -------------
New Millennium           36,237,750        24.25%          Up to          5,831,678       4.90%            --             --
Capital Partners                                           12,185,260
II, LLC (2)                                                shares of
                                                           common stock
-------------------    -----------------  -------------  -------------  ------------  --------------  ------------  -------------
MidMark Capital,          5,666,667         4.77%          Up to          5,666,667       4.77%         5,928,330        0.62%
L.P. (4)                                                   1,889,268
                                                           shares of
                                                           common stock
-------------------    -----------------  -------------  -------------  ------------  --------------  ------------  -------------
MidMark Capital II,    1,403,333,334       92.54%          Up to          5,831,678       4.90%            --             --
L.P. (4)                                                   467,831,193
                                                           shares of
                                                           common stock
-------------------    -----------------  -------------  -------------  ------------  --------------  ------------  -------------
Paine Webber              8,333,334         6.86%          Up to          5,831,678       4.90%            --             --
Custodian F/B/O                                            2,778,335
Wayne Clevenger                                            shares of
                                                           common stock
-------------------    -----------------  -------------  -------------  ------------  --------------  ------------  -------------
Joseph Robinson           8,333,334         6.86%          Up to          5,831,678       4.90%            --             --
                                                           2,778,335
                                                           shares of
                                                           common stock
-------------------    -----------------  -------------  -------------  ------------  --------------  ------------  -------------

-------------------    -----------------  -------------  -------------  ------------  --------------  ------------  -------------
                                               Total
                       Total Shares of      Percentage                                                               Percentage
                         Common Stock       of Common       Shares of                                  Beneficial     of Common
                        Issuable Upon         Stock,      Common Stock    Beneficial   Percentage of    Ownership    Stock Owned
                        Conversion of        Assuming      Included in    Ownership    Common Stock     After the       After
        Name           Notes, Preferred        Full        Prospectus     Before the   Owned Before     Offering       Offering
                          Stock and/or      Conversion         (1)        Offering**    Offering**         (3)            (3)
                           Warrants*
-------------------    -----------------  -------------  -------------  ------------  --------------  ------------  -------------
O'Brien Ltd               8,333,334         6.86%          Up to          5,831,678       4.90%            --             --
Partnership (5)                                            2,778,335
                                                           shares of
                                                           common stock
-------------------    -----------------  -------------  -------------  ------------  --------------  ------------  -------------
Matthew Finlay &          1,333,334         1.16%          Up to          1,333,334       1.16%            --             --
Teresa Finlay                                              444,534
JTWROS                                                     shares of
                                                           common stock
-------------------    -----------------  -------------  -------------  ------------  --------------  ------------  -------------


* This column represents an estimated number based on conversion prices as of a recent date of June 21, 2006 of $.004 and $.006, divided into the principal amounts of the convertible notes and preferred stock, respectively.


** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.9% limitation.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.


(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on June 21, 2006, the secured convertible notes would have had a conversion price of $.004. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.


(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3) Assumes that all securities registered will be sold.

(4) The selling stockholders are affiliates of each other because they are under common control. MidMark Capital, L.P., is a private investment fund that is owned by its partners and managed by its General Partner, MidMark Associates Inc. MidMark Associates Inc., of which Messrs. Wayne Clevenger, Joseph Robinson and Denis Newman are the owners, have equal voting and investment control over the shares listed below owned by MidMark Capital, L.P. MidMark Capital II, L.P., is a private investment fund that is owned by its partners and managed by its General Partner, MidMark Associates II LLC. MidMark Associates II LLC, of which Messrs. Wayne Clevenger, Joseph Robinson and Denis Newman are the owners, have equal voting and investment control over the shares listed below owned by MidMark Capital, L.P. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(5) O'Brien Ltd Partnership is controlled by its two General Partners, Denis Newman and Mary Newman.

TERMS OF SECURED CONVERTIBLE NOTES

April 2004 Securities Purchase Agreement

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 28, 2004, and amended on December 30, 2004, for the sale of (i) $3,000,000 in secured convertible notes and (ii) a warrants to buy 3,000,000 shares of our common stock.

      The investors provided us with the funds as follows:

      o     $1,500,000 was disbursed on April 28, 2004;

      o     $750,000 was disbursed on May 28, 2004; and

      o     $750,000 was disbursed on August 12, 2004.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.30; or
      o 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distribute the final $750,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

      In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

      o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;
      o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
      o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and
      o     Any breach of, or default under, the Warrants.

      An event of default under the secured convertible notes occurs if we:

      o     Fail to pay the principal or interest when due;
      o Do not issue shares of common stock upon receipt of a conversion notice;
      o Fail to file a registration statement within 60 days after April 28, 2004 or fail to have the registration statement effective within 115 days after April 28, 2004;
      o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
      o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
      o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;
      o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;
      o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;
      o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or
      o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

      Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

      o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

      o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated April 28, 2004.

      Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

JANUARY 2005 SECURITIES PURCHASE AGREEMENT

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on January 11, 2005 for the sale of (i) $1,850,000 in secured convertible notes and (ii) a warrants to buy 1,850,000 shares of our common stock. The investors provided us with $1,850,000 on January 11, 2005.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.09; or
      o 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from January 11, 2005. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

      In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

      o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;
      o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
      o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and
      o     Any breach of, or default under, the Warrants.

      An event of default under the secured convertible notes occurs if we:

      o     Fail to pay the principal or interest when due;
      o Do not issue shares of common stock upon receipt of a conversion notice;
      o Fail to file a registration statement within 30 days after January 11, 2005 or fail to have the registration statement effective within 60 days after January 11, 2005;
      o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
      o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
      o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;
      o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;
      o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;
      o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or
      o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

      Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

      o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and
      o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated January 11, 2005.

      Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

      A complete copy of the April 2004 and January 2005 Securities Purchase Agreements and related documents are incorporated by reference as exhibits to our amended Form SB-2 registration statement relating to this prospectus.

Sample Conversion Calculation


      The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $4,376,355 of secured convertible notes issued and outstanding on June 21, 2006, at a conversion price of $0.004, the number of shares issuable upon conversion would be:

$4,376,355/$0.004 = 1,094,088,750 shares

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of June 21, 2006 of $0.02.


Secured Convertible Notes


                                                             Number            % of
% Below             Price Per           With Discount      of Shares        Outstanding
Market                Share                at 60%          Issuable            Stock
-------------    ---------------      ---------------   ---------------   ---------------

25%                   $ .015              $ .006           729,392,500         86.57%
50%                   $ .01               $ .004         1,094,088,750         90.62%
75%                   $ .005              $ .002         2,188,177,500         95.08%


                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      The consolidated financial statements of Cape Systems Group, Inc. (formerly Vertex Interactive, Inc.) and subsidiaries as of and for the years ended September 30, 2005 and 2004 included in this prospectus have been audited by J.H. Cohn LLP, independent registered public accounting firm, as stated in their report dated January 13, 2006, which report includes an explanatory paragraph relating to our ability to continue as a going concern. Such consolidated financial statements have been so included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The financial statements of Cape Systems, Inc. as of and for the year ended December 31, 2003 included in this prospectus have been audited by J.H. Cohn LLP, independent registered public accounting firm, as stated in their report dated March 24, 2005. Such financial statements have been so included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Cape Systems Group, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

         CAPE SYSTEMS GROUP, INC. (FORMERLY VERTEX INTERACTIVE, INC.)
                                AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                      F-1

Consolidated Balance Sheets as of September 30, 2005 and 2004                F-2

Consolidated Statements of Operations for the years ended
September 30, 2005 and 2004                                                  F-5

Consolidated Statements of Changes in Stockholders' Deficiency
for the years ended September 30, 2005 and 2004                              F-6

Consolidated Statements of Cash Flows for the years ended
September 30, 2005 and 2004                                                  F-9

Notes to Consolidated Financial Statements                          F-11 to F-37



Condensed Consolidated Balance Sheets as of March 31, 2006
(Unaudited) and September 30, 2005                                          F-38

Condensed Consolidated Statements of Operations for the three and
six months ended March 31, 2006 and 2005 (Unaudited)                        F-40

Condensed Consolidated Statement of Changes in Stockholders'
Deficiency for the six months ended March 31, 2006 (Unaudited)              F-41

Condensed Consolidated Statements of Cash Flows for the six
months ended March 31, 2006 and 2005 (Unaudited)                            F-43

Notes to the Condensed Consolidated Financial Statements
(Unaudited)                                                         F-45 to F-54


Audited Financial Statements of Cape Systems and Consulting
Services Ltd. for the year ended December 31, 2003                          F-55

Audited Financial Statements of Cape Systems, Inc, for the year
ended December 31, 2003                                                     F-74

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Cape Systems Group, Inc.

We have audited the accompanying consolidated balance sheets of Cape Systems Group, Inc. (formerly Vertex Interactive, Inc.) and Subsidiaries as of September 30, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cape Systems Group, Inc. and Subsidiaries as of September 30, 2005 and 2004, and their results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As further discussed in Note 1 to the consolidated financial statements, among other things, the Company's operations have generated recurring losses and it had working capital and stockholders' deficiencies as of September 30, 2005. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The accompanying consolidated financial statements as of and for the year ended September 30, 2005 do not include any adjustments that might result from the outcome of this uncertainty.


/s/ J. H. COHN LLP
------------------

Roseland, New Jersey
January 13, 2006

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           September 30, 2005 and 2004
                 (in thousands except share and per share data)

                                     ASSETS

                                                                September 30,
                                                             -------------------
                                                               2005       2004
                                                             --------   --------
CURRENT ASSETS:
Cash                                                         $    239   $    101
Restricted cash - short-term                                       --        300
Accounts receivable, less
allowance for doubtful accounts of $9 and $456                    572        351
Inventories, net of valuation allowance                           185        369
Prepaid expenses and other current assets                         480         71
                                                             --------   --------
Total current assets                                            1,476      1,192
Equipment and improvements, net of
  accumulated depreciation and
  amortization of $670 and $1,359                                  45         34
Restricted cash - long-term                                        --        150
Deferred financing costs,
  net of accumulated amortization of $175 and $54                 180        261
Goodwill                                                          342         --
Other intangible assets, net of accumulated
  amortization of $370                                          1,175         --
Other assets                                                      194        111
                                                             --------   --------
Total assets                                                 $  3,412   $  1,748
                                                             ========   ========

See notes to consolidated financial statements.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           September 30, 2005 and 2004
                 (in thousands except share and per share data)

                                                               2005       2004
                                                             --------   --------
CURRENT LIABILITIES:
Notes payable                                                $  1,227   $  1,227
Mandatory redeemable Series D preferred stock -
  504 shares at redemption value                                  505        505
Accounts payable                                                4,315      3,654
Payroll and related benefits accrual                            1,576      1,995
Litigation related accruals                                     3,655      3,655
Other accrued expenses and liabilities                          3,834      3,750
Deferred revenue                                                  549        354
Long-term convertible notes payable                             4,765         --
Estimated remaining net liabilities associated
  with subsidiaries in liquidation                              7,296      7,715

                                                             --------   --------
Total current liabilities                                      27,722     22,855

Long-term convertible notes payable                                --      2,549
                                                             --------   --------

Total Liabilities                                              27,722     25,404
                                                             --------   --------

See notes to consolidated financial statements.

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:

                                                            2005         2004
                                                         ---------    ---------
Series A preferred stock, par value $.01 per
  share; 2,000,000 shares authorized,
  1,356,852 shares issued and outstanding
  ($10,000 aggregate liquidation preference)                    14           14

Series B preferred stock, par value $0.01 per
  share; 1,000 shares authorized,
  1,000 shares issued and outstanding($1,000
  aggregate liquidation preference)                             --           --

Series C-1 preferred stock, par value $0.01 per
  share; 10,000 shares authorized,
  997 shares issued and outstanding ($997
  aggregate liquidation preference)                             --           --

Series D preferred stock, par value $0.01 per
  share; 10,000 shares authorized,
  7,111 shares issued and outstanding
  (excluding 504 shares subject to mandatory
  redemption)($7,110 aggregate
  liquidated preference)                                        --           --

Common stock, par value $.005 per share;
  1,000,000,000 shares authorized;
  92,273,778 and 56,116,342 shares issued                      461          281
Additional paid-in capital                                 170,222      164,442
Subscription receivable                                        (66)          --
Accumulated deficit                                       (193,312)    (186,517)
Accumulated other comprehensive loss                        (1,562)      (1,809)
Less: Treasury stock, 87,712 shares of
  common stock (at cost)                                       (67)         (67)
                                                         ---------    ---------
Total stockholders' deficiency                             (24,310)     (23,656)
                                                         ---------    ---------
Total liabilities and stockholders' deficiency           $   3,412    $   1,748
                                                         =========    =========

See notes to consolidated financial statements.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the Years Ended September 30, 2005 and 2004
                 (in thousands except share and per share data)


                                                     2005            2004
                                                   ------------    ------------
REVENUES                                           $      3,779    $      2,566

COST OF SALES                                             1,848           1,287
                                                   ------------    ------------
GROSS PROFIT                                              1,931           1,279
                                                   ------------    ------------
OPERATING EXPENSES:

Selling and administrative                                4,136           2,927
Depreciation and amortization                               396             155
                                                   ------------    ------------
Total operating expenses                                  4,532           3,082
                                                   ------------    ------------
OPERATING LOSS                                           (2,601)         (1,803)
                                                   ------------    ------------
OTHER INCOME (EXPENSE):
Interest expense (includes beneficial
 conversion charge of $3,540 and $1,096
 in 2005 and 2004, respectively)                         (5,005)         (1,969)

Gain on settlements of liabilities                          164           1,072
Gain on liquidation of foreign subsidiaries                 177             321
Other                                                        13             194
                                                   ------------    ------------
Net other expense                                        (4,651)           (382)
                                                   ------------    ------------

LOSS BEFORE(CREDIT) FOR INCOME TAXES                     (7,252)         (2,185)

Credit for sale of state tax benefits                      (457)             --
                                                   ------------    ------------
NET LOSS                                                 (6,795)         (2,185)

Charge for preferred stock
  beneficial conversion feature                              --           3,445
                                                   ------------    ------------
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS       $     (6,795)   $     (5,630)
                                                   ============    ============

Net loss per share of common stock:

          Basic and Diluted                        $       (.09)   $      (0.12)

Weighted average number of shares outstanding:

          Basic and Diluted                          77,305,980      48,469,039

See notes to consolidated financial statements.

                    CAPE SYSTEMS GROUP INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                 For the Years Ended September 30, 2005 and 2004
                 (In thousands except share and per share data)

                                             Preferred Stock           Common Stock       Additional       Deferred
                                           --------------------   ---------------------    Paid-In       Compensation
                                            Shares      Amount      Shares      Amount     Capital     Unearned Income
                                           ---------   --------   ----------   --------   ----------   ----------------
Balance September 30, 2003                 1,358,849   $     13   48,201,978   $    241   $  155,364   $           (400)

Effects of issuance of
  warrants with notes payable:
  Related parties                                                                                 54
  Unrelated parties                                                                              428
Conversion of notes payable -
  related parties into non-redeemable
  Series D preferred stock                     7,111          1                                7,110
Exercise  of warrants                                              5,809,980         29          289
Conversion of long-term
  notes payable - unrelated parties                                1,754,384          9           89
Common stock issued in exchange
  for services                                                       350,000          2           12
Issuance of Series C-1 preferred
  stock for Series C                              --         --
Write off of unearned income                                                                                        400
Beneficial conversion feature related to
  long-term convertible debt                                                                   1,096
Comprehensive loss:
    Net loss
    Change in unrealized foreign
      exchange translation
      gains/losses
Reclassification into
  current period earnings
Comprehensive loss
                                           ---------   --------   ----------   --------   ----------   ----------------
Balance September 30, 2004                 1,365,960         14   56,116,342        281      164,442                 --

Conversion of notes payable -
  into common stock                                               12,031,915         61          275
Common stock issued for accrued
  401(k) plan contribution and
  other liabilities                                               13,252,899         66          854
Common stock issued in
  exchange for services                                            9,622,622         47          761
Beneficial conversion feature
 related to long-term convertible debt                                                         3,540
Common stock issued related to
 subscription agreement                                            1,250,000          6           94
Effects of issuance of warrants
 with notes payable                                                                              136
Stock options issued in exchange
 for services                                                                                    120
Net loss
Change in unrealized foreign
 exchange translation gains/
 (losses)
                                           ---------   --------   ----------   --------   ----------   ----------------
Balance September 30, 2005                 1,365,960   $     14   92,273,778   $    461   $  170,222   $             --
                                           =========   ========   ==========   ========   ==========   ================

See notes to consolidated financial statements.

                    CAPE SYSTEMS GROUP INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                 For the Years Ended September 30, 2005 and 2004
                 (In thousands except share and per share data)
                                   (CONTINUED)

                                                                              Accumulated
                                                                                 Other
                                              Accumulated    Subscription    Comprehensive    Treasury
                                                Deficit       Receivable         Loss          Stock       Total
                                              -----------    ------------    -------------    --------    --------
Balance September 30, 2003                    $  (184,332)   $         --    $      (2,481)   $    (67)   $(31,662)

Effects of issuance of
  warrants with notes payable:
    Related parties                                                                                             54
    Unrelated parties                                                                                          428
Conversion of notes payable
  related parties into non-redeemable
  Series D preferred stock                                                                                   7,111
Exercise of warrants                                                                                           318
Conversion of long-term notes payable -
  unrelated parties                                                                                             98
Common stock issued in exchange
  for services                                                                                                  14
Issuance of Series C-1 Preferred
  Stock for Series C
Write off of unearned income                                                                                   400
Beneficial conversion feature related to
  long-term convertible debt                                                                                 1,096
Comprehensive loss:
    Net loss                                       (2,185)                                                  (2,185)
    Change in unrealized foreign
      exchange translation gains/losses                                                672                     672
                                              -----------    ------------    -------------    --------    --------

Balance September 30, 2004                       (186,517)             --           (1,809)        (67)    (23,656)
Conversion of notes payable -
  into common stock                                                                                            336
Common stock issued for accrued
  401(k) Plan contribution
  and other liabilities                                                                                        920
Common stock issued in exchange
  for services                                                                                                 808
Beneficial conversion feature
  related to additional long-term
  convertible debt                                                                                           3,540
Common stock issued related to
  subscription agreement -425,000 purchased
  as of September 30, 2005                                            (66)                                      34

Effects of issuance of warrants
  with notes payable                                                                                           136

Stock options issued in exchange
  for services                                                                                                 120

Net loss                                           (6,795)                                                  (6,795)
Change in unrealized foreign
 exchange translation gains/(losses)                                                   247                     247
                                              -----------    ------------    -------------    --------    --------
Balance September 30, 2005                    $  (193,312)   $        (66)   $      (1,562)   $    (67)   $(24,310)
                                              ===========    ============    =============    ========    ========

(a) Comprehensive (loss) for the years ended September 30, 2005 and 2004 totaled $(6,571) and $(2,586) respectively. The Company reclassified $23 and $1,073 from other comprehensive loss into current year loss for the years ended September 30, 2005 and 2004 respectively.

See notes to consolidated financial statements.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                             For the Years Ended
                                                                 September 30,
                                                             ------------------
                                                               2005       2004
                                                             -------    -------
Cash Flows from Operating Activities:

Net loss                                                     $(6,795)   $(2,185)
Adjustments to reconcile net loss to
  net cash used in operating activities:
Depreciation and amortization                                    396        155
Write-off unearned income                                         --        400
Common stock issued in exchange for services                     808         14
Amortization of deferred financing costs and
  debt discount                                                  579         54
Variable stock option charge                                      43         --
Charges to interest expense for warrants
  issued with note  payable - related parties                     --         54
Charges to interest expense for beneficial
  conversion features of notes payable - unrelated parties     3,540      1,172
Gain on liquidation of foreign subsidiaries:                    (177)      (321)
Gain on settlement of liabilities                               (164)    (1,072)
Changes in operating assets and liabilities:
  net of effects of acquisitions
Restricted cash                                                   --       (450)
Accounts receivable, net                                          (6)       288
Inventory                                                        219        169
Prepaid expenses and other current assets                       (225)       (52)
Other assets                                                     399         --
Accounts payable                                                 800        (58)
Accrued expenses and other liabilities                           591       (569)
Deferred revenue                                                 (20)        49
                                                             -------    -------
Net cash used in operating activities                            (12)    (2,352)
                                                             -------    -------

Cash Flows from Investing Activities:

Additions to equipment and improvements                           --         (2)
Acquisition of business - net of cash acquired                (1,990)        --
                                                             -------    -------
Net cash used in investing activities                         (1,990)        (2)
                                                             -------    -------

                                                             For the Years Ended
                                                                September 30,
                                                             ------------------
                                                               2005       2004
                                                             -------    -------

Cash Flows from Financing Activities:

Proceeds from notes and convertible notes payable:
  Related parties                                                 --        137
  Unrelated parties                                            2,200      3,000
Repayment of notes payable - unrelated parties                    --       (392)
Deferred financing costs                                         (94)      (315)
Cash received - common stock issuance                             34         --
                                                             -------    -------
Net cash provided by Financing Activities                      2,140      2,430
                                                             -------    -------
Net increase in cash                                             138         76

Cash at beginning of year                                        101         25
                                                             -------    -------
Cash at end of year                                          $   239    $   101
                                                             =======    =======
Cash paid for interest                                            --        155
Noncash investing and financing activities:
Long-term convertible notes payable -
  converted into common stock                                $   336         98
Notes payable and accrued interest -
  related parties converted into nonredeemable
  and mandatory redeemable preferred stock                        --      7,110
Common stock issued for payment of liabilities               $   920         --
Stock options issued for future services                     $   120         --

See notes to consolidated financial statements.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

(In thousands except share and per share data)

BACKGROUND AND DESCRIPTION OF BUSINESS

CAPE SYSTEMS GROUP, Inc. ("Cape" or "Vertex" or "we" or "our" or the "Company") is a provider of supply chain management technologies, including enterprise software systems and applications, and software integration solutions, that enable our customers to manage their order, inventory and warehouse management needs, consultative services, and software and hardware service and maintenance. We serve our clients through two general product and service lines: (1) enterprise solutions; and (2) service and maintenance for our products and services, including service and maintenance of software and hardware we resell for third parties. Our enterprise solutions include a suite of Java-architected software applications, applications devoted to the AS/400 customer base, as well as a portfolio of "light-directed" systems for inventory, warehouse and distribution center management. We provide a full range of software and hardware services and maintenance on a 24-hour, 7-days a week, 365-days a year basis, including the provision of wireless and wired planning and implementation services for our customers' facilities.

In connection with an acquisition described below, we changed our name on April 8, 2005 from Vertex Interactive, Inc. to Cape Systems Group, Inc. We also increased the number of authorized shares of common stock, par value $.005 per share, of the Company from 400,000,000 shares to 1,000,000,000 shares.

In August 2002, Cape formed XeQute Solutions, Inc. ("XeQute"), a Delaware corporation, which is an indirect, wholly-owned subsidiary. XeQute purchased most of the operating assets and assumed certain liabilities of both Vertex and its principal North American subsidiaries and became the principal operating entity of the group effective October 1, 2002. These assets comprise substantially all of the enterprise software businesses of Vertex. XeQute is a wholly-owned subsidiary of XeQute Solutions PLC ("XeQute PLC") which is a holding company that is a direct, wholly-owned subsidiary of Vertex.

GOING CONCERN MATTERS

Based upon our substantial working capital deficiency ($26,246) and stockholders' deficiency ($24,310) at September 30, 2005, our recurring losses, our historic rate of cash consumption, the uncertainty arising from our default on our notes payable, the uncertainty of our liquidity-related initiatives described in detail below, and the reasonable possibility of on-going negative impacts on our operations from the overall economic environment for a further unknown period of time, there is substantial doubt as to our ability to continue as a going concern.

While we are continuing our efforts to reduce costs, increase revenues, resolve lawsuits on favorable terms and settle certain liabilities on a non-cash basis there is no assurance that we will achieve these objectives. In addition, we will continue to pursue strategic business combinations and opportunities to raise both debt and equity financing. However, there can be no assurance that we will be able to raise additional financing in the timeframe necessary to meet our immediate cash needs, or if such financing is available, whether the terms or conditions would be acceptable to us.

The accompanying consolidated financial statements have been prepared on a basis that contemplates Cape's continuation as a going concern and the realization of its assets and liquidation of its liabilities in the ordinary course of business. Such financial statements do not include any adjustments, with the exception of the provision to adjust the carrying values of the assets of the subsidiaries in liquidation to their estimated net realizable value, relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. If Cape fails to raise additional capital when needed, the lack of capital will have a material adverse effect on Cape's business, operating results, financial condition and ability to continue as a going concern.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The successful implementation of our business plan has required, and our ability to continue as a going concern will require on a going forward basis, the Company to raise substantial funds to finance (i) continuing operations, (ii) the further development of our enterprise software technologies, (iii) the settlement of existing liabilities including past due payroll obligations to our employees, officers and directors, and our obligations under existing or possible litigation settlements, (iv) possible selective acquisitions to achieve the scale we believe will be necessary to enable us to remain competitive in the global SCM industry and (v) the integration of the recently completed acquisition of Cape Systems (as hereinafter defined). There can be no assurance that we will be successful in raising the necessary funds or integrate the recently completed acquisition.

OUTLOOK:

We had current obligations at September 30, 2005 accumulated during the past several years that substantially exceeded our current assets and, to the extent we cannot settle existing obligations in stock or defer payment of our obligations until we generate sufficient operating cash, we will require significant additional funds to meet accrued non-operating obligations, to fund operating losses, if required, short-term debt and related interest, capital expenditures and expenses related to cost-reduction initiatives, and to pay liabilities that could arise from litigation claims and judgments.

Our sources of ongoing liquidity include the cash flows from our operations, potential new credit facilities and potential additional equity investments. Consequently, the Company continues to aggressively pursue obtaining additional debt and equity financing, the restructuring of certain existing debt obligations, and the reduction of its operating expenses. In addition, it has structured its overall operations and resources around high margin enterprise products and services. However, in order to remain in business, the Company must raise additional cash in a timely fashion.

INITIATIVES COMPLETED OR IN PROCESS:

The following initiatives related to raising required funds, settling liabilities and/or reducing expenses have been completed or are in process:

(i) The Company completed the sale of certain entities and assets during fiscal 2002. After being unsuccessful in attempting to sell its five remaining European operations (Vertex UK, Vertex Service and Maintenance Italy, Vertex Italy, Euronet and Vertex France), and based on the continuing cash drain from these operations, during fiscal 2002 the respective boards of directors determined that in the best interest of their shareholders that they would seek the protection of the respective courts in each country, which have agreed to an orderly liquidation of these companies for the benefit of their respective creditors. During the year ended September 30, 2005, we recognized a noncash gain of $177 from the approval by creditors of the liquidation of the net liabilities of the Company's Ireland subsidiaries. Upon legal resolution of the approximately $7,296 of estimated remaining liabilities of these remaining European entities as of September 30, 2005, we may recognize a non-cash gain (and no significant cash outlay), however the amount and timing of such gain and cash outlay, if any, is totally dependent upon the decisions to be issued by the respective court appointed liquidators.

(ii) During the year ended September 30, 2005, we realized net gains of approximately $164 from settlements of liabilities totaling $517 through the payments of approximately $353 in cash.

(iii) During the year ended September 30, 2005 convertible notes payable to unrelated parties in the principal amount of $336 were converted into 12,031,915 shares of common stock.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(iv) On January 11, 2005, we entered into a Securities Purchase Agreement (the "SPA") and sold (i) $1,850 in secured convertible notes and (ii) warrants to purchase 1,850,000 shares of our common stock. The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of $0.09 per share or 40% of the average of the three lowest intraday trading prices for the common stock on the NASDAQ bulletin board for the 20 trading days before but not including the conversion date.

The full principal amount of the secured convertible notes, plus a default interest rate of 15%, is due upon a default under the terms of the secured convertible notes. In addition, we granted the investors a security interest in substantially all of our assets, including the assets of our wholly-owned subsidiaries, and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission which includes the common stock underlying the secured convertible notes and the warrants. If the registration statement is not filed and declared effective within 60 days from the date of closing, we are required to pay liquidated damages to the investors.The Company has filed a registration statement which has not yet been declared effective and, as a result, has recorded interest at the default rate of 15% per annum for the period from March 12, 2005 through September 30, 2005. Interest expense has been increased from $360 at the 10% rate to $482 at the 15% rate.

In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares of our common stock or cash, at the election of the investors, in an amount equal to 3% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

We are currently in default pursuant to secured convertible notes issued pursuant to a securities purchase agreement dated 2005 and 2004 (the "SPA"). On April 26, 2005, we filed a registration statement on Form SB-2 registering additional shares to be issued upon conversion of the secured convertible notes pursuant to the SPA, however, the SB-2 registration statement is currently being reviewed and has not been declared effective.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. The exercise price of the warrants is subject to anti-dilution provisions.

(v) On August 10, 2005, we entered into a Securities Purchase Agreement for the sale of (i) $850 in secured convertible notes and (ii) warrants to purchase 850,000 shares of our common stock to accredited investors.

The investors have provided or are obligated to provide us with the funds as follows:

                          Amount   Disbursement Date
                          ------   ------------------

                          $  250   August 10, 2005
                          $  100   September 19, 2005
                          $  100   October 19, 2005
                          $  100   November 16, 2005

$100 will be disbursed on the final business day of each month beginning January 2006 and ending in March 2006.

The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of $0.09 per share or 40% of the average of the three lowest intraday trading prices for the common stock on the NASDAQ bulletin board for the 20 trading days before but not including the conversion date.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The investors have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock.

Under a Guaranty and Pledge Agreement, Mr. Nicholas Toms, our Chief Executive Officer agreed to unconditionally guarantee the timely and full satisfaction of all obligations under the notes and has pledged 2,006,418 shares of the Company's common stock he owns as collateral.

(vi) On January 12, 2005, we entered into a Stock Purchase Agreement with Peter
B. Ayling, Elizabeth M. Ayling, Brad L. Leonard, Michael C. Moore, Cape Systems and Consulting Services Ltd. (the "CSCS Ltd.") and Cape Systems, Inc. ("CSI") pursuant to which we purchased on that date all of the issued and outstanding shares of common stock of Cape Systems and Consulting Services Ltd. (collectively "Cape Systems") from Peter B. Ayling and Elizabeth M. Ayling and Cape Systems, Inc. from Brad L. Leonard and Michael C. Moore for an aggregate purchase price of $2,000. Pursuant to the Stock Purchase Agreement, the parties executed an escrow agreement pursuant to which $200 of the purchase price was placed in escrow for a period of 15 months as a fund for indemnity claims arising out of the transaction. The acquisition was accounted for pursuant to the purchase method in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") effective as of January 12, 2005.

2. BUSINESS COMBINATION

As explained in Note 1, on January 12, 2005, the Company entered into a Stock Purchase Agreement pursuant to which it acquired all of the issued and outstanding shares of common stock of CSCS Ltd. and its subsidiary, CSI, for an aggregate purchase price of $2,000, excluding acquisition costs of $198. The acquisition was financed primarily through the sale of $1,850 of secured convertible notes and warrants to purchase 1,850,000 shares of the Company's common stock (see Note 10). The acquisition was completed in order to expand our customer base.

In addition, prior to January 12, 2005, the Company had made restricted cash deposits of $418 that were held by the purchasers of the secured convertible notes and had made prepayments of interest of $31 on other loans from the purchasers of the secured convertible notes. In connection, with the acquisitions and the issuance of the secured convertible notes, the purchasers released the restricted deposits and returned the prepaid interest.

The acquisition was accounted for as a purchase pursuant to SFAS 141. Accordingly, the assets and liabilities of the Acquired Companies were recorded based on their fair values as of the acquisition date with the excess of the acquisition costs over the fair value of the net assets acquired allocated to goodwill. The cost of the acquisition of $2,198 allocated to the estimated fair values of the assets and liabilities of the Acquired Companies as follows:

            Cash                                               $   208
            Accounts receivable                                    214
            Inventories                                             35
            Prepaid expenses and other assets                       95
            Equipment, furniture and fixtures                       42
            Accrued expenses                                       (42)
            Deferred revenue                                      (214)
            Notes payable                                           (6)
            Accounts payable                                       (24)
            Other intangible assets                              1,548
            Goodwill                                               342
                                                               -------

            Total cost allocated                               $ 2,198
                                                               =======

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The acquisition closed effective January 12, 2005 and, accordingly, included the results of operations of the Acquired Companies from January 12, 2005.

Purchased goodwill is normally deductible for tax purposes. However, since this acquisition was a stock puchase goodwill is not deductible for tax purposes.

The following table presents unaudited pro forma results of operations of the Company as if the above described acquisition had occurred at October 1, 2003:

                      (in thousands except per share data)

                                             Years Ended
                                            September 30,

                                          2005        2004
                                        --------    --------
                  Revenues              $  4,100    $  3,900
                  Net loss                (6,825)     (2,300)
                  Net loss per share*       (.09)       (.05)

* Includes a nonrecurring charge of $1,850 ($.02 per share) for the year ended September 30, 2005 for the beneficial conversion feature given to the investors that provided financing for the acquisition.

The unaudited pro forma results of operations are not necessarily indicative of what the actual results of operations of the Company would have been had the acquisitions occurred at the beginning of fiscal 2005, nor do they purport to be indicative of the future results of operations of the Company.

3. ESTIMATED REMAINING LIABILITIES ASSOCIATED WITH SUBSIDIARIES IN LIQUIDATION

The Company developed and initiated a plan in the quarter ended June 30, 2002 that would result in the sale or divestiture of assets or closings of businesses that are not part of the Company's current strategic plan or have not achieved an acceptable level of operating results or cash flows. In connection with this plan, the Company has completed the sale of certain businesses and assets. After being unsuccessful in attempting to sell its five remaining European operations (Vertex UK-previously PSS, Vertex Service and Maintenance Italy - previously SIS, Vertex Italy, Euronet and Vertex France - previously ICS France) and based on the continuing cash drain from these operations, the respective boards of directors determined that in the best interest of their shareholders that they would seek the protection of the respective courts in each country, which have agreed to an orderly liquidation of these companies for the benefit of their respective creditors. During the fourth quarter of fiscal 2005, the Company recognized a noncash gain from the approval by creditors of the liquidation of the net liabilities of the Company's Ireland subsidiaries, as explained below. Accordingly, the remaining estimated liabilities of these businesses are classified as estimated remaining liabilities associated with subsidiaries in liquidation in the accompanying September 30, 2005 and 2004 consolidated balance sheets. While the Company expects the liquidation process to take through at least June 30, 2006, significant variations may occur based on the complexity of the entity and requirements of the respective country.

Estimated remaining liabilities are generally carried at their contractual or historical amounts. The ultimate amounts required to settle these retained liabilities will differ from estimates based on contractual negotiations, and the outcome of certain legal actions and liquidation procedures.

Estimated remaining net liabilities as of September 30, 2005 and 2004 was $7,296 and $7,715, respectively:

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company received notice that the liquidation of Vertex Ireland subsidiaries had been approved and finalized by the Ireland creditors as of September 30, 2005. Based on such notice, management reduced the Company's estimated remaining liabilities associated with subsidiaries in liquidation by approximately $200, reclassed approximately $23 of translation loss from accumulated other comprehensive loss to the consolidated statement of operations and recognized a gain of approximately $177 in the fourth quarter of fiscal 2005.

The Company received notice that the liquidation of the UK companies was approved and finalized by the UK creditors as of January 5, 2004. Based on such notice, management reduced the Company's net liabilities associated with subsidiaries in liquidation by approximately $1,400, reclassed approximately $1,073 of translation loss from accumulated other comprehensive loss to the consolidated statement of operations, and recognized a gain of approximately $320 in fiscal 2004.

Except for the gain from the liquidation of the Ireland subsidiaries and changes in the unrealized foreign translation loss, there were no results of operations of these businesses for the years ended September 30, 2005 and 2004.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates are those used by management to record litigation accruals, the recoverability of intangible assets, the allowances for doubtful accounts and inventory reserves and the value of shares, options or warrants issued for services or in connection with financing transactions. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

Equipment Sales:

Revenue related to sales of equipment is recognized when the products are delivered, title has passed, the collection of the related receivable is deemed probable by management and no obligations to the customer remain outstanding.

Software License Sales:

Revenue related to software license sales is recorded at the time of shipment provided that (i) no significant vendor obligations remain outstanding at the time of sale; (ii) the collection of the related receivable is deemed probable by management; and (iii) vendor specific objective evidence ("V.S.O.E.") of fair value exists for all significant elements, including post contract customer support ("PCS") in multiple element arrangements.

Where the services relate to arrangements requiring significant production, modification or customization of software, and the service element does not meet the criteria for separate accounting, the entire arrangement, including the software element, is accounted for in conformity with either the percentage-of-completion or completed contract accounting method. Percentage-of-completion generally uses input measures, primarily labor costs, where such measures indicate progress to date and provide a basis to estimate completion.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Professional Services:

The Company provides consulting and other services on a per-diem billing basis and recognizes such revenues as the services are performed.

Support and Service:

The Company accounts for revenue related to service contracts and post contract customer support over the life of the arrangements, usually twelve months, pursuant to the service and/or licensing agreement between the customers and the Company.

DEFERRED REVENUE

Deferred revenue represents the unearned portion of revenue related to PCS and other service arrangements not yet completed and revenue related to multiple element arrangements that could not be unbundled pursuant to Statement of Position ("SOP") 97-2 "Software Revenue Recognition" or, in the case of projects accounted for using percentage of completion or completed contract accounting in accordance with SOP 81-1 "Accounting for Performance of Construction - Type and Certain Production -Type Contracts".

INVENTORIES

Inventories are valued at the lower of cost (first-in, first-out basis) or market.

EQUIPMENT AND IMPROVEMENTS

Equipment and improvements are stated at cost, less accumulated depreciation and amortization. Depreciation is computed on the straight-line basis over the estimated useful lives of individual assets or classes of assets. Improvements to leased properties or fixtures are amortized over the shorter of their estimated useful lives or the related lease terms.

The estimated useful lives of depreciable assets are as follows:


          Category                                       Years
          --------                                       -----
          Office furniture and equipment                  3-10
          Computer equipment                               3-7
          Other                                           3-10

SOFTWARE DEVELOPMENT COSTS AND OTHER INTANGIBLE ASSETS

Pursuant to SFAS 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, " ("SFAS 86") the Company is required to charge the costs of creating a computer software product to research and development expense as incurred until the technological feasibility of the product has been established; thereafter, all related software development and production costs are required to be capitalized.

Commencing upon the initial release of a product, capitalized software costs and any costs of related purchased software are generally required to be amortized over the estimated economic life of the product or based on current and estimated future revenues. Thereafter, capitalized software costs and costs of purchased software are reported at the lower of amortized cost or estimated net realizable value. Due to the inherent technological changes in the software development industry, estimated net realizable values or economic lives may decline and, accordingly, the amortization period may have to be accelerated or impaired balances may have to be written off. The capitalized software costs were fully amortized as of September 30, 2004.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Pursuant to SFAS 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), goodwill and other intangible assets with indefinite lives are no longer amortized and are subject to reduction only when their carrying amounts exceed their estimated fair values based on impairment tests that are required to be made annually or more frequently under certain circumstances. Fair values are determined based on models that incorporate estimates of future profitability and cash flows.

IMPAIRMENT OF LONG-LIVED ASSETS

Under the provisions of SFAS 144, "Accounting for the Impairment of Long-Lived Assets," which became effective for the Company as of October 31, 2002, and SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" which was effective prior to that date, impairment losses on long-lived tangible and intangible assets that do not have indefinite lives, such as equipment, customer lists and software licenses, are generally recognized when events or changes in circumstances, such as the occurrence of significant adverse changes in the environment in which the Company's business operates, indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts. However, impairment losses for capitalized software costs are determined pursuant to SFAS 86 and impairment losses for goodwill and other intangible assets with indefinite useful lives are now determined pursuant to SFAS 142 as described above.

NET EARNINGS (LOSS) PER SHARE

The Company presents "basic" earnings (loss) per share and, if applicable, "diluted" earnings per share pursuant to the provisions of SFAS 128, "Earnings per Share". Basic earnings (loss) per shares is calculated by dividing net income or loss applicable to common stock (which reflects a charge for a preferred beneficial conversion feature in 2004) by the weighted average number of common shares outstanding during each period.

The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of convertible securities, were issued during the period and appropriate adjustments were made for the application of the treasury stock method and the elimination of interest and other charges related to convertible securities.

As of September 30, 2005 and 2004, there were 540,963,700 and 225,718,736 shares of common stock respectively potentially issuable upon the exercise of stock options (7,890,815 and 6,959,606 shares), warrants (5,200,000 and 3,000,000) and the conversion of convertible securities (527,872,885 and 215,759,130 shares). However, diluted per share amounts have not been presented in the accompanying consolidated statements of operations for the years ended September 30, 2005 and 2004 because the Company had a net loss in each period and the assumed effects of the exercise of all of the Company's outstanding stock options and warrants and the conversion of all of its convertible securities would have been anti-dilutive.

COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by stockholders and distributions to stockholders and is reported in the Statements of Changes in Stockholders' Deficiency. Included in the Company's comprehensive loss are net loss and foreign exchange translation adjustments.

                  CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

STOCK-BASED COMPENSATION

SFAS 123, "Accounting for Stock-Based Compensation" ("SFAS 123") provides for the use of a fair value based method of accounting for employee stock compensation. However SFAS 123 also allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by APB 25, "Accounting for Stock Issued to Employees" ("APB 25") which requires charges to compensation expense based on the excess, if any, of the fair value of the underlying stock at the date a stock option is granted over the amount the employee must pay to acquire the stock. The Company has elected to continue to account for employee stock options under APB 25. Accordingly, it is required by SFAS 123 and SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148") to make pro forma disclosures of net income (loss) and earnings (loss) per share as if the fair value based method of accounting under had been applied.

If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date in all periods and had amortized the cost over the vesting period pursuant to SFAS 123, net loss, loss applicable to common stock and net loss per common share would have been increased to the pro forma amounts indicated in the table below:


                                                      Year Ended
                                                     September 30,
                                                  ------------------
                                                    2005       2004
                                                  -------    -------

Net loss-as reported                              $(6,795)   $(2,185)
  Deduct total stock - based employee
    compensation expense determined under a
    fair value based method for all awards,
    net of related tax effects                        663        986
                                                  -------    -------
  Net loss - pro-forma                            $(7,458)   $(3,171)
                                                  =======    =======
  Net loss applicable to common stock pro-forma   $(7,458)    (6,616)
                                                  =======    =======
Basic and diluted
  loss per common share - as reported             $  (.09)   $  (.12)
Basic and diluted
  loss per common share - pro-forma               $  (.10)   $  (.14)

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used in fiscal 2005 (no options were granted in fiscal 2004):

               Expected dividend yield                 0.00%
               Expected stock price volatility          157%
               Risk-free interest rate                  3.5
               Expected life of options             5 years

As a result of amendments to SFAS 123, the Company will be required to expense the fair value of all employee stock options over the vesting period beginning with its fiscal quarter ending December 31, 2006.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The effects of applying SFAS 123 and the results obtained through the use of the Black-Scholes option-pricing model used are not necessarily indicative of future values.

In accordance with the provisions of SFAS 123 and related interpretations of the Emerging Issues Task Force (the "EITF") of the Financial Accounting Standards Board (the "FASB"), all other issuances of common stock, stock options or other equity instruments to employees and non employees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). Generally, the fair value of any options, warrants or similar equity instruments issued will be estimated based on the Black-Scholes option-pricing model. Such fair value is measured as of an appropriate date pursuant to the guidance in the EITF Issue No. 96-18 (generally, the earlier of the date the other party becomes committed to provide goods or services or the date performances by the other party is complete) and capitalized or expensed as if the Company had paid cash for the goods or services.

The Company accounts for the intrinsic value of beneficial conversion features arising from the issuance of convertible debt and preferred stock with conversion rights that are in-the-money at the commitment date pursuant to the consensuses of EITF Issue No. 98-5 and EITF Issue No. 00-27. The resulting charge arising from the issuance of convertible debt is recorded as interest expense over the term of the debt or as debt discount which is amortized to interest expense using the effective yield method. The resulting charge arising from the issuance of preferred stock is included as an adjustment to net income or loss in computing net income or loss applicable to common stock at the commitment date if the preferred stock is convertible immediately or over the period to the earliest conversion date of the preferred stock. The intrinsic value of a beneficial conversion feature is determined after initially allocating an appropriate portion of the proceeds received from the sale of the related debt instrument or preferred stock to any detachable instruments (such as warrants) included in the sale or exchange based on relative fair values.

CONCENTRATION OF CREDIT RISK

The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash in bank accounts that, at times, have balances that exceed the federally insured limit of $100 (there was a balance of $157 in excess of the limit at September 30, 2005). The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings.

Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, their dispersion across different geographic areas, and generally short payment terms. In addition, the Company does not require collateral and closely monitors the extension of credit to its customers while maintaining allowances for potential credit losses. On a periodic basis, the Company evaluates its trade accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit considerations.

In fiscal 2005, we had one customer, Regis Corporation, whose sales were approximately 10% of total revenue. At September 30, 2005 the customer accounted for approximately 14% of total accounts receivable. In fiscal 2004, we had two customers whose sales were approximately 30% of total revenue (IBM China 20% and Rite Aid Corp 10%). At September 30, 2004 the two customers accounted for approximately 30% of total accounts receivable.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's material financial instruments for which disclosure of estimated fair value is required by certain accounting standards consisted of cash, accounts receivable, notes payable, accounts payable and net liabilities associated with subsidiaries in liquidation. In the opinion of management, cash and accounts receivable were carried at values that approximated their fair values because of their liquidity and/or their short-term maturities. Due to the financial condition of the Company, management believes that the Company's notes payable, accounts payable, and net liabilities associated with companies in liquidation could be settled at less than their carrying values. However, such fair values cannot be reasonably estimated.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities of the Company's foreign affiliates are translated at current exchange rates, while revenue and expenses are translated at average rates prevailing during the respective period. Translation adjustments are reported as a component of comprehensive income (loss).

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising expense was approximately $101 and $19 in fiscal 2005 and 2004, respectively.

RESEARCH AND DEVELOPMENT

There were no research and development expenses ("R&D") as we suspended all R&D, focusing our resources on customer support services.

INCOME TAXES

The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

NEW ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123(R) "Share-Based Payment" ("SFAS 123(R)"), which amends SFAS 123 and will be effective for public companies that are small business issuers for annual periods beginning after December 15, 2005. SFAS 123(R) will require us to expense all employee stock options and other share-based payments over the service period. The FASB believes the use of a binomial lattice model for option valuation is capable of more fully reflecting certain characteristics of employee share options compared to the Black-Scholes options pricing model. SFAS 123(R) may be adopted in one of three ways - the modified prospective transition method, a variation of the modified prospective transition method or the modified retrospective transition method. We are currently evaluating how we will adopt SFAS 123(R) and evaluating the effect that the adoption will have on our financial position and results of operations. Since we have used the intrinsic value method for employee stock options and, generally, have not recorded any related expense, the adoption of a fair value method for employee stock options is likely to generate additional compensation expense.

                  CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of Accounting Research Bulletin No. 43, Chapter 4" ("SFAS 151"). SFAS 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges ..." SFAS 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, SFAS 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date SFAS 151 was issued. The adoption of SFAS 151 is not expected to have a material impact on our financial position and results of operations.

5. INTANGIBLE ASSETS

As of September 30, 2005, the only intangible asset of the Company was the value of a customer list in connection with the acquisition of Cape Systems in January 2005. Information related to changes in the Company's intangible assets during the years ended September 30, 2005 and 2004 is presented below.

Intangible assets subject to amortization as of September 30, 2005 and related changes during fiscal 2005 and 2004 were as follows:

                                                                                         Additions/
                                         September 30,   Amortization   September 30,   Amortization   September 30,
                                              2003         Expense           2004         Expense           2005
                                         -------------   ------------   -------------   ------------   -------------
Gross Cost                               $         347   $         --   $         347   $      1,548   $       1,548
Accumulated amortization-
  based upon estimated life of 3 years             232            115             347            370             370
                                         -------------   ------------   -------------   ------------   -------------
Net book value                           $         115   $        115   $          --   $      1,178   $       1,178
                                         =============   ============   =============   ============   =============

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Intangible assets subject to amortization as of September 30, 2005 and related changes during fiscal 2005 were as follows:

                                                        Additions/
                           Estimated   September 30,   Amortization                    September 30,
                             Life          2004          Expense       Disposals           2005
                           ---------   -------------   ------------    ---------       -------------
Gross Cost
  Capitalized  Software      3 yrs     $         347   $         --    $    (347)(1)   $          --
  Customer List              3 yrs                --          1,548           --               1,548
                                       -------------   ------------    ---------       -------------
                                       $         347   $      1,548    $    (347)      $       1,548
                                       =============   ============    =========       =============

Accumulated Amortization
  Capitalized Software                           347             --         (347)(1)   $          --
  Customer List                                   --            373           --                 373
                                       -------------   ------------    ---------       -------------

                                       $         347   $        373    $    (347)      $         373
                                       =============   ============    =========       =============
Net Book Value

   Capitalized  Software                          --             --           --
   Customer List                                  --          1,175           --               1,175
                                       -------------   ------------    ---------       -------------
                                       $          --   $      1,175    $      --       $       1,175
                                       =============   ============    =========       =============

(1) Capitalized software became fully amortized in 2004.

Amortization expenses in each of the years subsequent to September 30, 2005 will be approximately $516 in 2006 and 2007 and $143 in 2008.

Intangible assets not subject to amortization as of September 30, 2005 and the related changes during 2005 were are follows:

             September 30,   Additions                   September 30,
                  2004                      Reductions        2005
             -------------   ---------      ----------   -------------

Cost
  Goodwill              --   $     342(1)           --   $         342
             -------------   ---------      ----------   -------------
  Total                 --   $     342              --   $         342
             =============   =========      ==========   =============

No impairment required for the year ended September 30, 2005

(1) The additions to goodwill during the year ended September 30, 2005 relate to the acquisition of Cape Systems on January 12, 2005 .

                  CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. INVENTORIES

Inventories consist of the following:

                                          September 30,
                                          2005     2004
                                         ------   ------
                       Raw materials     $  185   $  310
                       Work in process       --       59
                                         ------   ------
                         Totals          $  185   $  369
                                         ======   ======

7. EQUIPMENT AND IMPROVEMENTS

                                                          September 30,
                                                        2005        2004
                                                      --------    --------
     Office furniture and equipment                   $    166    $    728
     Computer equipment                                    510         541
     Other equipment                                        39         124
                                                      --------    --------
     Totals                                                715       1,393

     Less accumulated depreciation and amortization       (670)     (1,359)
                                                      --------    --------

     Net equipment and improvements                   $     45    $     34
                                                      ========    ========

8. OTHER ASSETS

Other assets consist of the following:

                                               September 30,
                                               2005     2004
                                              ------   ------
                  Security deposits           $  120   $  111
                  Deferred acquisition fees       74       --
                                              ------   ------
                  Totals                      $  194   $  111
                                              ======   ======

9. NOTES PAYABLE

Notes payable classified as current liabilities consist of past due notes payable to Renaissance Software, Inc. ("Renaissance") in the amount of $1,227 as of September 30, 2005. The Company issued approximately $1,500 in promissory notes payable, bearing interest at 8%, in connection with the purchase of Renaissance in fiscal 2000 which were originally due on June 30, 2001. On August 9, 2001, the Company renegotiated the terms of these notes and, in return for 147,000 shares of stock (with a fair market value of approximately $162) the notes became payable as follows: $250 was due on August 15, 2001, and the remaining balance, plus accrued interest from June 30, 2001, was due on September 30, 2001. The Company paid the August 15, 2001 installment and, has not paid the remaining past due balance as of January 13, 2006.

                  CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. CONVERTIBLE NOTES PAYABLE

Convertible notes payable of $4,765 arose from loans under (a) a Securities Purchase Agreement (the "2004 Agreement") with four accredited investors on April 28, 2004 and January 11, 2005 for the private placement (the "2004 Private Placement") of (i) $3,000 in convertible notes (the "2004 Convertible Notes") and (ii) warrants (the "2004 Warrants") to purchase 3,000,000 shares of our common stock; and (b) a Securities Purchase Agreement (the "2005 Agreement) for the private placement (the "2005 Private Placement") of (i) $1,850 in convertible notes (the "2005 Convertible Notes") and (ii) warrants (the "2005 Warrants") to purchase 1,850,000 shares of common stock, and (c) $350 in convertible notes (the "2005 Working Capital Facility") and warrants to purchase 350,000 shares of common stock.

2004 Convertible Notes

The 2004 Convertible Notes bear interest at 10% and mature two years from the date of issuance. At the investors' option, 50% of the 2004 Convertible Notes will be convertible into our common stock at the lower of $0.30 or 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date and the other 50% of the 2004 Convertible Notes will be convertible into our common stock at the lower of $0.30 or 55% of the same average over the same trading period. The full principal amount of the 2004 Convertible Notes would become due upon any default under the terms of the 2004 Convertible Notes. The 2004 Warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The Company allocated proceeds of $427 to the fair value of the warrants and the remaining $2,573 to the fair value of the 2004 Convertible Notes. Based on the excess of the aggregate fair value of the common shares that would have been issued if the 2004 Convertible Notes had been converted immediately over the proceeds allocated to the 2004 Convertible Notes, the investors received a beneficial conversion feature that had an aggregate intrinsic value of approximately $1,096 as of the commitment date. Accordingly, the Company recorded an increase in additional paid-in capital and debt discount of $1,524 in connection with the issuance of the 2004 Convertible Notes and 2004 Warrants, of which $1,171 was amortized to interest expense during the year ended September 30, 2004 and $352 during the year ended September 30, 2005.

In connection with the 2005 acquisitions and related financing transactions, the 2004 Convertible Notes were amended and became convertible at the lower of $0.09 or 40% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The modification to the conversion terms in January 2005 resulted in an additional charge for the beneficial conversion feature had an aggregate intrinsic value of approximately $1,469 as of the modification date. Accordingly, the Company recorded an increase in additional paid-in capital and the additional debt discount of $1,469 which was amortized to interest expense in 2005.

During August and September 2004, the Company issued 1,754,384 common shares upon the conversion of 10% Convertible Notes with an approximate principal balance of $98 at conversion prices of $0.054 and $0.055 per share. During October 2004 through December 2004, the Company issued 11,245,615 common shares upon the conversion of 10% Convertible Notes with an approximate principal balance of $313 at conversion prices ranging from $0.02 to $0.05 per share. In addition, on July 5, 2005 the Company issued 786,300 common shares upon the conversion of 10% Convertible Notes with an approximate principal balance of $23 at a conversion price of $0.03 per share.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2005 Convertible Notes

The 2005 Convertible Notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of $0.09 per share or 40% of the average of the three lowest intraday trading prices for the common stock on the Over-the-Counter bulletin board for the 20 trading days before but not including the conversion date. The 2005 Warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

Based on the excess of the aggregate fair value of the common shares that would have been issued if the 2005 Convertible Notes had been converted immediately over the proceeds allocated to the 2005 Convertible Notes, the investors received a beneficial conversion feature that had an aggregate intrinsic value of approximately $1,720 as of the commitment date. Accordingly, the Company recorded an increase in additional paid-in capital and the additional debt discount of $1,720 which was amortized to interest expense since the Company is currently in default. In addition the aggregate intrinsic value of the 2005 Warrants was $129 which was recorded as additional paid-in capital and debt discount, $129 of which was amortized to interest expense during the year ended September 30, 2005.

2005 Working Capital Facility

On August 10, 2005, we entered into a Securities Purchase Agreement for the sale of (i) $850 in secured convertible notes and (ii) warrants to purchase 850,000 shares of our common stock to accredited investors.

The investors have provided or are obligated to provide us with the funds as follows:

                          Amount   Disbursement Date
                          ------   ------------------

                          $  250   August 10, 2005
                          $  100   September 19, 2005
                          $  100   October 19, 2005
                          $  100   November 16, 2005

$100 will be disbursed on the final business day of each month beginning January 2006 and ending in March 2006.

The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of $0.09 per share or 40% of the average of the three lowest intraday trading prices for the common stock on the NASDAQ bulletin board for the 20 trading days before but not including the conversion date.

11. STOCKHOLDERS' DEFICIENCY

Shares Issued for Services and Directors' Fees and Accrued Liabilities

During the year ended September 30, 2005, the Company issued 9,622,622 shares of common stock for various consulting and professional services rendered and recorded charges of approximately $808, based on the fair value of the shares issued.

During the year ended September 30, 2005, the Company issued: 6,767,043 shares of common stock to settle various outstanding payroll obligations and other liabilities totaling approximately $558; 1,951,452 shares to its 401K Retirement Plan in satisfaction of its accrued calendar 2002 and 2003 matching contribution obligation of approximately $137; and 4,534,404 shares in satisfaction of accrued Director's Fees of $225.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the year ended September 30, 2005, the Company issued 1,250,000 shares of common stock at a price of $0.08 per share totaling $100,000 under the terms of a subscription agreement dated June 8, 2005. As of September 30, 2005, 425,000 shares of common stock were purchased and the Company received $34 and recorded a subscription receivable of $66.

Preferred Stock

Midmark Capital L.P. and its affiliate, Midmark Capital II, L.P., and certain individuals related to these two entities, which are referred to collectively as "Midmark", own shares of the Company's preferred and common stock and have the ability to purchase a majority interest in the Company.

Series "A"

In connection with the Transcape acquisition in February 2001, the Company issued 1,356,852 shares of Series "A" Preferred Stock. Each outstanding share of Series "A" Preferred Stock is convertible at any time, at the option of the holder, into common stock on a one for one basis. All of the common shares issuable on conversion of the Series "A" Preferred Stock must be registered by the Company.

Series "B"

In October 2001, the Company raised $1,000 in cash through the issuance and sale of 1,000 shares of Series "B" Convertible Preferred Stock to Pitney Bowes, with each share of Series "B" Preferred being convertible at any time into 1,190 shares of common stock at a price of $0.84 per share. The Company must register all of the common shares issuable on conversion of the Series "B" Preferred Stock. In connection with this transaction Pitney Bowes had nominated Michael Monahan to the Company's Board of Directors. He served as a Director from November 15, 2001 until his resignation on February 21, 2002.

Series "C", Series "C-1" and Series "D"

In March 2002, the Company issued 997 shares of Series "C" Convertible Preferred Stock to Midmark upon conversion of approximately $997 of convertible notes payable and accrued interest. Each outstanding share of Series "C" Preferred was convertible at any time into 1,190 shares of common stock at a price of $0.84 per share. The Company was required to register all of the common shares issuable on conversion of the Series "C" Preferred Stock.

On June 25, 2004, in connection with the Investment Restructuring Agreement, the holders of Series C convertible preferred stock exchanged their Series C convertible preferred stock for Series C-1 convertible preferred stock on a 1:1 basis. The Series C-1 preferred stock was recorded at $997 which was the carrying value of the Series C preferred stock and the aggregate liquidation value of the Series C-1 preferred stock.

In September 2004, the Company issued 7,615 shares of Series "D" convertible preferred stock to Midmark upon conversion of approximately $7,615 of convertible and demand notes payable and accrued interest. The Series D preferred stock was recorded at approximately $7,615 which was the liquidation value of the Series D preferred stock.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company and Midmark also entered into a Redemption Agreement providing for the redemption of a number of shares of Series D preferred stock with a value of $505 based on the per share liquidation value of the Series D preferred stock upon the earlier of (x) December 31, 2004, or (y) the receipt by Cape of a tax refund which was expected in the fourth quarter of calendar year 2004. Accordingly, a total of 504 shares of Series D preferred stock with an aggregate liquidation value of $505 was included in current liabilities as mandatory redeemable Series D preferred stock in the accompanying consolidated balance sheet. However, the payment was not made and, accordingly, a total of 504 shares of Series D preferred stock with an aggregate liquidation value of $505 remains in current liabilities as mandatory redeemable Series D preferred stock in the accompanying consolidated balance sheet as of September 30, 2005.

Each share of Series C-1 and Series D preferred stock is convertible into $1,000 worth of our common stock, at the selling stockholders' option, at the lower of
(i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the Series C-1 and Series D preferred stock may be converted. As of September 30, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.05 and, therefore, the conversion price for the Series C-1 and Series D preferred stock was $.03. Based on this conversion price, 997 shares of Series C-1 preferred stock and 7,615 shares of Series D preferred stock (including the 504 shares classified as subject to mandatory redemption) were convertible into 287,056,933 shares of common stock.

Based on the excess of the aggregate fair value of the common shares that would be converted immediately over the aggregate carrying value of the Series C-1 and Series D preferred stock the investors received a beneficial conversion feature that had an aggregate intrinsic value of approximately $3,445 as of the commitment date. Accordingly, the Company recorded a charge for the preferred stock beneficial conversion feature in the accompanying 2004 consolidated statement of operations resulting in an increase in the loss applicable to common stock.

VOTING RIGHTS AND DIVIDENDS

All of the preferred stockholders are entitled to vote their shares as though such conversion had taken place. In addition, preferred stockholders are not entitled to preferred dividends, but are entitled to their pro rata share of dividends, if any, declared on common stock under the assumption that a conversion to common stock had occurred.

STOCK OPTION PLAN

The Company has an Incentive Stock Option Plan (the "Plan") that provides for the granting of options to employees, directors and consultants to purchase shares of the Company's common stock. During fiscal 2001, the Company's Board of Directors approved an increase in the number of shares available for issuance from 4,000,000 to 8,000,000. Options granted under the Plan generally vest over five years and expire after ten years. The exercise price per share may not be less than the fair market value of the stock on the date the option is granted. Options granted to persons owning more than 10% of the voting shares of the Company may not have a term of more than five years and may not be granted at less than 110% of fair market value.

In September 2004, the Board approved the 2004 Incentive Stock Option Plan (the "2004 Plan") that provides for the granting of options to employees, directors and consultants to purchase shares of the Company's common stock. The number of shares available for issuance under the 2004 Plan is 10,000,000. Options granted under the Plan generally vest over five years and expire after ten years. The exercise price per share may not be less than the fair market value of the stock on the date the option is granted. Options granted to persons owning more than 10% of the voting shares of the Company may not have a term of more than five years and may not be granted at less than 110% of fair market value. As of September 30, 2005, 3,420,000 shares were issued from the 2004 Plan, 1,200,000 shares were issued to employees and 2,200,000 shares were issued to non-employees for which an expense of $120 was recognized during the year ended September 30,2005.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the common stock options granted, cancelled or exercised under the Plan:

                                           2005                   2004
                                    Common     Weighted    Common     Weighted
                                     Stock     Average      Stock     Average
                                    Options    Exercise    Options    Exercise
                                                Price                  Price
                                   ---------   --------   ---------   --------

Outstanding at beginning of year   1,190,500   $   2.49   1,828,000   $   3.14
Granted                            1,220,000        .10          --
Exercised                                                        --
Cancelled                            (90,000)      1.28    (637,500)      5.59
                                   ---------              ---------

Outstanding at end of year         2,320,500       1.20   1,190,500       2.49
                                   =========              =========

Exercisable at end of year         1,259,500       2.50   1,008,500       2.50
                                   =========              =========

Weighted average
 fair value of
 options granted
 during the year                   $     .08              $      --

The following table summarizes information on stock options outstanding under the Plan at September 30, 2005:

                   Options Outstanding                     Options Exercisable
                  ----------------------                 -----------------------
                    Options                 Weighted
                  Outstanding   Weighted     Average       Options      Weighted
                      at         Average    Remaining    Exercisable     Average
Range of           September    Exercise   Contractual   at September   Exercise
Exercise Prices    30, 2005       Price       Life         30, 2005       Price
---------------   -----------   --------   -----------   ------------   --------
$.27 to $1.50       1,935,000   $    .42          7.45        865,000   $   0.75
1.51 to 2.25           43,500       1.77          2.39         40,500       1.79
2.26 to 3.40           90,000       2.42          5.61         75,000       2.42
3.41 to 5.00          147,000       3.79          5.28        177,000       3.82
7.66 to 11.50          50,000       8.70          5.28         47,000       8.71
11.51 to 15.88         55,000      12.69          4.51         55,000      12.69
                  -----------                            ------------
                    2,320,500       1.20                    1,259,500       2.49
                  ===========                            ============

OTHER STOCK OPTIONS

In addition to the stock options granted under the "Plan" discussed above, the Company periodically grants stock options to non-employees in consideration for services to be rendered. Options issued for services rendered were accounted for under SFAS 123 and EITF Issue 96-18, using the Black-Scholes option pricing model to determine their fair value.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes common stock options granted, cancelled and exercised in addition to those in the Plan:

                                    2005                       2004
                          ------------------------   -----------------------
                                         Weighted                  Weighted
                           Common        Average       Common      Average
                            Stock        Exercise       Stock      Exercise
                           Options        Price        Options      Price
                          ----------    ----------   ----------   ----------
    Outstanding at
      beginning of year    5,618,014    $     3.24    5,890,556   $     3.45
    Granted                2,200,000           .10                        --
    Cancelled             (2,067,699)         2.42     (272,542)        7.67
                                                     ----------   ----------
    Outstanding at
      end of year          5,750,315    $     1.73    5,618,014   $     3.24
                          ==========                 ==========
    Options exercisable    4,586,513                  5,616,014
                          ==========                 ==========

REGISTRATION REQUIREMENTS

The Company is obligated to register under the Securities Act of 1933 certain common shares issued or issuable in connection with acquisition agreements, private placements, the exercise of options and warrants and the conversion of notes payable and preferred stock. At September 30, 2005, the Company was obligated to but had been unable to register approximately 21,703,000 common shares then outstanding. The Company intends to register the shares as soon as possible.

WARRANTS ISSUED WITH CONVERTIBLE NOTES PAYABLE

As of September 30, 2005, the Company had issued 5,200,000 warrants for the purchase of shares of its common stock in connection with raising $5,200 through convertible notes payable (see Note 11). The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 to $0.11 per share. All of these warrants were outstanding as of September 30, 2005.

WARRANTS ISSUED BY XEQUTE PLC

As of December 31, 2003, XeQute PLC had issued warrants for the purchase of shares of its common stock to Midmark, Aryeh Trust and CSS in connection with certain financing agreements. The total of the fair value of the warrants at the respective dates of issuance was not material. If all of the warrants had been exercised as of September 30, 2003, the Company's ownership interest in XeQute PLC would have decreased from 100% to approximately 90%. During fiscal 2004, the warrants issued to Midmark were converted into common shares of the Company.

SHARES ISSUED SUBSEQUENT TO SEPTEMBER 30, 2005

During the period from October 1, 2005 to December 31, 2005, the Company issued 911,275 shares issued upon conversion of 10% convertible notes, and issued 3,500,000 shares for various consulting and professional services rendered.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. RETIREMENT PLANS

The Company and certain of its subsidiaries maintain a 401(k) retirement plan, which is a defined contribution plan covering substantially all employees in the United States. Eligible employees can contribute up to 17% of their compensation not to exceed Internal Revenue Code limits. In fiscal 2001, the Company amended its plan to require matching contributions of 50% of the employees' contribution up to 3% of gross pay. The Company's contribution will be funded after each calendar year end in either cash or in Company stock, at the Company's option.

The Company accrued contributions for the years ended September 30, 2005 and 2004 of $113 and $59, respectively. For the year ended September 30, 2005, the Company recorded a charge of approximately $113 in penalties and interest in connection with deficient filings of the Company's Form 5500 annual reports.

13. INCOME TAXES

The components of the income tax provision included in the accompanying consolidated statements of operations for the years ended September 30, 2005 and 2004 consist of the following:

                                                2005      2004
                                               ------    ------
                Current:
                  Federal                      $   --    $   --
                  Foreign                          --        --
                  State                          (457)       --
                                               ------    ------
                  Total Current                  (457)       --
                                               ------    ------
                Deferred:
                  Federal                          --        --
                  Foreign                          --        --
                  State                            --        --
                                               ------    ------
                  Total Deferred                   --        --
                                               ------    ------
                  Total income tax provision   $ (457)   $   --
                                               ======    ======

The net deferred tax assets in the accompanying consolidated balance sheets as of September 30, 2005 and 2004 consist of temporary differences related to the following:

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                    September 30,
                                                --------------------
                                                  2005        2004
                                                --------    --------
           Deferred tax assets:
             Allowance for doubtful accounts    $      3    $    196
             Inventory                               179         179
             Net operating loss carryforwards     20,722      22,650
             Capital loss carryforwards            1,850       1,850
             Accrued expenses                        951       1,059
                                                --------    --------
           Total deferred tax assets              23,705      25,934
                                                --------    --------
           Deferred tax liabilities:
             Depreciation                            (15)        (19)
                                                --------    --------
           Total deferred tax liabilities            (15)        (19)
                                                --------    --------
           Valuation allowance                   (23,690)    (25,915)
                                                --------    --------
           Net deferred tax assets              $     --    $     --
                                                ========    ========

Deferred tax assets arise from the tax benefit of net operating and capital loss carryforwards which are expected to be utilized to offset taxable income and from temporary differences between the recognition in financial statements and tax returns of certain inventory costs, bad debt allowances on receivables, depreciation on fixed assets and amortization of certain intangible assets.

A valuation allowance on the net deferred tax assets has been provided based on the Company's assessment of its ability to realize such assets in the future. For the years ended September 30, 2005 and 2004 the valuation allowance for net deferred tax assets decreased by $2,225 and increased by $1,008, respectively, as a result of net changes in temporary differences.

The Company believes that as of September 30, 1999, an ownership change under
Section 382 of the Internal Revenue Code occurred. The effect of the ownership change would be the imposition of annual limitations on the use of the net operating loss carryforwards attributable to the periods before the change.

At September 30, 2005, the net operating loss carryforwards available to offset future taxable income consist of approximately $54,960 in Federal net operating losses, which will expire in various amounts through 2024, and state net operating losses of approximately $33,927 which will expire in various amounts through 2011. These net operating losses also may be limited due to ownership changes, the effect of which has not yet been determined by the Company. Total net operating losses available in foreign jurisdictions are approximately $3,800 none of which relate to periods prior to the acquisition of certain subsidiaries by Cape. No pre-acquisition net operating losses were utilized during fiscal 2005 and 2004. Based on the fact that the remaining European subsidiaries are in liquidation, the Company does not anticipate utilizing the European net operating losses. The capital loss carryforward at September 30, 2005 of $4,300 has no expiration date, but utilization is limited to the extent of capital gains generated by the Company.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The State of New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits, or tax benefits. The Company was permitted to sell tax benefits in the amount of $518. On December 17, 2004, the Company received approximately $457 from the sale of the $518 of tax benefits which were recognized as a tax benefit in fiscal 2005. For the state fiscal years through 2005 (July 1, 2004 to June 30, 2005) the Company had approximately $7,976 of total available net operating loss carryforwards that were saleable, of which New Jersey permitted the Company to sell approximately $6,297. On December 19, 2005, the Company received approximately $401 from the sale of these benefits which will be recognized as a tax benefit in the first quarter of fiscal 2006.

If still available under New Jersey law, the Company will attempt to obtain approval to sell the remaining available net operating losses of approximately $1,679 between July 1, 2005 and June 30, 2006. This amount, which is a carryover of its remaining tax benefits from state fiscal year 2004, may increase if the Company incurs additional tax benefits during state fiscal year 2006. The Company cannot estimate, however, what percentage of its saleable tax benefits New Jersey will permit it to sell, how much it will receive in connection with the sale, if it will be able to find a buyer for its tax benefits or if such funds will be available in a timely manner.

A reconciliation of income tax at the statutory rate to the Company's effective rate is as follows:

                                             2005       2004
                                            ------     ------
                  Statutory rate              34.0%      34.0%
                Effect of:
                  Valuation allowances       (34.0)     (34.0)
                  Permanent differences                    --
                  State income taxes, net     (8.0)        --
                                            ------     ------
                Effective income tax rate     (8.0)         0%
                                            ======     ======

There are no undistributed earnings of the Company's foreign subsidiaries at September 30, 2005 and 2004. In the event of a distribution of foreign earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries.

13. COMMITMENTS AND CONTINGENT LIABILITIES

LEASES

The Company and its subsidiaries lease office facilities and certain office equipment under operating leases that expire at various dates through 2008.

Rent expense for the years ended September 30, 2005 and 2004 was approximately $340 and $200, respectively.

During the year ended September 30, 2002, the Company sold and closed down various businesses. In connection with these dispositions of non-core businesses, the Company abandoned certain facilities and terminated leases at a cost of approximately $1,100. As a result of these sales and the accrual of the remaining terminated lease obligations, the minimum lease payments (including common area maintenance charges) under non-cancellable operating leases as of September 30, 2005, that have initial or remaining terms in excess of one year are as follows:

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 2006      264
                                 2007      239
                                 2008       88
                                        ------
                                        $  591
                                        ======

In addition, we lease approximately 2,000 square feet of office space in Paramus, New Jersey, which has been subleased. The lease expires in May 2008, and we pay and expense $4,100 a month and receive an offset $3,100 per month from the subleasee against rent expense.

Pending Litigation

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect our business, financial condition or operating results.

We are party to a number of claims, which have been previously disclosed by us. Since such amounts have already been recorded in accounts payable or accrued liabilities, these claims are not expected to have a material affect on the stockholders' deficiency. However, they could lead to involuntary bankruptcy proceedings. Those are the following.

a) On April 16, 2003, an action was commenced in the Supreme Court of the State of New York, County of Suffolk, entitled Bautista v. Vertex Interactive, Inc and Renaissance Software, Inc. The action, which demanded $394 was brought by a former employee claiming breach of his employment agreement. On March 29, 2004, a judgment was granted against the Company in the amount of $350. As of the date of this filing, the judgment has not been paid.

b) On October 31, 2001, an action was commenced in the United States District Court, Southern District of New York entitled Edgewater Private Equity Fund II, L.P. et al. v. Renaissance Software, Inc. et al. The action, brought against Renaissance Software, Inc., a subsidiary of the Company, and the Company, alleged the default by Renaissance Software, Inc. in payment of certain promissory notes in the principal aggregate sum of $1,227. The Company guaranteed the notes. The noteholders demanded $1,227, together with interest accruing at the rate of 8% per annum from June 30, 2001. On March 12, 2002, the noteholders were successful in obtaining a judgment against Renaissance Software, Inc. in the aggregate amount of $1,271 including interest, late charges and attorneys' fees. As of the date of this filing, the judgment has not been paid.

c) As part of the settlement entered into between the Company and three former principals of a company acquired by the Company in 2000, consent judgments in the amount of approximately $1,000 each were entered against the Company on July 19, 2002. The Company is currently negotiating with the former owners to accept forms of payment other than cash. However, there can be no assurance that a non-cash settlement will be concluded. As of the date of this filing, the judgments have not been paid.

d) On February 9, 2003, in the matter captioned Scansource, Inc. vs. Vertex Interactive, Inc., Superior Court of New Jersey, Essex County, a judgment was granted against the Company in the amount of $142. The action alleged non-payment by the Company for computer hardware. As of the date of this filing, the judgment has not been paid.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

e) In connection with the liquidation of our European operations, specifically VSM Italia s.r.l. ("VSM"), our wholly owned subsidiary, on July 25, 2005 an action was commenced against us, the Board of Directors of VSM, its audit committee, and its auditors, in the Civil Court of Milan, Italy, captioned Bankrupt V.S.M. Italia s.r.l. in liquidation- n. 559/02. The complaint alleges that at the end of calendar year 2000 and beginning of 2001, VSM lacked liquidity", had incurred large liabilities, and was undercapitalized. As a result, the complaint alleges, among other things, that liquidation proceedings should have started at the end of year 2000, and continuing to run the business until June 30, 2002 damaged VSM in the amount of Euro 2,600 which is accounted for in the liabilities associated with subsidiaries in liquidation. We have only recently received the complaint and have requested additional information with respect to its contents so that we may respond accordingly.

PAYROLL OBLIGATIONS

As a result of our severe cash constraints, we had fallen as much as two to three months behind in meeting our payroll obligations to our employees subsequent to September 30, 2002. As a result, we entered into a Consent Order and Agreement with the New Jersey Department of Labor which provides for monthly payments of $30,000, which commenced on June 1, 2004 and payments were made through August 31, 2005 and we have made no subsequent payments. We shall reduce the balance of the payroll obligations, including penalty, as cash becomes available until the total outstanding balance of approximately $282 is paid.

In addition, a number of former employees of a California based division of ours had filed claims with the California Department of Labor for non payment of wages for the second half of July 2002; the final payroll prior to the closing of the division. In July 2003, these claims were heard by the California Department of Labor, which awarded the amounts claimed, together with interest and penalties aggregating approximately $100,000. This payroll obligation is included in the New Jersey Department of Labor Consent Order and Agreement.

We believe, although there can be no assurances, that the payroll obligations including penalties as of September 30, 2005 will be satisfied by the calendar year ending December 31, 2006.

Employment Agreements

In connection with the acquisition, we entered into an employment agreement with Brad L. Leonard to serve as Vice President General Manager - Sales, Cape Systems. Pursuant to the employment agreement, Mr. Leonard will receive an annual salary of $110. He was granted options to purchase 1,000,000 shares of common stock upon execution, of which 200,000 options vest immediately and the balance of 800,000 options vest over a period of five years. The employment agreement can be terminated by the Company upon 30 days written notice to Mr. Leonard and by Mr. Leonard upon written notice to the Company for just cause, as defined therein.

In connection with the acquisition, we entered into a consulting agreement with IMC Development Group ("IMC"), which is owned by Peter and Elizabeth Ayling. Pursuant to the IMC consulting agreement, we retained IMC for a period of 18 months to July 2006 to provide administrative and management advisory services. The consulting agreement is automatically renewable on a month-to-month basis. IMC will be paid approximately $14 per month based on current exchange rates. IMC was granted options to purchase 1,800,000 shares of common stock upon execution, of which 300,000 options vest immediately and the balance of 1,500,000 options vest over a period of three years. Additionally, Mr. Ayling will serve as our Vice President of Marketing.

14. RELATED PARTY TRANSACTIONS

The Company hired Mr. David Sasson as acting Chief Operating Officer effective May 1, 2005. Mr. Sasson is a majority owner of a privately held company, Open Terra, which provides customer service and technical support to the Company. During the year ended September 30, 2005, the Company incurred cost of $171 for these services of which $50 is due and payable as of September 30, 2005. In addition, in connection with the acquisition, we entered into a consulting agreement with IMC Development Group ("IMC"), which is owned by Peter Ayling, for which we paid $120 for these services.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. GEOGRAPHIC AREA DATA

The Company operated in one business segment in North America in 2004 prior to the acquisition of Cape Systems in January 2005. After the acquisition of Cape Systems, the Company still operates only in one segment and has operations in North America and the United Kingdom.

The following geographic information presents total revenues and identifiable assets as of and for the year ended September 30, 2005:

                                                 2005
                                                ------
                         Revenues
                               North America    $3,351
                               United Kingdom      428
                                                ------
                                                $3,779
                                                ======

                         Identifiable assets
                               North America    $   30
                               United Kingdom       15
                                                ------
                                                $   45
                                                ======

RESTATEMENT OF QUARTERLY DATA (UNAUDITED)

In connection with the preparation of the Annual Report on Form 10-KSB of the Company for the year ended September 30, 2005, the Company's current independent registered public accounting firm brought to the attention of the Company that the beneficial conversion charge previously recorded in the Company's financial statements for the quarter ended March 31, 2005 was not appropriate. The Company has identified certain non-cash adjustments that necessitated the restatement of its financial statements for the quarter ended March 31, 2005 and determined that adjustments to all other periods are insignificant.

The following table shows the effect of the restatement on the Company's quarterly results of operations for the quarter ended March 31, 2005. In the table that follows, the column labeled "Restatement Adjustment" represents adjustments for additional interest expense.

                       CAPE SYSTEMS, INC. AND SUBSIDIARIES
                        RESTATED STATEMENT OF OPERATIONS
                      FOR THE QUARTER ENDED MARCH 31, 2005

                                                            Three Months Ended
                                      As Previously            March 31, 2005
                                         Reported          Restatement Adjustment       As Restated
                                  ----------------------   ----------------------  ----------------------
REVENUES                          $                1,349                           $                1,349

COST OF SALES                                        647                                              647
                                  ----------------------   ----------------------  ----------------------
GROSS PROFIT                                         702                                              702
                                  ----------------------   ----------------------  ----------------------
OPERATING EXPENSES:

Selling and administrative                         1,266                                            1,266
Depreciation and
  amortization of intangibles                        119                                              119
                                  ----------------------   ----------------------  ----------------------
Total operating expenses                           1,385                                            1,385
                                  ----------------------   ----------------------  ----------------------
OPERATING LOSS                                      (683)                                            (683)
                                  ----------------------   ----------------------  ----------------------
OTHER INCOME (EXPENSE):
Interest expense                                  (1,655)  $               (1,761)                 (3,416)

Gain on settlements of
  liabilities                                        137                                              137
                                  ----------------------   ----------------------  ----------------------
Net other expense                                 (1,518)                  (1,761)                 (3,279)
                                  ----------------------   ----------------------  ----------------------

NET LOSS                          $               (2,201)  $               (1,761) $               (3,962)
                                  ======================   ======================  ======================

Net loss per share of
  common stock:

  Basic and Diluted               $                 (.03)  $                 (.02) $                 (.05)

Weighted average number of
  shares outstanding:

  Basic and Diluted                           75,786,575               75,786,575              75,786,575

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                March 31, 2006 (unaudited) and September 30, 2005
                 (in thousands except share and per share data)

                                     ASSETS

                                                  March 31,        September 30,
                                                    2006                2005
                                                 (Unaudited)       (see Note 1)

CURRENT ASSETS:
Cash                                             $      411        $      239
Accounts receivable, less
allowance for doubtful accounts of $14 and $9           507               572
Inventories, net of valuation allowance                 214               185
Prepaid expenses and other current assets               366               480
                                                 ----------        ----------
Total current assets                                  1,498             1,476

Equipment and improvements, net of
accumulated depreciation and
amortization of $675 and $670                            41                45

Deferred financing costs,
net of accumulated amortization of
$315 and $175                                           131               180
Goodwill                                                342               342
Other intangible assets, net of accumulated
  amortization of $629 and $369                         915             1,175
Other assets                                            212               194
                                                 ----------        ----------
Total assets                                     $    3,139        $    3,412
                                                 ==========        ==========

     See notes to unaudited condensed consolidated financial statements.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                March 31, 2006 (unaudited) and September 30, 2005
                 (in thousands except share and per share data)

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
           Notes payable - unrelated parties                $       1,227   $        1,227
           Mandatory redeemable Series D preferred stock -
             504 shares at redemption value                           505              505
           Accounts payable                                         3,502            4,315
           Net liabilities associated with subsidiaries
             in liquidation                                         7,344            7,296
           Payroll and related benefits accrual                     1,466            1,576
           Litigation related accruals                              2,655            3,655
           Other accrued expenses and liabilities                   4,096            3,834
           Deferred revenue                                           550              549
           Long-term convertible notes payable
             - unrelated parties                                    5,238            4,765
                                                            -------------    -------------
           Total current liabilities                               26,583           27,722
                                                            -------------    -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:

           Series A preferred stock, par value $.01
             per  share; 2,000,000 shares
             authorized, 1,356,852 shares issued
             and outstanding ($10,000 aggregate
             liquidation preference)                                   14               14

           Series B preferred stock, par value $0.01
             per share; 1,000 shares authorized, 1,000
             shares issued and outstanding
             ($1,000 aggregate liquidation preference                  --               --

           Series C-1 preferred stock, par value $0.01
             per share; 10,000 shares authorized, 997
             shares issued and outstanding ($997
             aggregate liquidation preference)                         --               --

           Series D preferred stock, par value $0.01 per
             share; 10,000 shares authorized, 7,111 shares
             issued and outstanding (excluding 504
             shares subject to mandatory redemption)
             ($7,110 aggregate liquidated preference)                  --               --

           Common stock, par value $.005 per share;
            1,000,000,000 shares authorized;
             105,382,168 and 92,273,778 shares issued                 527              461
           Additional paid-in capital                             171,199          170,222
           Subscription receivable                                    (66)             (66)
           Accumulated deficit                                   (193,427)        (193,312)
           Accumulated other comprehensive loss                    (1,624)          (1,562)
           Less: Treasury stock, 87,712 shares of
             common stock (at cost)                                   (67)             (67)
                                                            -------------    -------------
           Total stockholders' deficiency                         (23,444)         (24,310)
                                                            -------------    -------------

           Total liabilities and stockholders' deficiency   $       3,139    $       3,412
                                                            =============    =============

     See notes to unaudited condensed consolidated financial statements.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                 (in thousands except share and per share data)

                                       For the Three Months              For the Six Months
                                          Ended March 31,                  Ended March 31,
                                   ----------------------------    ----------------------------
                                      2006           2005               2006          2005
                                   ------------    ------------    ------------    ------------
REVENUES                           $        910   $       1,349    $      1,811    $      2,014

COST OF SALES                               277             647             704             896
                                   ------------    ------------    ------------    ------------
GROSS PROFIT                                633             702           1,107           1,118
                                   ------------    ------------    ------------    ------------
OPERATING EXPENSES:

Selling and administrative                  903           1,266           1,843           1,971
Depreciation and
  amortization of intangibles               135             119             281             122
                                   ------------    ------------    ------------    ------------
Total operating expenses                  1,038           1,385           2,124           2,093
                                   ------------    ------------    ------------    ------------
OPERATING LOSS                             (405)           (683)         (1,017)           (975)
                                   ------------    ------------    ------------    ------------
OTHER INCOME (EXPENSE):
 Interest expense (includes
 beneficial conversion charge
 of $300 and $3,189  and $500 and
 $3,189)                                   (525)         (3,416)         (1,020)         (3,698)

Gain on settlements of
  liabilities                             1,185             132           1,517             167
Other                                         0               5               3              13
                                   ------------    ------------    ------------    ------------
Net other income/(expense)                  660          (3,279)            500          (3,518)
                                   ------------    ------------    ------------    ------------

INCOME / (LOSS) BEFORE PROVISION
FOR INCOME TAXES                            255          (3,962)          (517)          (4,493)
                                   ------------    ------------    ------------    ------------

Provision for state income taxes              0               0               0               3

Credit for sale of state tax
 benefits                                     0               0            (402)           (457)
                                   ------------    ------------    ------------    ------------
Income tax credit                             0               0            (402)           (454)
                                   ------------    ------------    ------------    ------------
NET INCOME/(LOSS)                  $        255    $     (3,962)   $       (115)    $    (4,039)
                                   ============    ============    ============    ============

Net Income/(loss) per share of
 common stock:

          Basic and Diluted                $.00           ($.05)          ($.00)          ($.06)

Weighted Average number of shares
 outstanding:

          Basic                      99,411,388       75,786,575      96,938,595      70,578,440
          Diluted                 1,485,724,887       75,786,575      96,938,595      70,578,440

     See notes to unaudited condensed consolidated financial statements.

                    CAPE SYSTEMS GROUP INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                     FOR THE SIX MONTHS ENDED MARCH 31, 2006
                                  (unaudited)
                 (in thousands except share and per share data)

                                        Preferred Stock               Common Stock               Additional
                                    ---------------------------   ---------------------------      Paid-In
                                       Shares         Amount          Shares        Amount         Capital
                                    ------------   ------------     ----------   ------------   ------------
Balance September 30, 2005             1,365,960   $         14     92,273,778   $        461   $    170,222
Conversion of notes payable
  - unrelated parties into
  common stock                                                       1,921,275             10             18
Common stock issued for accrued
  401(k) plan contribution and
  other liabilities                                                  8,337,115             42            348
Common stock issued in
  exchange for services                                              2,850,000             14             73
Beneficial conversion feature
 related to long-term convertible
 notes                                                                                                   500
Stock options issued in exchange
 for services                                                                                             38
Net loss
Change in unrealized foreign
 exchange translation gains/
 (losses)(a)                        ------------   ------------     ----------   ------------   ------------
Balance March 31, 2006                 1,365,960   $         14    105,382,168   $        527   $    171,199
                                    ============   ============   ============   ============   ============

(a) Comprehensive gains/(losses) for the three and six months ended March 31, 2006 totaled $84 and $(177) and totaled $(1,858) and $(2,617) for the three and six months ended March 31, 2005.

     See notes to unaudited condensed consolidated financial statements.

                    CAPE SYSTEMS GROUP INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                     FOR THE SIX MONTHS ENDED MARCH 31, 2006
                                   (unaudited)
                 (in thousands except share and per share data)
                                   (CONTINUED)


                                                                      Accumulated
                                                                         Other
                                    Accumulated     Subscription     Comprehensive       Treasury
                                      Deficit        Receivable          Loss             Stock            Total
                                   -------------    -------------    -------------    -------------    -------------
Balance September 30, 2005         $    (193,312)   $         (66)   $      (1,562)   $         (67)   $     (24,310)
Conversion of notes payable -
  unrelated parties into
  common stock                                                                                                    28
Common stock issued for accrued
  401(k) Plan contribution
  and other liabilities                                                                                          390
Common stock issued in exchange
  for services                                                                                                    87
Beneficial conversion feature
 related to long-term
 convertible notes                                                                                               500
Stock options issued in exchange
 for services                                                                                                     38

Net loss                                    (115)                                                               (115)
Change in unrealized foreign
 exchange translation gains/
 (losses)(a)                                                                   (62)                              (62)
                                   -------------    -------------    -------------    -------------    -------------
Balance March 31, 2006             $    (193,427)   $         (66)   $      (1,624)   $         (67)   $     (23,444)
                                   =============    =============    =============    =============    =============

(a) Comprehensive gains/(losses) for the three and six months ended March 31, 2006 totaled $84 and $(177) and totaled $(1,858) and $(2,617) for the three and six months ended March 31, 2005.

     See notes to unaudited condensed consolidated financial statements.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 (in thousands except share and per share data)
                                   (unaudited)

                                                      For the Six Months Ended
                                                              March 31,
                                                     --------------------------
                                                        2006           2005
                                                     -----------    -----------
Cash Flows from Operating Activities:
-------------------------------------
Net loss                                             $      (115)   $    (4,039)
Adjustments to reconcile net loss to
net cash provided by (used in) operating
 activities:
Depreciation and amortization                                268            122
Common stock issued in exchange for services                  87            498
Amortization of deferred financing costs and
 debt discount                                                85            253
Charges to interest expense for beneficial
 conversion features of notes payable -
 unrelated parties                                           500          3,189
Gain on settlement of liabilities                         (1,517)            --
Variable stock option charge                                  20             --
Changes in operating assets and liabilities:
 net of effects of acquisitions
Accounts receivable, net                                      66           (198)
Inventory                                                    (29)           128
Prepaid expenses and other current assets                     94             48
Intangibles and other assets                                  33            427
Accounts payable                                            (813)           216
Accrued expenses and other liabilities                     1,095           (268)
Customer deposits                                            (12)            --
Deferred revenue                                               1           (116)
                                                     -----------    -----------
Net cash provided by (used in)
operating activities                                        (237)           260
                                                     -----------    -----------
Cash Flows from Investing Activities:
-------------------------------------
Additions of equipment and improvements                       (6)            --
Acquisition of businesses - net of cash acquired              --         (1,990)
                                                      -----------   ------------
Net cash used in investing activities                         (6)        (1,990)
                                                     ------------   ------------
Cash Flows from Financing Activities:
-------------------------------------
Proceeds from notes and convertible notes payable-
unrelated parties                                            500          1,850
Deferred financing costs                                     (85)            --
                                                     -----------    -----------
Net cash provided by financing activities                    415          1,850
                                                     -----------    -----------
Net increase in cash                                         172            120

Cash at beginning of period                                  239            101
                                                     -----------    -----------
Cash at end of period                                $       411    $       221
                                                     ===========    ===========

Non-cash investing and financing activities:
Long-term convertible notes payable -
 unrelated parties converted into common stock       $       28

Common stock issued for payment of liabilities       $      390

     See notes to unaudited condensed consolidated financial statements.

                    CAPE SYSTEMS GROUP INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION
(In thousands except share and per share data)

Background and Description of Business

CAPE SYSTEMS GROUP, INC. ("Cape" or "Vertex" or "we" or "our" or the "Company") is a provider of: supply chain management technologies, including enterprise software systems and applications; software integration solutions that enable our customers to manage their order, inventory and warehouse management needs; consultative services; packaging and logistics management software; and, software and hardware service and maintenance. We serve our enterprise clients through two general product and service lines: (1) enterprise solutions and, (2) training, support and maintenance for our products and services, including service and maintenance of software and hardware we resell for third parties. Our enterprise solutions include: a suite of Java-architected software applications; applications devoted to the AS/400 customer base; a portfolio of "light-directed" systems for inventory, warehouse and distribution center management; and, packaged software for palletizing and packaging configuration and truck/container loading. We provide a full range of software and hardware services and maintenance on a 24-hour, 7-days a week, 365-days a year basis, including the provision of wireless and wired planning and implementation services for our customers' facilities.

In connection with an acquisition described below, we changed our name on April 8, 2005 from Vertex Interactive, Inc. to Cape Systems Group, Inc. We also increased the number of authorized shares of common stock, par value $.005 per share, of the Company from 400,000,000 shares to 1,000,000,000 shares.

Going Concern Matters

Based upon our substantial working capital deficiency ($25,085) and stockholders' deficiency ($23,444) at March 31, 2006, our recurring losses, our historic rate of cash consumption, the uncertainty arising from our default on our notes payable and the uncertainty of our liquidity-related initiatives described in detail later, there is substantial doubt as to our ability to continue as a going concern.

While we are continuing our efforts to increase revenues and resolve lawsuits on favorable terms and settle certain liabilities on a non-cash basis there is no assurance that we will achieve these objectives. In addition, we will continue to pursue strategic business combinations and opportunities to raise both debt and equity financing. However, there can be no assurance that we will be able to raise additional financing in the timeframe necessary to meet our immediate cash needs, or if such financing is available, whether the terms or conditions would be acceptable to us.

The successful implementation of our business plan has required, and our ability to continue as a going concern will require on a going forward basis, the Company to raise substantial funds to finance (i) continuing operations, (ii) increased sales and marketing efforts, (iii) the further development of our technologies, (iv) the settlement of existing liabilities including past due payroll obligations to our employees, officers and directors, and our obligations under existing or possible litigation settlements, (v) possible selective acquisitions to achieve the scale we believe will be necessary to enable us to remain competitive in the global SCM industry. There can be no assurance that we will be successful in raising the necessary funds.

                    CAPE SYSTEMS GROUP INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared on a basis that contemplates Cape's continuation as a going concern and the realization of its assets and liquidation of its liabilities in the ordinary course of business. Such financial statements do not include any adjustments, with the exception of the provision to adjust the carrying values of the assets of the subsidiaries in liquidation to their estimated net realizable value, relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. If Cape fails to raise additional capital when needed, the lack of capital will have a material adverse effect on Cape's business, operating results, financial condition and ability to continue as a going concern.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and six months ended March 31, 2006 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2006.

The balance sheet at September 30, 2005 has been derived from the audited financial statements at that date but does not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements.

The condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2005 (the "2005 Form 10-KSB).

2. SIGNIFICANT ACCOUNTING POLICIES

Earnings /(loss) per share

The Company presents "basic" earnings (loss) per share and, if applicable, "diluted" earnings per share pursuant to the provisions of SFAS 128, "Earnings per Share". Basic earnings (loss) per share is calculated by dividing net income or loss (there are no dividend requirements on the Company's outstanding preferred stock) by the weighted average number of common shares outstanding during each period.

The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of convertible securities, were issued during the period and appropriate adjustments were made for the application of the treasury stock method and the elimination of interest and other charges related to convertible securities.

As of March 31, 2006, there were 1,430,957,165 shares of common stock potentially issuable upon the exercise of stock options (8,251,221 shares), warrants (5,700,000 shares) and the conversion of convertible securities (1,417,005,944 shares). However, diluted per share amounts have not been presented in the accompanying condensed consolidated statements of operations for the three months ended March 31, 2005 and six months ended March 31 2006 and 2005 because the Company had a net loss in each period and the assumed effects of the exercise of all of the Company's outstanding stock options and warrants and the conversion of all of its convertible securities would have been anti-dilutive.

                    CAPE SYSTEMS GROUP INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

The following shares of common stock issuable upon the exercise of stock options, warrants and convertible securities were excluded from the computation of diluted income(loss) per common share because they were anti-dilutive for those periods:

                                     Three months ended March 31        Nine months ended March 31
                                        2006             2005             2006             2005
                                   --------------   --------------   --------------   --------------
Anti-dilutive convertible
 securities warrants and options        8,251,221      381,198,461    1,430,957,165      381,189,461

Pro Forma and Other Disclosures Related to Stock Options

As of March 31, 2006, the Company had granted options to purchase a total of 8,251,221 shares of common stock. 1,000,000 options were granted and no options were cancelled during the three and six months ended March 31, 2006. Approximately 183,000 and 819,000 options were expired during the three and six months ended March 31, 2006. As further explained in Note 4 in the 2005 Form 10-KSB, as permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" the Company accounts for its stock option plans using the intrinsic value method under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, it does not recognize compensation cost for options with exercise prices at or above fair market value on the date of grant and, instead, it is required by SFAS 123 and SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" to make pro forma disclosures of net income (loss) and earnings (loss) per share as if the fair value-based method of accounting under SFAS 123 had been applied. If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date and had amortized the cost over the vesting period pursuant to SFAS 123, net income/(loss) applicable to common stock and net income/(loss) per common share would have been increased to the pro forma amounts indicated in the following table:

                                    Three Months Ended March 31,         Six Months Ended March 31,
                                  --------------------------------    --------------------------------
                                       2006              2005              2006              2005
                                  --------------    --------------    --------------    --------------
Net income/(loss)-as reported     $          255    $       (3,962)   $         (115)   $       (4,039)

  Deduct total stock -
    based employee compensation
    expense determined under a
    fair value-based method for
    all awards                              (111)             (214)             (245)             (454)
                                  --------------    --------------    --------------    --------------
  Net income/(loss) - pro-forma   $          144    $       (4,176)   $         (360)   $       (4,493)
                                  ==============    ==============    ==============    ==============

  Basic and diluted income/
    (loss) per common share
    - as reported                 $         (.00)   $         (.05)   $         (.00)   $         (.06)
  Basic and diluted income/
    (loss) per common share
    - pro-forma                   $         (.00)   $         (.06)   $         (.00)   $         (.06)

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used in fiscal 2006 and 2005:

                   CAPE SYSTEMS GROUP INC. AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

                                                   2006       2005
         Expected dividend yield                   0.00%      0.00%
         Expected stock price volatility           144%       157%
         Risk-free interest rate                   4.5%       3.5%
         Expected life of options                  5 years    5 years
         Fair value per share of options granted   $0.03      $0.08

As a result of amendments to SFAS 123, the Company will be required to expense the fair value of employee stock options beginning with its fiscal quarter ending December 31, 2006.

3. ESTIMATED REMAINING LIABILITIES OF SUBSIDIARIES IN LIQUIDATION

The Company developed and initiated a plan in the quarter ended June 30, 2002 that would result in the sale or divestiture of assets or closings of businesses that are not part of the Company's current strategic plan or have not achieved an acceptable level of operating results or cash flows. In connection with this plan, the Company has completed the sale of certain businesses and assets. After being unsuccessful in attempting to sell its five remaining European operations (Vertex UK-previously PSS, Vertex Service and Maintenance Italy - previously SIS, Vertex Italy, Euronet and Vertex France - previously ICS France) and based on the continuing cash drain from these operations, the respective boards of directors determined that in the best interest of their shareholders that they would seek the protection of the respective courts in each country, which have agreed to an orderly liquidation of these companies for the benefit of their respective creditors. During the fourth quarter of fiscal 2005, the Company recognized a noncash gain from the approval by creditors of the liquidation of the net liabilities of the Company's Ireland subsidiaries. Accordingly, the remaining estimated liabilities of these businesses are classified as estimated remaining liabilities associated with subsidiaries in liquidation in the accompanying March 31, 2006 consolidated balance sheet. When the liquidation process is completed, significant variations may occur based on the complexity of the entity and requirements of the respective country.

Estimated remaining liabilities are generally carried at their contractual or historical amounts. The ultimate amounts required to settle these retained liabilities will differ from estimates based on contractual negotiations, and the outcome of certain legal actions and liquidation procedures.

Estimated remaining net liabilities as of March 31, 2006 and September 30, 2005 were $7,344 and $7,296, respectively.

Except for the changes in the unrealized foreign translation loss, there were no results of operations of these businesses for the three and six months ended March 31, 2006 and 2005.

4. BUSINESS COMBINATION

On January 12, 2005, the Company entered into a Stock Purchase Agreement pursuant to which it acquired all of the issued and outstanding shares of common stock of Cape Systems and Consulting Solutions Ltd. and its subsidiary, Cape Systems Inc., for an aggregate purchase price of $2,000, excluding acquisition costs of $198. The acquisition was financed primarily through the sale of $1,850 of secured convertible notes and warrants to purchase 1,850,000 shares of the Company's common stock.

The following table presents unaudited pro forma results of operations of the Company as if the above described acquisition had occurred at October 1, 2004:

                    CAPE SYSTEMS GROUP INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

                                          Six Months Ended
                                           March 31, 2005
                                         ------------------
                    Revenues             $            2,361
                    Net loss                         (3,980)
                    Net loss per share                ($.06)

The unaudited pro forma results of operations are not necessarily indicative of what the actual results of operations of the Company would have been had the acquisitions occurred at the beginning of fiscal 2005, nor do they purport to be indicative of the future results of operations of the Company.

5. NOTES PAYABLE

Notes payable consist of past due notes payable to Renaissance Software, Inc. ("Renaissance") in the amount of $1,227 as of March 31, 2006. The Company issued approximately $1,500 in promissory notes payable, bearing interest at 8%, in connection with the purchase of Renaissance in fiscal 2000 that were originally due on June 30, 2001. On August 9, 2001, the Company renegotiated the terms of these notes and, in return for 147,000 shares of stock (with a fair market value of approximately $162) the notes became payable as follows: $250 was due on August 15, 2001, and the remaining balance, plus accrued interest from June 30, 2001, was due on September 30, 2001. The Company paid the August 15, 2001 installment and, has not paid the remaining past due balance as of May 10, 2006.

6. CONVERTIBLE NOTES PAYABLE

Convertible notes payable of $5,238 at March 31, 2006 arose from loans under (a) a Securities Purchase Agreement (the "2004 Agreement") with four accredited investors on April 28, 2004 and January 11, 2005 for the private placement (the "2004 Private Placement") of (i) $3,000 in convertible notes (the "2004 Convertible Notes") and (ii) warrants (the "2004 Warrants") to purchase 3,000,000 shares of our common stock; and (b) a Securities Purchase Agreement (the "2005 Agreement") for the private placement (the "2005 Private Placement") of (i) $1,850 in convertible notes (the "2005 Convertible Notes") and (ii) warrants (the "2005 Warrants") to purchase 1,850,000 shares of common stock, and
(c) $850 in convertible notes (the "2005 Working Capital Facility") and warrants to purchase 850,000 shares of common stock.

2004 Convertible Notes

The 2004 Convertible Notes bear interest at 10% and mature two years from the date of issuance. At the investors' option, 50% of the 2004 Convertible Notes will be convertible into our common stock at the lower of $0.30 or 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date and the other 50% of the 2004 Convertible Notes will be convertible into our common stock at the lower of $0.30 or 55% of the same average over the same trading period. The full principal amount of the 2004 Convertible Notes would become due upon any default under the terms of the 2004 Convertible Notes. The 2004 Warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The Company allocated proceeds of $427 to the fair value of the warrants and the remaining $2,573 to the fair value of the 2004 Convertible Notes. In connection with the acquisitions and related financing transactions, the 2004 Convertible Notes were amended and became convertible at the lower of $0.09 or 40% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The modification to the conversion terms in January 2005 resulted in additional charges for the beneficial conversion which the Company recorded in the year ended September 30, 2005, and an increase in additional paid-in capital and interest expense in the year ended September 30, 2005.

                    CAPE SYSTEMS GROUP INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

On October 5, 2005, the Company issued 911,275 common shares upon the conversion of 10% Convertible Notes with an approximate principal balance of $16 at a conversion price of $0.0176 per share. On March 30, 2006, the Company issued 1,010,000 common shares upon the conversion of 10% Convertible Notes with an approximate principal balance of $12 at a conversion price of $0.0117 per share.

2005 Convertible Notes

The 2005 Convertible Notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of $0.09 per share or 40% of the average of the three lowest intraday trading prices for the common stock on the NASDAQ bulletin board for the 20 trading days before but not including the conversion date. The 2005 Warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

2005 Working Capital Facility

On August 10, 2005, we entered into a Securities Purchase Agreement for the sale of (i) $850 in secured convertible notes and (ii) warrants to purchase 850,000 shares of our common stock to accredited investors. The investors have provided us with the funds as follows:

                          Amount   Disbursement Date
                          ------   ------------------

                          $  250      August 10, 2005
                          $  100   September 19, 2005
                          $  100     October 19, 2005
                          $  100    November 16, 2005
                          $  300       March 31, 2006

The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of $0.09 per share or 40% of the average of the three lowest intraday trading prices for the common stock on the NASDAQ bulletin board for the 20 trading days before but not including the conversion date.

Based on the excess of the aggregate fair value of the common shares that would have been issued if the 2005 Working Capital Facility had been converted immediately over the proceeds allocated to the 2005 Working Capital Facility, the investors received a beneficial conversion feature which the Company recorded an increase in additional paid-in capital and interest expense totaling $300 and $500 in the three and six months ended March 31, 2006.

We are currently in default pursuant to secured convertible notes issued pursuant to the securities purchase agreements dated August 10, 2005, January 11, 2005 and April 28, 2004 (the "SPAs"). Pursuant to the SPAs, we are obligated to have two times the number of shares that the convertible notes are convertible into registered pursuant to an effective registration statement. We filed a registration statement on Form S-1, as amended, that was declared effective by the Securities and Exchange Commission on August 9, 2004. All of the shares of common stock underlying the secured convertible notes that were registered on the Form S-1 have been issued. On April 26, 2005, we filed a registration statement on Form SB-2 registering additional shares to be issued upon conversion of the secured convertible notes pursuant to the SPAs, however, the Form SB-2 registration statement is currently being reviewed and has not been declared effective. Default has been waived through March 31, 2006.

                    CAPE SYSTEMS GROUP INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

7. STOCKHOLDERS' DEFICIENCY

Shares Issued for Services and Accrued Liabilities

During the six months ended March 31, 2006, the Company issued 2,850,000 shares of common stock for various consulting and professional services rendered and recorded approximately $87 based on the fair value of the shares issued, and 8,337,115 shares of common stock in satisfaction of other liabilities of $390.

8. INCOME TAXES

The State of New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits, or tax benefits. For the state fiscal years through 2005 (July 1, 2004 to June 30, 2005) the Company had approximately $7,976 of total available net operating loss carry forwards that were saleable, of which New Jersey permitted the Company to sell approximately $6,297. On December 17, 2004, the Company received $457 from the sale of these benefits which was recognized in the first quarter of fiscal 2005. On December 19, 2005, the Company received $402 from the sale of these benefits which was recognized in the six months ended March 31, 2006.

If still available under New Jersey law, the Company will attempt to obtain approval to sell the remaining available net operating losses of approximately $1,679 between July 1, 2005 and June 30, 2006. This amount, which is a carryover of its remaining tax benefits from state fiscal year 2004, may increase if the Company incurs additional tax benefits during state fiscal year 2006. The Company cannot estimate, however, what percentage of its saleable tax benefits New Jersey will permit it to sell, how much it will receive in connection with the sale, if it will be able to find a buyer for its tax benefits or if such funds will be available in a timely manner.

9. COMMITMENTS AND CONTINGENCIES

Pending Litigation

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

We are party to a number of claims, which have been previously disclosed by us. Since such amounts have already been recorded in accounts payable or accrued liabilities, these claims are not expected to have a material affect on the stockholders' deficiency. However, they could lead to involuntary bankruptcy proceedings.

Recently Settled Litigation

On or about November 30, 2005, we settled for $10 for an action previously disclosed and accrued by us which was commenced in New York State Supreme Court, Nassau County, captioned Great Oak LLC vs. Vertex Interactive, Inc. et. al. The action had demanded $328 to be due Great Oak LLC, the landlord of premises leased to Renaissance Software LLC.

On or about January 30, 2006, we settled for $10 in common stock (200,000 shares) an action previously disclosed and accrued by us which was commenced by Sonata Software vs. Vertex Interactive, Inc. et. al. The action had demanded $242 to be due Sonata Software, a previously used vendor.

On or about March 31, 2006, we settled for $25 an action previously disclosed and accrued by us which was commenced by Roger Henley (CSI) vs. Vertex Interactive, Inc. et. al. The action had demanded $1,000 to be due.

                    CAPE SYSTEMS GROUP INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

The above-settled actions resulted in a gain of $1,185 and $1,517 during the three and six month periods ended March 31, 2006.

Payroll Obligations

As a result of our severe cash constraints, we had fallen as much as two to three months behind in meeting our payroll obligations to our employees subsequent to September 30, 2002. As a result, we entered into a Consent Order and Agreement with the New Jersey Department of Labor which provides for monthly payments of $30 which commenced on June 1, 2004 and payments were made through August 31, 2005. We have made no subsequent payments; however it is our intent to reduce the balance of the payroll obligations, including penalty, as cash becomes available until the total outstanding balance of approximately $282 is paid.

We believe, although there can be no assurances, that the payroll obligations including penalties as of March 31, 2006 will be satisfied by the calendar year ending December 31, 2006.

Other Obligations

On or about January 24, 2006 we received a collection notice for $119 comprised of penalties and interest imposed by the U.S Department of Labor in connection with deficiencies in our Savings and Retirement Plan annual report for the plan year ended December 31, 2002. Due to capital constraints, we are not in a position to make any payments at this time.

Employment Agreements

In connection with the Cape acquisition, we entered into an employment agreement with Brad L. Leonard to serve as Vice President General Manager - Sales, Cape Systems. Pursuant to the employment agreement, Mr. Leonard will receive an annual salary of $110. He was granted options to purchase 1,000,000 shares of common stock upon execution, of which 200,000 vest immediately and the balance of 800,000 options vest over a period of five years. The employment agreement can be terminated by the Company upon 30 days written notice to Mr. Leonard and by Mr. Leonard upon written notice to the Company for just cause, as defined therein.

In connection with the acquisition, we entered into a consulting agreement with IMC Development Group ("IMC"), which is owned by Peter and Elizabeth Ayling. Pursuant to the IMC consulting agreement, we retained IMC for a period of 18 months to July 2006 to provide administrative and management advisory services. The consulting agreement is automatically renewable on a month-to-month basis. IMC will be paid approximately $14 per month based on current exchange rates. IMC was granted options to purchase 1,800,000 shares of common stock upon execution, of which 300,000 options vest immediately and the balance of 1,500,000 options vest over a period of three years. Additionally, Mr. Ayling serves as our Vice President of Marketing.

10. RELATED PARTY TRANSACTIONS

The Company hired Mr. David Sasson as acting Chief Operating Officer effective May 1, 2005. Mr. Sasson is a majority owner of a privately held company, Open Terra, which provides customer service and technical support to the Company. During the three and six months ended March 31, 2006, the Company incurred costs of $24 and $49 for these services of which $0 was due and payable as of March 31, 2006. In addition, in connection with the Cape acquisition, we entered into a consulting agreement with IMC Development Group ("IMC"), which is owned by Peter Ayling, for which we paid $23 and $47 for the three and six months ended March 31, 2006 for these services.

                    CAPE SYSTEMS GROUP INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

11. GEOGRAPHIC AREA DATA

The Company operated in one business segment in North America in 2004 prior to the acquisition of Cape Systems in January 2005. After the acquisition of Cape Systems, the Company still operates only in one segment and has operations in North America and the United Kingdom.

The following geographic information presents total revenues and identifiable assets as of and for the six months ended March 31, 2006:

                                                             2006
                                                             ----
Revenues
         North America                                     $1,432
         United Kingdom                                       379
                                                             ----
                                                           $1,811
                                                             ====

Identifiable assets
         North America                                        $26
         United Kingdom                                        15
                                                             ----
                                                              $41
                                                             ====

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

PROFIT AND LOSS ACCOUNT    01.01.03 - 31.12.03

                                                        Note       2003
                                                      --------   --------
                                                                 (pound)
                                                                 --------
      Turnover (see footnote)                                      450370
      Cost of sales                                                281261
                                                                 --------
      Gross Profit                                                 169109
      Net Operating Expenses                                       142916
                                                                 --------
                                                                    26193
      Interest Payable and Similar Payments                          3651
                                                                 --------
      Profit on Ordinary Activities                       1         22542
      Taxation                                            3          1811
                                                                 --------
      Profit after taxation                                         20731
      Dividends                                                         0
                                                                 --------
      Retained Profit for the year                        9         20731
                                                                 --------

Footnotes

1. Turnover reflects the absorption of operations from Cape Systems Limited, a subsidiary made dormant from 31.12.91. These activities are streamed with that of the parent company and continue to be conducted.

2. The company had no recognised gains or losses other than those included in profit and loss. No separate primary statement is required.

3. The profit for the year is the only movement on reserves.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

BALANCE SHEET 31.12.03

                                                           Note       2003
                                                         --------   --------
                                                                     (pound)
                                                         --------   --------
    Fixed Assets

    Tangible Fixed Assets                                    4         18750
    Investment in Subsidiaries and Associates at cost        5         40500
                                                                    --------
                                                                       59250
                                                                    --------

    Current Assets

    Stocks                                                              3300
    Debtors                                                  6        110314
    Bank Balances and Cash                                             51144
                                                                    --------
                                                                      164758

    Creditors due within one year                            7         65027
                                                                    --------

    Net Current Assets                                                 99731
                                                                    --------

    Total Assets less Current Liabilities                             158981

                                                                    --------
    Net assets                                                        158981
                                                                    ========

    Capital and Reserves

    Called up Share Capital                                  8         25500
    Reserves                                                 9        133481
                                                                    --------
                                                                      158981
                                                                    ========

The accounts are prepared in accordance with the special provisions of Part VII of the CA1985 relating to small companies.

The accounts shown on pages 5 to 9 were approved by the Board of Directors on
29.07.04 and were signed on its behalf by

PB Ayling

Director

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

EXPLANATORY NOTES TO THE ACCOUNTS - 01.01.03 - 31.12.03

                                                                           2003
                                                                           ----
                                                                         (pound)
                                                                         -------
NOTE 1: Profit/(loss) on ordinary activities before tax stated after charging:-

        Depreciation and loss on disposal                                  10249
        Auditor's Remuneration                                              1532
        Operating Leases - Equipment                                        2184
                                                                           -----

NOTE 2: Directors' Emoluments                                                Nil
                                                                           -----

        Consultants fees include payments to a
        business in which the directors have
        an interest                                                        93250
                                                                           -----

NOTE 3: Taxation

        Based on chargeable profits at small company rate                   1811
        Tax repayment                                                          -
                                                                           -----
                                                                            1811
                                                                           -----

NOTE 4: Tangible Fixed Assets

                   Office       Computer
                  Equipment     Equipment    Software         Total
                  --------      ---------    ---------      ---------
Cost
01.01.03             16940          31931       143251        192122
Leased Equipment      6266              0            0          6266
Additions            12973            791                      13764
Disposals           (16516)        (30267)           0        (46783)
                   -------        -------      -------       -------
31.12.03             19663           2455       143251        165369
                   -------        -------      -------       -------
Depreciation
01.01.03             16190          29262       137701        183153
Charges               4389           2090         3770         10249
Disposals           (16516)        (30267)           0        (46783)
                   -------        -------      -------       -------
31.12.03              4063           1085       141471        146619
                   -------        -------      -------       -------
Net Values
31.12.03             15600           1370         1780         18750
                   =======        =======      =======       =======

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

EXPLANATORY NOTES TO THE ACCOUNTS  -  01.01.03 - 31.12.03

                                                         2003
                                                         ----
                                                        (pound)
                                                        -------

NOTE 5: Investment in Subsidiaries and Associates at cost

        Cape Systems Limited                                100
        Cape Systems Incorp. (Formerly Techelm)           40400
                                                    -----------
                                                          40500
                                                    -----------

NOTE 6: Debtors

        Trade Debtors                                     90245
        Other debtors and prepayments                     20069
                                                    -----------
                                                         110314
                                                    -----------

NOTE 7: Creditors - due within one year

        Trade Creditors                                   15684
        Other creditors and accruals                      18048
        Bank Loan                                          6013
        Corporation Tax                                    1811
        Lease Creditor                                     4917
        Service and upgrade in advance                    18554
                                                    -----------
                                                          65027
                                                    -----------

NOTE 8: Called up Share Capital

        Authorised 50000 ordinary (pound)1 shares

        Called up and fully paid (pound)1 shares          25500
                                                    -----------

NOTE 9: Reserves                 Capital
                                Redemption    Profit &
                                 Reserve        Loss          Total
                               -----------   -----------   -----------
Balance 01.01.03                     24500         88250        112750
Retained profit for the year            --         20731         20731
                               -----------   -----------   -----------
                                     24500        108981        133481
                               -----------   -----------   -----------

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

The following pages are prepared for the directors use only.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

DETAILED PROFIT AND LOSS ACCOUNT  01.01.03 - 31.12.03

                                         2003
                                      -----------
                                        (pound)
                                      -----------
Turnover                                   450370
                                      -----------

Cost of Sales

Consulting and System Design               195640
Salaries                                    82678
Computer  Consumables                        2943
                                      -----------
                                           281261
                                      -----------
Gross Profit                               169109
                                      -----------

Operating Costs

Freight and Packaging                       24882
Office Rent and Services                    27498
Euro and International Travel               20232
Marketing and Promotions                    22982
Office Costs                                11758
Equipment Hire/Lease                         2185
Equipment Maintenance and General            6471
Accounts and Legal                          16659
                                      -----------
                                           132667
                                      -----------

Operating Profit                            36442
                                      -----------

Other Income                                 (412)
Bank Interest and Charges                    3732
Other Interest                               1261
(Profit) / Loss on Exchange                 (1555)
Bad Debts                                     625
                                      -----------
                                             3651
                                      -----------

Depreciation and Loss on Disposal
of Fixed Assets                             10249

                                      -----------
Profit for the Year before Taxation         22542
                                      -----------

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

Company No. 01770912

Registered Office
Suite 9.03
The Perfume Factory
140 Wales Farm Road
London W3 6XL

REPORTS AND ACCOUNTS

01.01.03 - 31.12.03

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

DIRECTORS REPORT

Activities
The principal activity of the company is to provide consulting services in evaluating computer assisted packaging (Cape Systems). The Cape System is designed to explore quicker ways of improving package design and space utilisation through modular programmes. Users include leading companies throughout the world.

Directors - and Directors Interests 01.01.03 - 31.12.03


                      PB Ayling      13000 Shares
                      EM Ayling      12500 Shares
                      VK Ayling          -

The total directors' interests remained the same. The holdings were split in October 1999 by transfer between PBA and EMA.

Status of Company

Advantage has been taken of the special provisions of Part VII CA1985 relating to small companies.

PB Ayling

Director

29.07.04

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

Statement of directors responsibilities

Company law requires the directors to prepare financial statements which give a true and fair view of the state of affairs of the company and of the profit of the company for that period. In preparing those financial statements the directors are required to:

(i) apply accounting policies consistently,
(ii) make judgements and estimates that are reasonable and prudent,
(iii)prepare the accounts on a going concern basis unless this is a wrong assumption.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and comply with Companies Act 1985.

The directors have a general responsibility for safeguarding the assets of the company and for taking reasonable steps for the prevention and detection of fraud and other irregularities.

This statement should be read in conjunction with the auditors statement of their responsibilities in order to underline and distinguish the respective responsibilities of directors and auditors in relation to the accounts.

In approving the accounts on page 7 the directors acknowledge these responsibilities.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

INDEPENDENT AUDITORS REPORT TO THE MEMBERS OF CAPE SYSTEMS & CONSULTING SERVICES LIMITED

We have audited the accounts on pages 5 to 9 which have been prepared in accordance with the Financial Reporting Standard for smaller entities under the accounting policies set out on page 5.

Respective responsibilities of directors and auditors.
As described on page 3 the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

STATEMENT OF ACCOUNTING POLICIES

Basis of Accounting
The accounts are prepared in accordance with the provisions of the Companies Act 1985 applicable to small companies and the generally accepted accounting standards on a basis of historical cost.

Tangible Fixed Assets
Tangible fixed assets are recorded at cost. Depreciation is calculated to write off the cost over the period of the life of the asset.

Turnover
Represents the invoiced value of software sold exclusive of VAT.

System Users Support Package
Service and upgrade fees relating to commitments beyond the year end are treated as prepaid income in order to match the costs to be incurred in the period of that commitment.

Foreign Currencies
Assets and liabilities are translated at the rate operative at the balance sheet date. Transactions are converted at the rate ruling at the time of the transaction. Profits and losses are written off to the profit and loss account.

Leases - Equipment
Operating lease rentals are written off to profit and loss. Instalments under finance leases are split between capital and interest elements. The capital value of the obligation is treated as a fixed asset.

Consolidation
The company and its subsidiaries are a small group. The company takes advantage of the exemption provided by section 248 of the CA 1985 not to prepare group accounts.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Cape Systems, Inc.

We have audited the accompanying balance sheet of Cape Systems, Inc. (A Subsidiary of Cape Systems and Consulting Services Ltd) as of December 31, 2003, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cape Systems, Inc. as of December 31, 2003, and its results of operations and cash flows for the year then ended, in conformity with United States generally accepted accounting principles.

                                                               /s/ J.H. COHN LLP
                                                               -----------------

Roseland, New Jersey
March 24, 2005

                               CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)

                               Cape Systems, Inc.
                                  Balance Sheet
                                December 31, 2003

                                     ASSETS

CURRENT ASSETS
Cash                                                              $ 153,000
Accounts receivables net of allowance for
doubtful accounts of $2,554                                          83,083
Prepaid expenses and other current assets                            18,619
Deferred tax assets                                                  67,800
                                                                  ---------
Total current assets                                                322,502

Equipment, furniture and fixtures, net of accumulated
depreciation of $42,330                                              12,054

Other assets                                                          3,704
                                                                  ---------
Total assets                                                      $ 338,260
                                                                  =========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of long-term debt                                 $   6,613
Accounts payable                                                     24,960
Accrued expenses and other liabilities                               17,399
Deferred revenue                                                    166,890
                                                                  ---------

Total current liabilities                                           215,862
Long-term debt, net of current portion                                9,493
Deferred tax liabilities                                              4,200

                                                                  ---------
Total liabilities                                                   229,555
                                                                  ---------

Commitments
-----------

STOCKHOLDERS' EQUITY

Common stock par value $1 per share;
100,000 shares authorized, 28,690 issued and outstanding             28,690
Additional paid-in capital                                          106,911
Retained earnings                                                    34,103
Less: Treasury stock, 11,813 shares of common stock, at cost        (60,999)
                                                                  ---------
Total stockholders' equity                                          108,705
                                                                  ---------
Total liabilities and stockholders' equity                        $ 338,260
                                                                  =========

                      See notes to the financial statements

                               CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)

                               Cape Systems, Inc.
                  Statement of Operations and Retained Earnings
                      For the Year Ended December 31, 2003



                  REVENUE                                $ 769,172
                  COST OF SALES                            134,233

                                                         ---------
                  GROSS PROFIT                             634,939

                  OPERATING EXPENSES
                  Selling, general  and administrative     561,802
                  Depreciation                               8,236
                  Research and development                  24,132
                                                         ---------
                  Total operating expenses                 594,170
                                                         ---------
                  Operating income                          40,769

                  OTHER EXPENSE

                  Interest expense                          (2,565)
                  Other                                     (3,937)
                                                         ---------
                   Other  expense                           (6,502)
                                                         ---------

                  INCOME  BEFORE

                  PROVISION FOR INCOME TAXES                34,267

                  Provision  for income taxes                2,413
                                                         ---------

                  NET INCOME                                31,854

                  Retained earnings beginning of year        2,249
                                                         ---------
                  Retained earnings end of year          $  34,103
                                                         =========

                        See notes to financial statements

                               CAPE SYSTEMS, INC.
         (A Subsidiary of Cape Systems and Consulting Services Ltd.)

                               Cape Systems, Inc.
                             Statement of Cash Flows
                      For the Year Ended December 31, 2003


Cash Flows from Operating Activities

Net Income                                                            $  31,854

Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation                                                              8,236

Bad debts                                                                 2,554

Change in operating assets and liabilities

Accounts receivable                                                      71,594
Deferred taxes                                                           (1,800)
Prepaid expense and other current assets                                 15,585
Accounts payable                                                         (9,100)
Accrued expenses and other liabilities                                   11,977

                                                                      ---------
Net cash provided by operating activities                               130,900
                                                                      ---------

Cash flows from investing activities -
additions to equipment, furniture and fixtures                           (1,996)
                                                                      ---------

Cash flows from financing activities
Proceeds from notes payable                                                  --
Repayment of notes payable                                              (10,734)

                                                                      ---------
Net cash used in financing activities                                   (10,734)

Net increase in cash                                                    118,170

Cash at beginning of year                                                34,830

                                                                      ---------
Cash at end of year                                                   $ 153,000
                                                                      =========

Supplemental Disclosures of Cash Flow Information
Cash paid for:
  Income taxes                                                        $   4,314
  Interest                                                            $   2,565

                        See notes to financial statements

                               CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)
                        Notes to the Financial Statements

Note 1: Organization and summary of significant accounting policies

Organization:

Cape Systems, Inc (the "Company") was incorporated in Texas on July 27, 1987. The Company is a 60% owned subsidiary of Cape Systems and Consulting Services Ltd. (the "Parent"). The Company is a provider of palletizing and packaging configuration, and truck and container loading software that improves pallet and truck utilization, and reduces packaging, storage and transportation costs. Its programs optimize pallet patterns, create new case sizes and product packaging, create efficient bundles of corrugated flat packs, build display pallet loads and test the strength of corrugated board.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Revenue Recognition:

Software sales:

Revenue related to software license sales is recorded at the time of shipment provided that (i) no significant vendor obligations remain outstanding at the time of sale; (ii) the collection of the related receivable is reasonably assured by management; and (iii) vendor specific objective evidence ("V.S.O.E.") of fair value exists for all significant elements, including post contract customer support ("PCS") in multiple element arrangements.

Professional services:

The Company provides consulting and other services on a per-diem billing basis and recognizes such revenues as the services are performed.

Support and Service:

The Company accounts for revenue related to service contracts and post contract customer support over the life of the arrangements, usually twelve months, pursuant to the service and/or licensing agreement between the customers and the Company.

Deferred Revenue:

Deferred revenue represents the unearned portion of revenue related to PCS.

Equipment, furniture and fixtures:

Equipment, furniture and fixtures are stated at cost, less accumulated depreciation and amortization. Depreciation is computed on the straight-line basis over the estimated useful lives of individual assets or classes of assets. Improvements to leased properties or fixtures are amortized over the shorter of their estimated useful lives or the related lease terms.

                               CAPE SYSTEMS, INC.
         (A Subsidiary of Cape Systems and Consulting Services Ltd.)
                        Notes to the Financial Statements

Concentration of Credit Risk:

The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash in bank accounts that, at times, have balances that exceed the federally insured limit of $100,000 (there was a balance of $7,000 in excess of the limit at December 31, 2003). The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings.

Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, their dispersion across different geographic areas, and generally short payment terms. There were no significant concentrations in 2003. In addition, the Company closely monitors the extension of credit to its customers while maintaining allowances for potential credit losses. On a periodic basis, the Company evaluates its trade accounts receivable and will establish an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit considerations if necessary.

Income Taxes:

The Company accounts for income taxes pursuant to the asset and liability method that requires deferred income tax assets and liabilities to be computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Advertising:

The Company expenses the cost of advertising and promotions as incurred. Advertising cost charges to operations amounted to approximately $26,900 in 2003.

Research and development:

Research and development expenditures are charged to expense as incurred.

Note 2: Equipment, furniture and fixtures:

Equipment, furniture and fixtures, consist of the following:

                                    Range of
                                    Estimated
                                  Useful Lives
                                   ------------

Equipment, furniture and fixtures  3 - 10 years        $42,777
Computer equipment                 3 -  5 years          7,677
                                                     ---------
                                                        50,454
Less: accumulated depreciation                          38,400
                                                     ---------
Total                                                  $12,054
                                                       =======

                               CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)
                        Notes to the Financial Statements

Note 3: Line of credit borrowings:

At December 31, 2003, the Company had no outstanding borrowings under its $25,000 line of credit. Any outstanding borrowings bear interest at 1.25% above the prime rate, are collateralized by all of the Company's assets and guaranteed by certain stockholders of the Company. The line of credit expires on December 31, 2005.

Note 4: Long-term debt:

Long-term debt consists of the following:


Unsecured note payable in monthly installments of $306,
including interest at 7.5% through May 2009                             $12,034

Note payable in monthly installments of $523 including interest at 11.49%, through September 2004; collateralized by all of the Company's assets:

                                                   4,072
                                              ----------
                                                  16,106
                       Less current portion        6,613
                                              ----------
                       Long-term portion      $    9,493
                                              ----------

The principal payments due under the notes payable for each of the subsequent years after December 31, 2003 were as follows

                             Year Ending
                             December 31    Amount
                             ------------   ------

                             2004           $6,613
                             2005            2,738
                             2006            2,952
                             2007            3,180
                             2008              623

                               CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)
                        Notes to the Financial Statements

Note 5: Income Taxes

Provision for income taxes consist of the following:

                           Current:
                              Federal          $ 4,213
                                               -------
                              Total Current    $ 4,213
                                               -------
                           Deferred:
                              Federal          $(1,800)
                                               -------
                              Total Deferred   $(1,800)
                                               -------
                              Total            $ 2,413
                                               =======

The provision for income taxes differs from the amount which would have been reported by applying the statutory rates. These differences are due primarily to certain nondeductible expenses.

At December 31, 2003, the deferred tax asset relates to the allowance for doubtful accounts and deferred revenue. At December 31, 2003, the deferred tax liability relates to depreciation.

In assessing the realizability of the deferred tax asset, management considers whether it is more likely that some portion or all of the deferred tax asset will not be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible. Management has determined that the realization of the recorded deferred tax asset is reasonably assured; accordingly, no valuation allowance has been recorded.

Note 6: Commitment:
Leases:

The Company has a lease for its office facility which expires in April 2006. The minimum annual lease payment under the operating lease is $35,556.

Rent expense for 2003 was approximately $44,000.

Royalty payments:

A royalty agreement was entered into in June 1998 as part of software license for its Truckfill Software Product. As part of the agreement, the Company is required to make a royalty payment of $450 for each Truckfill software license sold. During 2003, the Company incurred royalty expenses of approximately $19,350.

Note 7: Related Party Transactions:

The Company receives certain administrative and management services from the Parent. The Company paid $8,500 in 2003 for such services performed.

In addition, the Company paid approximately $24,000 during 2003 to a corporation owned by an Officer of the Company for various consulting services.

                               CAPE SYSTEMS, INC.
         (A Subsidiary of Cape Systems and Consulting Services Ltd.)
                        Notes to the Financial Statements

Accounts receivable at December 31, 2003 includes amount receivable from Parent for reimbursement of expenses of $3,890.

Note 8: Subsequent Events:

On January 12, 2005, the Company and the stockholders of the Company entered into a Stock Purchase Agreement with Cape Systems Group, Inc ("Cape Systems Group") pursuant to which Cape Systems Group purchased all of the issued and outstanding shares of the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by New Jersey law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee                        $    8,605.69
Accounting fees and expenses                    10,000.00*
Legal fees and expenses                         35,000.00*
Miscellaneous                                    1,394.31
                                               ----------
                                    TOTAL   $   55,000.00*
                                               ==========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.


      In July 2003, pursuant to a stock agreement, we issued 10,000,000 shares of common Stock pursuant to an agreement with American Marketing Complex. The shares were issued within the meaning of Rule 501 and pursuant to Rule 506 of Regulation D under the Securities Act of 1933.


      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholders on April 28, 2004, and amended on December 30, 2004, for the sale of (i) $3,000,000 in secured convertible notes and (ii) a warrants to buy 3,000,000 shares of our common stock.

      The investors provided us with the funds as follows:

      o     $1,500,000 was disbursed on April 28, 2004;

      o     $750,000 was disbursed on May 28, 2004; and

      o     $750,000 was disbursed on August 12, 2004.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.30 or (ii) 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

      On May 26, 2004, we entered into an Investment Restructuring Agreement with six accredited investors. In connection with this transaction, we will exchange class C preferred stock for class C-1 convertible preferred stock on a 1:1 basis and shall issue, on the date that the amendment to the certificate of incorporation increasing the authorized number of shares of common stock is filed and approved with the New Jersey Secretary of State, approximately 7,391 shares of class D convertible preferred stock to MidMark Capital, L.P. in exchange for approximately $7,500,000 of debt and accrued interest owed by us and our subsidiaries to MidMark Capital II, L.P. As part of the transaction, we issued 5,569,980 shares of common stock to MidMark Capital, L.P.in exchange for the conversion of $306,793 of debt owed to MidMark Capital, L.P. In addition, we issued 240,000 shares of common stock to MidMark Capital II, L.P.in exchange for the conversion of $2,400 of debt owed to MidMark Capital II, L.P.

      On June 25, 2004, as part of an Investment Restructuring Agreement, we exchanged class C preferred stock for class C-1 convertible preferred stock on a 1:1 basis. Each share of Series C-1 convertible preferred stock is convertible into $1,000 worth of our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      On July 28, 2004, we issued 350,000 shares of common stock to Sloan Securities pursuant to a consulting agreement. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On September 27, 2004, we issued 7,615 shares of class D convertible preferred stock to MidMark Capital, L.P. in exchange for $7,614,708 of debt owed by our subsidiaries and us to MidMark Capital II, L.P. In addition, on September 27, 2004, we issued 5,569,980 shares of common stock to MidMark Capital, L.P. upon exercise of warrants by MidMark Capital, L.P. The exercise price for the warrants was exchanged for the retirement of $315,309 in debt owed by us to MidMark Capital, L.P. As well, on September 27, 2004, we issued 240,000 shares of common stock to MidMark Capital II, L.P. upon exercise of warrants by MidMark Capital II, L.P. The exercise price for the warrants was exchanged for the retirement of $2,400 in debt owed by us to MidMark Capital II, L.P. Each share of the class D convertible preferred stock is convertible into $1,000 worth of our common stock, at MidMark Capital's option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholders on January 11, 2005 for the sale of (i) $1,850,000 in secured convertible notes and (ii) a warrants to buy 1,850,000 shares of our common stock. The investors purchased all the secured convertible notes on January 11, 2005.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.09 or (ii) 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

      During the quarter ended March 31, 2005, we issued 4,175,530 shares of our common stock to three consultants for services provided. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

      During the quarter ended March 31, 2005, we issued 697,059 shares to two former employees in settlement of outstanding payroll obligations. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

      During the quarter ended June 30, 2005, we issued 3,000,000 shares of our common stock to three consultants for services provided. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

      During the quarter ended June 30, 2005, we issued 701,417 shares of our common stock to Jeffrey Marks for legal services rendered. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

      During the quarter ended June 30, 2005, we issued 565,659 shares to two former employees in settlement of outstanding payroll obligations. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

      On August 10, 2005, we entered into a Securities Purchase Agreement with AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC for the sale of (i) $850,000 in secured convertible notes and (ii) warrants to purchase 850,000 shares of our common stock.

      The investors are obligated to provide us with the funds as follows:

      o     $250,000 was disbursed on August 10, 2005;
      o     $100,000 was disbursed on September 19, 2005;
      o     $100,000 was disbursed on October 19, 2005;
      o     $100,000 was disbursed on November 16, 2005; and
      o     $300,000 was disbursed on March 31, 2006.

      The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.09; or
      o 40% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

      The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.09 or (ii) 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

      On September 20, 2005, we issued 3,000,000 shares of our common stock to our three directors for services provided. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

      During the quarter ended December 31, 2005, we issued 500,000 shares of our common stock to one consultant for services provided. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

      During the quarter ended December 31, 2005, we issued 1,500,000 shares of our common stock to Jeffrey Marks for legal services rendered. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

      During the quarter ended December 31, 2005, we issued 1,500,000 shares of our common stock to David Sasson for services rendered. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

      In March 2006, we issued 340,875 shares of common stock to our Chief Executive Officer, Nicholas Toms, for past compensation owed of $10,226. This issuance is considered exempt under Section 4(2) of the Securities Act of 1933.


      During the quarter ended March 31, 2006, we issued 1,010,000 shares of our common stock to four accredited investors upon conversion of $11,817 in secured convertible debentures. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.


      * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Cape Systems Group or executive officers of Cape Systems Group, and transfer was restricted by Cape Systems Group in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

      ITEM 27. EXHIBITS.

      The following exhibits are included as part of this amended Form SB-2. References to "the Company" in this Exhibit List mean Cape Systems Group, Inc., a New Jersey corporation.

Exhibit No.    Description
-----------    -----------
2.1            Form of Common Stock Certificate (incorporated by reference to the
               Registration Statement on Form S-18 filed under the Securities Act of 1933, as amended and effective June 2, 1986 (File No.
               33-897-NY)).

3.1            Certificate of Amendment to the Certificate of Incorporation of
               Vertex Interactive, Inc. filed with the Secretary of State, State of
               New Jersey on February 7, 2001, on October 18, 2001 and November 2,
               2001 (incorporated by reference to the Form 10-Q filed May 20,
               2002).

3.2 Certificate of Amendment to the Certificate of Incorporation of Vertex Interactive, Inc., filed with the Secretary of State, State of New Jersey on March 30, 2005 (incorporated by reference to the registration statement on Form SB-2 filed April 16, 2005).

3.3 Amended By-laws, amended as of August 9, 2001 (incorporated by reference to the Form 10-K filed January 25, 2002).

4.1            Common Stock Purchase Warrant with AJW Offshore, Ltd., dated April
               28, 2004 (incorporated by reference to the registration statement on
               Form S-1 filed June 22, 2004).

4.2            Common Stock Purchase Warrant with AJW Partners, LLC, dated April
               28, 2004 (incorporated by reference to the registration statement on
               Form S-1 filed June 22, 2004).

4.3 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated April 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.4            Common Stock Purchase Warrant with New Millennium Capital Partners
               II, LLC, dated April 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.5            Convertible Note with AJW Offshore, Ltd., dated April 28, 2004
               (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.6            Convertible Note with AJW Partners, LLC, dated April 28, 2004
               (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.7            Convertible Note with AJW Qualified Partners, LLC, dated April 28,
               2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.8            Convertible Note with New Millennium Capital Partners II, LLC, dated
               April 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.9 Securities Purchase Agreement, dated as of April 28, 2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified
               Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital
               Partners II, LLC (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.10           Security Agreement, dated as of April 28, 2004, by and among Vertex
               Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC,
               AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC
               (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.11           Intellectual Property Security Agreement, dated as of April 28,
               2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW
               Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium
               Capital Partners II, LLC (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.12 Registration Rights Agreement, dated as of April 28, 2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified
               Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital
               Partners II, LLC (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.13           Escrow Agreement, dated as of April 28, 2004, by and among Vertex
               Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC,
               AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Owen
               Naccarato (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.14 Guaranty and Pledge Agreement, dated as of April 28, 2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified
               Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners
               II, LLC and Nicholas Toms (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.15           Common Stock Purchase Warrant with AJW Offshore, Ltd., dated May 28,
               2004 (incorporated by reference to the registration statement on
               Form S-1 filed June 22, 2004).

4.16           Common Stock Purchase Warrant with AJW Partners, LLC, dated May 28,
               2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.17 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated May 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.18           Common Stock Purchase Warrant with New Millennium Capital Partners
               II, LLC, dated May 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.19           Convertible Note with AJW Offshore, Ltd., dated May 28, 2004
               (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.20           Convertible Note with AJW Partners, LLC, dated May 28, 2004
               (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.21           Convertible Note with AJW Qualified Partners, LLC, dated May 28,
               2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.22           Convertible Note with New Millennium Capital Partners II, LLC, dated
               May 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.23           Escrow Agreement, dated as of May 28, 2004, by and among Vertex
               Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC,
               AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Owen
               Naccarato (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.24           Common Stock Purchase Warrant with AJW Offshore, Ltd., dated August
               12, 2004 (incorporated by reference to the registration statement on
               Form SB-2 filed April 16, 2005).

4.25           Common Stock Purchase Warrant with AJW Partners, LLC, dated August
               12, 2004 (incorporated by reference to the registration statement on
               Form SB-2 filed April 16, 2005).

4.26           Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated August 12, 2004 (incorporated by reference to the registration statement on Form SB-2 filed April 16, 2005).

4.27           Common Stock Purchase Warrant with New Millennium Capital Partners
               II, LLC, dated August 12, 2004 (incorporated by reference to the registration statement on Form SB-2 filed April 16, 2005).

4.28           Convertible Note with AJW Offshore, Ltd., dated August 12, 2004
               (incorporated by reference to the registration statement on Form
               SB-2 filed April 16, 2005).

4.29           Convertible Note with AJW Partners, LLC, dated August 12, 2004
               (incorporated by reference to the registration statement on Form
               SB-2 filed April 16, 2005).

4.30           Convertible Note with AJW Qualified Partners, LLC, dated August 12,
               2004 (incorporated by reference to the registration statement on Form SB-2 filed April 16, 2005).

4.31           Convertible Note with New Millennium Capital Partners II, LLC, dated
               August 12, 2004 (incorporated by reference to the registration statement on Form SB-2 filed April 16, 2005).

4.32           Escrow Agreement, dated as of August 12, 2004, by and among Vertex
               Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC,
               AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Owen
               Naccarato (incorporated by reference to the registration statement on Form SB-2 filed April 16, 2005).

4.33           Common Stock Purchase Warrant with AJW Offshore, Ltd., dated January
               11, 2005 (incorporated by reference to the current report on Form
               8-K filed January 18, 2005).

4.34           Common Stock Purchase Warrant with AJW Partners, LLC, dated January
               11, 2005 (incorporated by reference to the current report on Form
               8-K filed January 18, 2005).

4.35 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated January 11, 2005 (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

4.36           Common Stock Purchase Warrant with New Millennium Capital Partners
               II, LLC, dated January 11, 2005 (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

4.37           Convertible Note with AJW Offshore, Ltd., dated January 11, 2005
               (incorporated by reference to the current report on Form 8-K filed
               January 18, 2005).

4.38           Convertible Note with AJW Partners, LLC, dated January 11, 2005
               (incorporated by reference to the current report on Form 8-K filed
               January 18, 2005).

4.39           Convertible Note with AJW Qualified Partners, LLC, dated January 11,
               2005 (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

4.40           Convertible Note with New Millennium Capital Partners II, LLC, dated
               January 11, 2005 (incorporated by reference to the current report on
               Form 8-K filed January 18, 2005).

4.41           Securities Purchase Agreement, dated as of January 11, 2005, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified
               Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital
               Partners II, LLC (incorporated by reference to the current report on
               Form 8-K filed January 18, 2005).

4.42 Security Agreement, dated as of January 11, 2005, by and among Vertex Interactive, Inc., Data Control Systems, Inc., Renaissance
               Software,  Inc.,  Xequte  Solutions PLC, Xequte  Solutions,  Inc.,
               Vertex Interactive (UK), Ltd., Vertex Interactive  (Ireland) Ltd.,
               Vertex  Interactive (Mfg) Ltd., Trend Investments Ltd., ICS France
               Indentcode-System  S.A..,  Vertex Support And  Maintenance  Italia
               SRL, Vertex  Interactive  Italia SRL, Euronet  Consulting SRL, AJW
               Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (incorporated by reference to the current report on Form 8-K filed January 18,
               2005).

4.43           Intellectual Property Security Agreement,  dated January 11, 2005, by and among  Vertex  Interactive,  Inc.,  Data  Control  Systems,
               Inc.,  Renaissance  Software,  Inc.,  Xequte Solutions PLC, Xequte
               Solutions,   Inc.,   Vertex   Interactive   (UK),   Ltd.,   Vertex
               Interactive  (Ireland) Ltd., Vertex  Interactive (Mfg) Ltd., Trend
               Investments  Ltd.,  ICS  France  Indentcode-System  S.A..,  Vertex
               Support And  Maintenance  Italia SRL,  Vertex  Interactive  Italia
               SRL,  Euronet  Consulting  SRL, AJW Offshore,  Ltd., AJW Qualified
               Partners,  LLC,  AJW  Partners,  LLC  and New  Millennium  Capital
               Partners II, LLC  (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

4.44           Registration Rights Agreement, dated as of January 11, 2005, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified
               Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital
               Partners II, LLC (incorporated by reference to the current report on
               Form 8-K filed January 18, 2005).

4.45           Guaranty and Pledge Agreement, dated January 11, 2005, by and among
               Vertex Interactive, Inc., Nicholas Toms, AJW Offshore, Ltd., AJW
               Qualified Partners, LLC, AJW Partners, LLC and New Millennium
               Capital Partners II, LLC (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

4.46           Securities Purchase Agreement, dated August 10, 2005, by and among
               Cape Systems Group, Inc. and AJW Offshore, Ltd., AJW Qualified
               Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners
               II, LLC (incorporated by reference to the quarterly report on Form
               10-QSB filed August 19, 2005).

4.47 Callable Secured Convertible Note issued to AJW Offshore, Ltd., dated August 10, 2005 (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).

4.48           Callable Secured Convertible Note issued to AJW Qualified Partners,
               LLC, dated August 10, 2005 (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).

4.49           Callable Secured Convertible Note issued to AJW Partners, LLC, dated
               August 10, 2005 (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).

4.50           Callable Secured Convertible Note issued to New Millennium Capital
               Partners II, LLC, dated August 10, 2005 (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).

4.51           Stock Purchase Warrant issued to to AJW Offshore, Ltd., dated August
               10, 2005 (incorporated by reference to the quarterly report on Form
               10-QSB filed August 19, 2005).

4.52           Stock Purchase Warrant issued to AJW Qualified Partners, LLC, dated
               August 10, 2005 (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).

4.53           Stock Purchase Warrant issued to AJW Partners, LLC, dated August 10,
               2005 (incorporated by reference to the quarterly report on Form
               10-QSB filed August 19, 2005).

4.54           Stock Purchase Warrant issued to New Millennium Capital Partners II,
               LLC, dated August 10, 2005 (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).

4.55           Registration Rights Agreement, dated as of August 10, 2005, by and among Cape Systems Group, Inc., AJW Offshore, Ltd., AJW Qualified
               Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners
               II, LLC (incorporated by reference to the quarterly report on Form
               10-QSB filed August 19, 2005).

4.56           Security Agreement, dated as of August 10, 2005, by and among Cape
               Systems Group, Inc., AJW Offshore, Ltd., AJW Qualified Partners,
               LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC
               (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).

4.57           Intellectual Property Security Agreement, dated August 10, 2005, by and among Cape Systems Group, Inc., AJW Offshore, Ltd., AJW
               Qualified Partners, LLC, AJW Partners, LLC and New Millennium
               Capital Partners II, LLC (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).


4.58           Waiver, dated as of March 17, 2006, by and among Cape Systems Group,
               Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners,
               LLC and New Millennium Capital Partners II, LLC (incorporated by reference to the amended registration statement on Form SB-2/A filed
               April 21, 2006).

4.59           Waiver, dated as of May 2, 2006, by and among Cape Systems Group,
               Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners,
               LLC and New Millennium Capital Partners II, LLC (filed herewith).


5.1            Sichenzia Ross Friedman Ference LLP Opinion and Consent
               (incorporated by reference to the registration statement on Form
               SB-2 filed April 16, 2005).

10.1           Incentive Stock Option Plan dated October 10, 1985, and amended
               February 14, 2000 (incorporated by reference to the Form 10-K filed on December 18, 2000).

10.2           Share Purchase Agreement, by and among Vertex Industries, Inc., St.
               Georges Trustees Limited, as trustee on behalf of the John Kenny
               Settlement and the Godfrey Smith Settlement, John Kenny and Bryan J.
               Maguire and Godfrey Smith dated June 21, 1999, as amended September
               27, 1999, (incorporated by reference to the Form 8-K filed October
               7, 1999).

10.3           Stock Purchase Agreement by and among Vertex Interactive, Data
               Control Systems and The Stockholders of Data Control Systems, Inc.
               dated March 31, 2000 (incorporated by reference to the Form 8-K filed April 12, 2000).

10.4           Agreement  and Plan of Merger,  dated  September  18, 2000, by and
               among  Vertex   Interactive,   Rensoft   Acquisition   Corp.   and
               Renaissance Software,  Inc. (incorporated by reference to the Form
               8-K filed October 2, 2000).

10.5           Form of Note Purchase Agreement dated June 19, 2001 between Vertex
               Interactive, Inc. and MidMark Capital II, LP with respect to the
               Convertible Notes Payable (incorporated by reference to the Form
               10-Q filed August 14, 2001).

10.6           Agreement and Plan of Merger, dated December 29, 2000, between
               Vertex Interactive and Applied Tactical Systems, Inc. (incorporated by reference to the Form 8-K filed March 2, 2001 and Form 8-K filed
               March 14, 2001.)

10.7           Asset Purchase  Agreement and Ancillary  Agreements between Vertex
               Interactive,   Inc.  and  Finmek  Holding  N.  V.-Genicom  S.p.A.,
               Genicom Ltd.,  Genicom S.A. dated October 6, 2000 (incorporated by reference to the Form 10-K filed on January 25, 2002).

10.8           Stock  Purchase  Agreement  by and between  Pitney  Bowes Inc. and
               Vertex Interactive, Inc. dated October 18, 2001 for the purchase of Series "B" Preferred Stock (incorporated by reference to the Form 10-Q filed February 20, 2002).

10.9           Note Purchase  Agreement by and among MidMark Capital II, L.P. and
               Vertex  Interactive,  Inc.  dated as of  November  1, 2001 for the
               purchase  of  10%  Convertible  Notes  Payable   (incorporated  by
               reference to the Form 10-Q filed February 20,2002).

10.10          Form of Conversion Agreement between Vertex Interactive, Inc. and
               MidMark dated March 7, 2002 and the Amended and Restated Convertible
               Promissory Note dated March 7, 2002 (incorporated by reference to the Form 10-Q filed May 20, 2002).

10.11          Asset Purchase Agreement between Vertex, Renaissance and Pitney
               Bowes dated April 19, 2002 (incorporated by reference to the Form
               10-Q filed May 20, 2002).

10.12          Stock and Debt Purchase Agreement between MidMark Capital II, L.P.,
               MidMark Capital, L.P., DynaSys, S.A. and Vertex Interactive, Inc.
               dated August 9, 2002 (incorporated by reference to the Form 10-K filed August 4, 2003).

10.13          Stock  Purchase  Agreement,  dated  January 12, 2005, by and among
               Vertex  Interactive,  Inc., Peter B. Ayling,  Elizabeth M. Ayling,
               Brad L.  Leonard,  Michael C. Moore,  Cape Systems and  Consulting
               Services Ltd. and Cape Systems, Inc. (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

10.14 Escrow Agreement, dated as of January 12, 2005, by and among Vertex Interactive, Inc., Peter B. Ayling, Elizabeth M. Ayling,
               Brad L.  Leonard,  Michael  C.  Moore and Law Office of Jeffrey D.
               Marks P.C. (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

10.15          Employment  Agreement,  dated  as of  January  12,  2005,  by  and
               between   Vertex   Interactive,   Inc.   and   Brad   L.   Leonard
               (incorporated  by  reference  to the  current  report  on Form 8-K filed January 18, 2005).

10.16          Consulting Agreement, dated as of January 12, 2005, by and between
               Vertex Interactive, Inc. and IMC Development Group (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

21.1           Subsidiaries  of  Vertex   Interactive,   Inc.   (incorporated  by
               reference  to the  registration  statement  on Form S-1 filed June
               22, 2004).

23.1           Consent of J.H. Cohn LLP (filed herewith).

23.2           Consent of Leslie, Ward & Drew (filed herewith).

23.3           Consent of legal counsel (see Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

      (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, as amended, the registrant, Cape Systems Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of South Plainfield, State of New Jersey, on June 26, 2006.


                            CAPE SYSTEMS GROUP, INC.

                By: /s/ Nicholas R. H. Toms
                    -------------------------------------------------------
                    Nicholas R. H. Toms, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer) and Principal Accounting Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.


                 Signature                                                 Title                                        Date
---------------------------------------------    ----------------------------------------------------------      -------------------
            *                                      Chief Executive Officer (Principal  Executive Officer),       June 26, 2006
---------------------------------------------      Chief Financial Officer (Principal  Financial Officer),
Nicholas R. Toms                                   Principal Accounting Officer and Director

            *                                      Executive Chairman of the Board of Directors                  June 26, 2006
---------------------------------------------
Hugo Biermann

            *                                      Director                                                      June 26, 2006
---------------------------------------------
Otto Leistner


*  By:      /s/  NICHOLAS R. TOMS
            ---------------------
Nicholas R. Toms
Attorney-in-fact